    As filed with the Securities and Exchange Commission on October 8, 1999
                             Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                         _____________________________
                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      __________________________________

                                IMAGINON, INC.
                (Exact name of Registrant specified in charter)

              Delaware                     7372                  84-1217733

     (State or Jurisdiction of       (Primary Standard          (IRS Employer
Incorporation or organization)       Industrial Code)        Identification No.)


                          1313 LAUREL STREET, SUITE 1
                         SAN CARLOS, CALIFORNIA 94070
                              PHONE 650-596-9300
   (Address, including zip code, and telephone number, including area code,
                   Registrant's principal executive offices)

                               DAVID M. SCHWARTZ
                          1313 LAUREL STREET, SUITE 1
                         SAN CARLOS, CALIFORNIA 94070
                              PHONE 650-596-9300
(Name, address and telephone number, including area code, of agent for service)

       Copies of communication, including all communication sent to the agent for service, should be sent to:

                              GERALD RASKIN, ESQ.
                             JOHN W. KELLOGG, ESQ.
             FRIEDLOB SANDERSON RASKIN PAULSON & TOURTILLOTT, LLC
                         1400 GLENARM PLACE, SUITE 300
                            DENVER, COLORADO 80202
                                (303) 571-1400
                             _____________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check this following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offer. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

--------------------------------------------------------------------------------------------------------------
                                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
Title of each class of securities to     Amount to be        Proposed           Proposed        Amount of
          be registered                   Registered         Maximum            Maximum       Registration
                                                        Offering Price Per     Aggregate          Fee
                                                              Share          Offering Price
--------------------------------------------------------------------------------------------------------------
Common Stock issuable upon                  2,836,905             $2.34375       $6,648,997         $1,849
conversion of Series F Preferred
Stock (1)(2)
--------------------------------------------------------------------------------------------------------------
Common Stock issuable upon                    122,553             $ 2.8125       $  344,680         $   96
exercise of Group F warrant (2)(3)
--------------------------------------------------------------------------------------------------------------
TOTAL                                       2,959,458                            $6,993,677         $1,945
--------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(c), the average of the bid and ask price of ImaginOn, Inc. common stock as quoted on the Nasdaq SmallCap Market on October 4, 1999 was 2.34375.

(2) Plus such undeterminable number of shares of Common Stock as may be issued by reason of the antidilution provision of such Convertible Preferred Stock or Warrants.

(3) Pursuant to Rule 457(g), the proposed maximum offering price per share of common stock is $2.34375. The current exercise price of the Group F Warrant is $2.8125.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

      Preliminary Prospectus, Subject to Completion dated October 8, 1999

                                  Prospectus

                      [LOGO OF IMAGINON(TM) APPEARS HERE]

                            Shares of Common Stock

     This prospectus relates to the proposed sale from time to time of up to 2,959,458 shares of our common stock by the selling securityholder. These selling securityholders acquired their shares in connection with the Series F 12% Convertible Preferred Stock transaction. We will not receive any of the proceeds from the sale of these securities.

     The selling securityholder listed on page 15 is offering:

              . 1,891,270 shares of common stock issuable upon conversion of the Series F Convertible Preferred stock

              . 122,553 shares of common stock issuable upon exercise of the Group F Warrant

     The selling securityholder may sell all or any portion of its shares of common stock in one or more transactions on the Nasdaq SmallCap Market or in private, negotiated transactions. The selling securityholder will pay all selling expenses, including any brokerage commissions. ImaginOn will pay the registration fee.

     We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

     Our common stock trades on the Nasdaq SmallCap Market under the symbol IMON. On October 5, 1999, the last reported sale price of our common stock was $2.375 per share.

     Our business materially changed after December 31, 1998.

     This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

--------------------------------------------------------------------------------
An investment in the stock of ImaginOn involves a high degree of risk.The shares should only be purchased by persons who can afford a complete loss. See "Risk Factors" beginning on page 8
--------------------------------------------------------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                       _______________________________

              The date of this prospectus is _____________, 1999

                               TABLE OF CONTENTS

History......................................................   -3-

Prospectus Summary...........................................   -4-

Risk Factors.................................................   -8-

Forward Looking Statements...................................  -12-

Use of Proceeds..............................................  -12-

Dividend Policy..............................................  -12-

Price Range of Our Common Stock..............................  -13-

Selling Securityholder.......................................  -13-

Selected Financial Data......................................  -15-

Business.....................................................  -16-

Management Discussion and Analysis
      of Financial Condition and Results.....................  -28-

Management...................................................  -40-

Certain Relationships and Related Transactions...............  -48-

Description of Securities....................................  -49-

Plan of Distribution.........................................  -52-

Legal Matters................................................  -53-

Experts......................................................  -53-

Where You Can Find More Information..........................  -53-

Glossary.....................................................  -54-

INDEX TO FINANCIAL STATEMENTS................................  F-1

                                    History

     Prior to January 20, 1999, the company operated under the name of California Pro Sports, Inc. and we imported and distributed products in three participant sport categories:

               .    in-line skates,
               .    hockey equipment, and
               .    snowboard equipment

     However, we were not successful in these businesses and sold the assets related to these businesses in 1997. During 1998 we commenced negotiations with ImaginOn.com and on January 20, 1999 we merged with ImaginOn.com and changed our name to ImaginOn, Inc.

     You will read about our operations under the name California Pro Sports, Inc., in several sections of this prospectus, including, the Summary Financial Statements, Selected Historical Financial Statements, Business, Management's Discussion and Analysis of Financial Conditions and Results of Operations, and our Consolidated Financial Statements. However, the information you will read about California Pro Sports, Inc. is mainly historical and does not reflect our current operations as an information technology company. Below is a schematic drawing of the structure of our company and its subsidiaries.


                           -------------------------
                                ImaginOn, Inc.
                                  "ImaginOn"
                             ("Formerly California
                               Pro Sports, Inc.)
                           -------------------------

----------------------     ---------------------------    ----------------------
    INow. Inc.                   ImaginOn Digital              ImaginOn.com
       Our                       Productions, Inc.                  Our
Internet service                       Our                      technology
    division                        advertising                 development
                                supported content                division
      "INOW"                        production
                                     division                 "ImaginOn.com"
                                      "IDP"

----------------------     ---------------------------    ----------------------

                              Prospectus Summary

     The following summary contains only basic information about this offering. It likely does not contain all information that is important to you. For a more complete understanding of this offering, we encourage you to read this entire document, including the "Risk Factors" beginning on page 8, the financial statements and all notes to the financial statements.


ImaginOn's Business

     We are an information technology company comprised of three operating units, ImaginOn.com, our technology development division, iNOW, Inc. our Internet service division, and ImaginOn Digital Productions, Inc., our advertising supported content production division. We offer connectivity, hosting and website design services and software applications. David Schwartz and Leonard Kain started ImaginOn in 1996 to develop better ways for businesses and consumers to take advantage of the Internet and personal computers. Initially, we are targeting business and institutional Internet users in two related markets:

     . Internet connection services; and

     . Internet-based value added software.

     Our patented core software technology, Transformational Database Processing and Playback has two primary functions:

     . scanning large data sources such as the Internet with an "expert" system to select and organize the most useful and relevant parts;

     . playing back the families of selected data under the interactive control of the user for entertainment or information purposes.

     Our core technology has three components:

     . database analysis
     . network synthesis, and
     . real-time adaptive playback.

     We have three product lines:

     . WebZinger(R) is a data mining "Research Engine" that not only searches
       ---------
     the Web, but also downloads website highlights, then formats those into a graphic slideshow, complete with audio and video presented in a printable and browsable report.

     . WorldCities 2000(TM) and Resorts 2000(TM) is a series of interactive
       -------------------------------------
     travel planners that facilitates "virtual tourism" by using CD/DVD or broadband integrated web access to deliver up to 120 minutes of TV quality video in-depth topical information and providing links to over 1,000 Websites and e-commerce sites.

     . sellONstream(TM) is an e-commerce solution used by advertisers who want
       ------------
     to sell products via the Web and at the same time use full-bandwidth video content to motivate buyers with highly entertaining product-related pitches and one-click access to e-commerce websites

     We plan to launch our own high bandwidth Internet Portal "IMON.com"(TM), that uses high bandwidth capabilities of ImaginOn's patented technology in a wide variety of user applications, including:

     . advanced on-line research,
     . interactive travel planning,
     . video e-commerce, and
     . interactive movies and gameplay.

     The goal of IMON.com is to make the Internet easier and more productive for small businesses, educational institutions, and individuals. IMON.com will integrate our WebZinger research engine, WorldCities 2000 Series of interactive travel planners, sellONstream video e-commerce solutions and Resorts 2000 virtual destinations. Additionally, IMON.com will offer a downloadable software tool, "ImaginAuthor", to corporate training departments and educational content developers for creating learning on demand applications. IMON.com's features will be useful in interactive education/training and interactive advertising markets.

Market Segment

     The Internet service provider industry is a rapidly growing $20 billion per year industry. Currently, iNOW is a very small Internet service provider, serving the San Francisco Bay area.

     Internet portals, such as Yahoo! and Excite, comprise an industry segment estimated to be over $4 billion per year and growing. This industry segment is made up of a relatively small number of brand-name portals.

Industry and Competition

     We have no direct competitor in the high bandwidth interactive streaming video authoring and playback software business. Among the competitors that provide parts that can be used to build a similar, lower performance system, are RealNetworks, Oracle and Macromedia.

     We have no competitor in the Content Management Systems business. Among the competitors that provide part of the solution, are Oracle and Macromedia.

     Within the Internet "search engine" marketplace, there are at least two dozen products aimed at Web users for the purpose of searching the Internet. All of these search engines are primarily list generators; leaving the actual data evaluation and retrieval to the user. The few search engines that do offer media retrieval, do not provide much control or formatting of the output. Positioned as a Research Engine, WebZinger finds and retrieves media assets from the Web and presents them in a printable and browsable report.

Strategy

     We compete with numerous companies, large and small, that offer Internet and software services. Our competitive advantage is derived from our relationship to IMON.com, our Internet portal that we plan to launch October 26, 1999. IMON.com will compete with many larger, more well known portals in the Internet portal industry segment. IMON.com's advantages will be based on our unique patented technology that implements interactive video and media-intensive data mining. We anticipate that revenues will be generated by ISP services, license agreements, memberships, advertising and commissions stemming from video e-commerce sales.

     New products created with our tools are characterized by seamless real-time access to video, audio, graphics, text, HTML and 3D objects from multiple remote or local databases. We will license our tool set to businesses for building e-commerce, data mining, interactive entertainment and training applications.

                                 Risk Factors

     In connection with an investment in ImaginOn you should consider the following risk factors which are more fully discussed beginning on Page 8:

     . We are a development stage company and do not have a relevant operating history to evaluate our performance or prospects.

     . We will require additional financial resources to fund our new product development and growth. The failure to acquire additional funding could impede new product development and growth and ultimately affect our performance and prospects.

     . Our earnings growth depends primarily upon market acceptance of our software products. Our products may not be able to be successfully marketed or achieve customer acceptance.

     . Our success is heavily dependent upon unpredictable consumer approval of our products.

     . Slow development of new or replacement software or products offered could cause us to experience:

          . lower operating revenues
          . lower net revenues
          . lower cash flows
          . less liquidity

     . The market for Internet products and computer software evolves rapidly and is characterized by numerous industry participants with technology that may dominate the market for Internet products and computer software.

     . We are dependent upon our founders and executive officers. The loss of the services of either individual could have a material adverse effect on our business and prospects. We do not hold "key-person" life insurance on either of our founders.

     . We entered into agreements and informal relationships with other software and computer companies that if terminated or altered could have any of the following effects:

          . limit or eliminate the market for our products
          . limit or eliminate public recognition of the "ImaginOn"name . reduce revenues
          . lower cash flows
          . impair liquidity

     . Effective trademark, patent, copyright and trade secret protection may not be available in every country in which our products and media properties will be distributed or made available through the Internet.

     . We could be held liable for some of the services we provide or may be held liable for Year 2000 problems.

                                 The Offering

Shares Offered      The Selling Securityholder is offering up to 2,013,823 of
                    the aggregate 2,959,458 shares of common stock to be registered.

Public Price        The shares will be sold to the public at the prevailing
                    market price at the time of sale.

Use of Proceeds     The net proceeds for the sale of the shares will be paid to the Selling Securityholder. We will not receive any of the proceeds from this offering, except to the extent that any of the warrants are exercised. See "Use of Proceeds".


     Our common stock currently trades on the Nasdaq SmallCap Market under the symbol "IMON".

                          Principal Executive Offices

     Our principal executive offices are located at 1313 Laurel Street, Suite 1 San Carlos, CA 94070. Our telephone number is (650) 596-9300.

             Summary Historical & Selected Financial Information

     The following presents our summary financial information. You should also refer to the more complete information contained in the consolidated financial statements and the section entitled "Management Discussion and Analysis of Financial Condition and Results of Operations."


                                       Six Months Ended June 30             Years Ended December 31
                                   ------------------------------     ---------------------------------
                                         1999            1998               1998              1997
                                         ----            ----               ----              ----
STATEMENT OF
OPERATIONS DATA:

Net Sales                          $     91,062         $       26         $         0      $ 9,087,767

Gross Profit                             30,357                 26                   0        1,642,423

Income (loss)                        (3,226,227)          (911,039)       ($ 2,729,826)      (4,075,182)
from operations

Income (loss)                        (3,221,069)          (930,754)         (3,497,587)      (5,192,920)
before extraordinary item

Net income (loss)                    (3,221,069)          (930,754)         (3,497,587)     ($4,809,215)

Net income (loss) applicable to     ($4,303,339)         ($930,754)        ($4,617,587)     ($4,809,215)
common shareholders                ============         ==========        ============     ============

Earnings (loss)
per share:
before extraordinary items               ($0.12)            ($0.05)             ($0.48)          ($0.94)

Extraordinary item                           --                 --                  --             0.07
                                   ------------         ----------        ------------     ------------
Loss per common share                    ($0.12)            ($0.05)             ($0.48)          ($0.87)
                                   ============         ==========        ============     ============

Weighted average common shares       36,053,963         20,585,369           9,549,353        5,544,833
outstanding                        ============         ==========        ============     ============


                                   June 30,                December 31,
                                     1999                     1998
                                  ------------             ------------
BALANCE SHEET DATA:

Current assets                     $  5,414,833                $  2,304,830

Total assets                          7,202,620                   2,558,615

Working capital                       4,506,491                     807,733

Shareholders' Equity                  6,295,278                   1,005,198

                                 Risk Factors

     You should consider carefully the following risk factors, as well as the other information contained in this prospectus, before making an investment in the common stock. Any one or a combination of these risk factors may have a material adverse effect on us.

We are a Development Stage Company with No Relevant Operating History to Evaluate Performance or Prospects.

     We are a development stage company and have only been operating in the information technology industry since 1996. We have no relevant operating history upon which we can evaluate our performance and prospects. We face all the risks common to companies in their early stage of development, including:

     .    undercapitalization;
     .    cash shortages;
     .    high capital expenditures;
     .    unproven business model;
     .    difficulties in managing rapid growth; and
     .    lack of sufficient customers, revenue and cash flow

     Although our founders have experience in developing and commercializing new products based on innovative technologies, unanticipated expenses, problems or technical difficulties could occur which would result in material delays in product commercialization. Our efforts may not result in successful product commercialization.

We Will Need Additional Capital to Fund Operations

     We will require additional financial resources to fund our new product development and growth. Although we are actively exploring options for funding, we have received no commitment from any person or source for that financing, and adequate financing may not be available on reasonable terms. Our failure to acquire additional funding when required could impede new product development and growth and, ultimately, our performance and prospects.

Our Earnings Growth is Dependent upon Acceptance of Our Products.

     Our earnings growth depends primarily upon market acceptance of our software products. Our products may not be able to be successfully marketed or achieve customer acceptance.

Our Success Depends on the Introduction of New Products and Product
Enhancements.

     Our success in the software development business is heavily dependent upon the timely introduction of successful new products or enhancements of existing products to replace declining revenues from products at the latter stage of a product cycle. Consumer preferences for software products are difficult to predict, and few consumer software products achieve sustained market acceptance. If revenue from new products or enhancements does not replace declining revenues from existing products, we may experience:

     .    lower operating revenues
     .    lower net revenues
     .    lower cash flows
     .    less liquidity

Production Delays Could Inhibit Our Success.

     The process of developing our software products is extremely complex. A significant delay in the introduction of one or more new products or enhancements could have a material adverse effect on the ultimate success of such products and we may experience:

     .    lower operating revenues
     .    lower net revenues
     .    lower cash flows
     .    less liquidity

We Operate in a Developing Market with Increasing Participants.

     The market for Internet products and computer software is rapidly evolving and is characterized by an increasing number of market entrants who have introduced or developed products and services. Although we believe that the diverse segments of the Internet market will provide opportunities for more than one supplier of products and services similar to those we possesses, it is possible that a single supplier may dominate one or more market segments. Additionally, there may be insufficient market acceptance of our products because the market for Internet products and computer software changes rapidly.

We Face Significant Competition from other Providers of Internet Products and Computer Software.

     The markets that we intend to enter for our Internet products and computer software are characterized by intense competition and an increasing number of new market entrants who have developed or are developing potentially competitive products. Further, the cost barriers to these markets are relatively low, which means our competitors range from small companies with limited resources to large, more established companies. Some competitors, regardless of size, have substantially greater financial, technical, marketing, distribution, personnel and other resources. For example, current and future competitors with greater financial resources than us may be able to carry larger inventories, undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make higher offers or guarantees to software developers and co-development partners than us. It is possible that we may not have the resources to withstand these and other competitive forces.

We May Become Subject to Government Regulation.

     We are not currently subject to direct regulation by any government agency in the United States, other than general business regulations applicable to conduct businesses generally. Currently there are few laws or regulations regarding access to or commerce on the Internet. Due to the increasing popularity and use of the Internet, laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, pricing and characteristics and quality of products and services. These laws or regulations, if adopted, could also limit the growth of the Internet, which could, in turn, decrease the demand for our proposed products and services and increase our cost of doing business. Inasmuch as the applicability to the Internet of the existing laws governing issues such as property ownership, libel and personal privacy is uncertain, any new legislation or regulation or the application of existing laws and regulations to the Internet could have an adverse effect on our business and prospects.

We are Heavily Dependent on Our Management.

     Our success depends upon the personal efforts of our President and Chief Executive Officer, David M. Schwartz, and our Vice President of Engineering, Leonard W. Kain. The loss of the services of either individual could have a material adverse effect on our business and prospects. We do not have "key-person" life insurance on Messrs. Schwartz or Kain.

Our Success Is Linked to Our Ability to Hire and Maintain Personnel.

     Our success depends on our ability to hire and retain additional qualified management, marketing, technical, financial and other personnel. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel.

We are Dependent on Contracts with Other Companies for Promotion of our Products and Reputation.

     We have entered into agreements and informal relationships with other software and computer companies under which the companies will use our products. We believe these arrangements are important to the promotion of our products and the public recognition of the "ImaginOn" name. These arrangements typically are not exclusive, and may be terminable upon little or no notice. Termination or alteration of these agreements could have any of the following effects on us:

     . limit or eliminate the market for our products
     . limit or eliminate public recognition of the "ImaginOn" name . reduce revenues
     . lower cash flows
     . impair liquidity

We Regard Our Patented Technology as Proprietary

     Our success and ability to compete is dependent on our proprietary technology. We regard our technology as proprietary and we rely primarily on U.S. patent, trademark, copyright, trade secret laws, third-party non-disclosure agreements and other methods to protect our proprietary rights. The steps taken by us to protect our proprietary rights may not be adequate and third parties may infringe or misappropriate our copyrights, trademarks, and similar proprietary rights. Additionally, effective trademark, patent, copyright and trade secret protection may not be available in every country in which our products and media properties will be distributed or made available through the Internet.

We Could be Held Liable for Some of Our Services

     Because materials may be downloaded by the online or Internet services operated or facilitated by us and may be subsequently distributed to others, there is a potential that claims will be made against us for defamation, negligence, copyright or trademark infringement, personal injury or other theories based on the nature and content of these materials. These types of claims have been brought, and sometimes successfully pressed, against online service providers. Although we carry general liability insurance, our insurance may not cover potential claims of this type or may not be adequate to indemnify us for all liability that may be imposed. Any impositions of liability or legal defense expenses are not covered by insurance or in excess of insurance coverage could effect our revenues, cash-flow and/or liquidity.

We Could be Affected by Year 2000

     We are aware of the issues associated with the programming code and embedded technology in existing systems as the Year 2000 approaches. The "Year 2000 Issue" arises from the potential for computers to fail or operate incorrectly because the programs incorrectly interpret the two digit date fields "00" as 1900 or some other year, rather than the Year 2000. The year 2000 issue creates risk for us from unforeseen problems in its own computer systems and from third parties, including customers, vendors, banks etc. Failures of our and/or third parties' computer systems could result in an interruption in, or a failure of, certain normal business activities or operations. Such failures could materially and adversely affect our results of operations, liquidity, and financial condition, though the impact is unknown at this time.

     To minimize this risk, in the first quarter 1999, our board of directors and management went through a series of Year 2000 questionnaires and assessments that would impact our entire operation. These questionnaires and assessments revealed no significant issues with our Internet service provider, technology infrastructure, facilities or products. Certain vendors/partners/third parties themselves have significant Year 2000 programs, the successes of which are also important to us. We are establishing a contingency plan for each critical partner, the activation of which will be dependent on the failure of the vendor/partner/third party to achieve key milestones in their programs. The total cost of Year 2000 activities is not expected to be material to our operations, liquidity or capital resources. Costs are being managed within each department unit. The total estimated costs are not expected to exceed $20,000. Cost excludes expenditures for replacement systems.

     While we believe that our efforts to address Year 2000 issues will be successfully completed in a timely manner; we recognize that failing to resolve Year 2000 issues could increase costs and limit our ability to conduct business operations as well as limit customers utilization of the Internet services which we provide.

     The anticipated costs and timeliness of completion of Year 2000 modifications are based on management's best estimates, which were derived using numerous assumptions relating to future events, including, without limitation, the continued availability of certain resources and third party modification plans. However, these estimates and assumptions may turn out to be inaccurate.

     Some commentators have stated that a significant amount of litigation will arise out of Year 2000 compliance issues, and we are aware of a growing number of lawsuits against other software vendors. Because of the unprecedented nature of such litigation, it is uncertain whether or to what extent we may be affected.

                          Forward Looking Statements

     All statements contained in this Prospectus, as well as statements made in press releases and oral statements that may be made by us or by officers, directors or employees acting on our behalf, that are not statements of historical fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known or unknown risks, uncertainties and other factors that could cause our actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. The "Risk Factors" section of this Prospectus, commencing on page 8, summarizes certain material risks and uncertainties that could cause our actual results to differ materially. In addition to statements that explicitly describe such risks and uncertainties, you are urged to consider statements that include the terms "believes," "belief," "expects," "plans," "anticipates," "intends" or the like to be uncertain and forward-looking. All cautionary statements made herein should be read as being applicable to all forward-looking statements wherever they appear. You should consider the risks described herein and should not place undue reliance on any forward-looking statements.


                                Use of Proceeds

     We will not receive any proceeds from the issuance of the shares of common stock issued upon conversion of the Series F Preferred Stock. We will receive approximately $344,680 from the exercise of the Group F Warrant to purchase 122,553 shares of our common stock. However, we do not expect to receive these proceeds until the exercise price of the Group F Warrant is below the market price of the our common stock. In the event we do receive proceeds, the proceeds from the exercise of the Group F Warrants will be used for working capital.

                                Dividend Policy

     We have not paid any dividends since our inception and do not intend to pay any dividends on our common stock in the foreseeable future. We currently intend to retain any future earnings to fund operations and continue development of our business.

                        Price Range of Our Common Stock

     Our securities have been traded over-the-counter since January 18, 1995 and were quoted on the Nasdaq SmallCap Market under the symbols CALP and CALPW, respectively through January 3, 1999. On December 18, 1998, we changed our name from California Pro Sports, Inc. to ImaginOn, Inc. On January 4, 1999, the common stock and publically traded warrants began to trade under the symbols IMON and IMONW, respectively. On June 7, 1999 our publically traded warrants were redeemed and are no longer traded. The following table sets forth the range of high and low bid prices of our common stock and warrants as quoted by Nasdaq. These market quotations reflect inter-dealer prices without retail mark-up, mark-down or commissions and may not represent actual transactions.

                                         Common Stock            Warrants
                                          Bid Prices            Bid Prices
                                          ----------            ----------

               1999                  High          Low          High        Low
               ----                  ----          ---          ----        ---
  First Quarter (1/1/99-3/31/99)     $  15.25      $1.1875        *           *
  Second Quarter(4/1/99-6/30/99)     $ 5.8125      $1.9375        *           *
  Third Quarter (7/01/99-9/30/99)    $ 3.7183      $1.5625        *           *

               1998
               ----
  First Quarter (1/1/98-3/31/98)     $  1.625      $ 1.125      $  .8125    $ .4375
  Second Quarter (4/1/98-6/30/98)    $ 1.9375      $1.1875      $   .875    $   .50
  Third Quarter (7/1/98-9/30/98)     $   1.50      $   .75      $  .6875    $ .4375
  Fourth Quarter (10/1/98-12/31/98)  $  2.625      $   .50      $  1.375    $   .25


               1997
               ----
  First Quarter (1/1/97-3/31/97)     $ 1.5312      $ .8125      $ .40625    $   .25
  Second Quarter (4/1/9-6/30/97)     $   2.00      $ .9375      $  .6875    $.21875
  Third Quarter (7/1/97-9/30/97)     $  2.375      $ 1.375      $    .75    $ .4375
  Fourth Quarter (7/1/97-9/30/97)    $ 3.0625      $1.0625      $1.15623    $ .6875

      The number of record holders of ImaginOn's common stock as of October 4, 1999 was approximately 307.

* Warrants were redeemed June 7, 1999 and no longer trade, but the high bid price from January 1, 1999 to June 7, 1999 was $12.00 and the low bid price was $ 0.65625.

                             Selling Securityholder

      The following table lists the securities to be registered and offered for sale by the selling securityholder including the total number of shares to be registered by this registration statement. The term "selling securityholder" include donees, pledgees, transferees and other successors in interest selling shares received from the selling shareholder after the date of this prospectus.

      Because the selling securityholder may offer all or part of the shares of common stock received upon the conversion of the Series F Convertible Preferred Stock or exercise of the Group F Warrant and because this offering is not being underwritten on a firm commitment basis, no estimate can be given as to the number of shares of common stock that the selling securityholder is going to sell. The shares of common stock received upon conversion of the Series F Convertible Preferred Stock or exercise of the Group F Warrant offered by this prospectus may be offered from time to time by the selling securityholder.

                               Shares Underlying
         Warrants and Convertible Preferred Stock to Be Registered and
                     Offered by the Selling Securityholder



--------------------------------------------------------------------------------------------------------------------------------
                          Shares of                                Total             Amount of          Percent of
                        Common Stock           Shares of         Shares of          Common Stock        Outstanding
                       Issuable Upon         Common Stock       Common Stock          Owned by         Common Stock
     Selling          Conversion of the       Exercisable       to be Offered for   Securityholder        Owned by
 Securityholder       Series F Preferred      Underlying        Securityholder's       After the      Securityholder After
     Name                   Stock            Group F Warrant      Account(2)         Offering(1)        the Offering(1)
---------------------------------------------------------------------------------------------------------------------------------
 Gage LLC                      1,891,270              122,553           2,013,823
----------------------------------------------------------------------------------------------------------------------------------

___________________

(1) Securityholder cannot hold at any one time more than 4.99% of the outstanding common stock. Prior to the offering, the securityholder could not convert the Series F Preferred Stock and did not own any common stock. A registration rights agreement requires ImaginOn to register up to 150% of the number of shares of common stock convertible from the Series F Preferred Stock which would be approximately 2,836,905 shares of common stock.
(2) The selling securityholder may offer all or part of the shares of common stock received upon the conversion of the Series F Convertible Preferred Stock or exercise of the Group F Warrant.

                            Selected Financial Data

  The following table sets forth for the periods indicated, selected consolidated financial data. The consolidated balance sheets and statements of operations data as of and for each of the years ended December 31, 1998, 1997, 1996, 1995, and 1994 have been derived from our consolidated financial statements which have been audited by Gelfond Hochstadt Pangburn & Co. The consolidated balance sheet data and consolidated statement of operations data as of June 30, 1999, and for each of the six month periods ended June 30, 1999 and June 30, 1998, have been derived from unaudited consolidated financial statements. In our opinion, the unaudited consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements, and the unaudited financial statements reflect all adjustments, consisting only of normal recurring adjustment, necessary for a fair presentation of our results of operations and financial position for these periods. The historical results are not necessarily indicative of results to be expected for any future period. The following selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operation" and the financial statements appearing elsewhere in this prospectus.

                                      June 30                                           Years Ended  December 31
                             --------------------------     -----------------------------------------------------------------------

                                 1999(2)      1998(1)          1998(1)            1997           1996          1995         1994
                                 -------      ------           -------            ----           ----          ----         ----
STATEMENT OF
OPERATIONS DATA:
Net Sales                    $     91,062           26              ---     $  9,087,767   $ 16,952,904   $17,128,711  $16,468,567
Gross Profit                       30,357           26              ---        1,642,423      2,891,870     4,973,168    4,603,835
Income (loss)                  (3,226,227)    (911,039)     ($2,729,826)      (4,075,182)    (4,690,853)      428,847      302,126
from operations
Income (loss)                  (3,221,069)    (930,754)      (3,497,587)      (5,192,920)    (5,575,882)       35,456     (170,518)
before extraordinary item
Extraordinary item                     --           --               --          383,705             --            --          --
                             ------------   ----------     ------------     ------------   ------------   -----------  -----------
Net income (loss)             ($3,221,069)   ($930,754)     ($3,497,587)     ($4,809,215)   ($5,575,882)  $    35,456    ($170,518)
                             ============   ==========     ============     ============   ============   ===========   ===========
Net income (loss)             ($4,303,339)   ($930,754)     ($4,617,587)     ($4,809,215)   ($5,575,882)  $    35,456    ($170,518)
applicable to common         ============   ==========     ============     ============   ============   ===========   ===========
shareholders
Earnings (loss)
per share:
before extraordinary items         ($0.12)      ($0.05)          ($0.48)          ($0.94)        ($1.37)        $0.01       ($0.08)
Extraordinary item                     --           --               --             0.07             --            --           --
                             ------------   ----------     ------------     ------------   ------------   -----------  -----------
Loss per common share              ($0.12)      ($0.05)          ($0.48)          ($0.87)        ($1.37)        $0.01       ($0.08)
                             ============   ==========     ============     ============   ============   ===========  ===========
Weighted average common        36,053,963   20,585,369        9,549,353        5,544,833      4,078,864     3,599,320    2,225,054
shares outstanding           ============   ==========     ============     ============   ============   ===========  ===========

                                      June 30,                                          December 31,
                             --------------------------     ----------------------------------------------------------------------
                                 1999         1998             1998               1997           1996          1995         1994
                                 ----         ----             ----               ----           ----          ----         ----
BALANCE SHEET DATA:
Current assets               $  5,414,833   $2,740,783     $  2,304,830     $  1,377,907   $ 10,676,181   $ 7,699,602  $ 7,452,510
Total assets                    7,202,620    3,516,179        2,558,615        2,268,627     21,069,743    10,290,350   10,181,601
Working capital                 4,506,491    1,103,571          807,733         (400,625)    (5,263,933)    2,399,163   (2,748,900)
 (deficiency)
Shareholders' Equity            6,295,278    1,458,701        1,005,198          104,946      1,074,255     4,989,350      (19,809)

(1)  During 1998 we did not have any significant revenues.

(2)  On January 20, 1999, the company completed a merger with Imaginon.com, Inc.
     (IMON). The transaction was recorded as an acquisition of Imaginon, Inc. by IMON and a recapitalization of IMON.

                                    Business

     You should note that our business materially changed after December 31, 1998. We no longer are a participant in the in-line skate, hockey or snowboard business. We are now an information technology company. Except as otherwise described in this prospectus, the information in this prospectus is given through June 30, 1999.

Overview

     We are an information technology company comprised of three operating units, ImaginOn.com, iNOW, Inc., both located in California, and ImaginOn Digital Productions, located in Aspen, Colorado. ImaginOn.com is the technology development division, iNOW is the Internet services division, and ImaginOn Digital Productions is the advertiser-supported content producer division.
David Schwartz and Leonard Kain started ImaginOn in 1996 to develop better ways for businesses and consumers to take advantage of the Internet and personal computers. On January 20, 1999, ImaginOn became a public company by completing a merger with California Pro Sports, Inc. ("CALP") in which their shareholders retained 40% ownership of the merged entity and no representation on the ImaginOn Board of Directors. All business operations of CALP were discontinued prior to the merger and the name was changed to ImaginOn, Inc. ImaginOn currently trades on the Nasdaq SmallCap Market under the symbol "IMON".

     Since our inception, we have been engaged primarily in product development activities. David M. Schwartz, our Chief Executive Officer, negotiated with JT Storage, Inc., successor to Atari, Inc., for the purchase of the GameFilm tools, know-how and a license for the GameFilm technology which he invented while a vice president at Atari. In addition, Mr. Schwartz, in collaboration with Mr. Leonard W. Kain, invented and patented our Transformational Database Processing and Playback ("TDPP") technology. Both Mr. Schwartz and Mr. Kain assigned the patent to ImaginOn.

     In pursuing our business strategy, we have sought to take advantage of our own patented TDPP technology and tool set to build and market innovative and unique Internet application and software products quickly and at low cost. During 1996, we concentrated on developing our intellectual property position. A U.S. Patent covering our core technology, TDPP was filed in December 1996 and granted on May 18, 1999. During 1997, we hired our core staff, set up our offices and developed our tool set. Marketing activities were limited to web site development and trade show participation in the booths of Intel and Sun Microsystems. In 1998, we developed software applications based on our technology and began field testing our software. Since becoming a publicly owned company in 1999, we have concentrated on building a sales/marketing organization and growing the business by acquisitions, while continuing product development.

     We currently have three product lines in the marketplace:

     .    WebZinger(R);
     .    WorldCities 2000; and
     .    sellONstream

     In addition using our patented TDPP technology, these three products were created using the license for the Game Film technology and know-how invented by David Schwartz, one of our founders. Marketing and advertising began its ramp up in the second quarter of 1999, with the first WebZinger ad for schools placed during March 1999 in the Educational Technology Institute Spring 1999 Exploria catalog. The first advertisement for WorldCities 2000 was placed during May 1999 in Sunset Magazine. The first sellONstream ad was placed on July 12, 1999 in AdWeek, Marketing Week and MediaWeek Magazines (in the Marketing With Video, DVD & CD-ROM Sourcebook). As recently as November 1998, ImaginOn, Inc. employed only 5 full time staff, and has now grown to a team of 46 people including engineers, managers, software developers, administrators, consultants, and contractors. Currently we lease approximately 5,000 square feet of office space for its two California locations and location in Aspen, Colorado.

     iNOW is an Internet Service Provider that offers dial up modem services; dial up dedicated; ISDN Dial-up; ISDN for LAN; Frame Relay; Full and Fractional Leased T1services and DSL services. Additional services include World Wide Web server central office locations and space rental, secure transaction servers, World Wide Web page authoring, domain name service, networking hardware sales, and consulting services such as needs/cost analysis. iNOW currently covers all of the San Francisco Bay Area and plans to serve the fifteen largest metropolitan cities within the United States by the end of 2000. iNOW's prime target markets are the thousands of home offices and small and medium-sized businesses in Northern California. iNOW offers DSL, or Digital Subscriber Line, a group of technologies that deliver high-speed connections over existing telephone copper wiring. The two-wire copper phone line from a telephone company's central office to a customer's premise is often referred to as "the last mile". This "last mile" of copper wiring has long been the bottleneck to providing fast data services to homes and businesses. DSL utilizes a new line-coding scheme that allows very high-speed, affordable connections over this last mile for the first time. DSL connections are "always on" or "always connected". This means that users don't need to dial up each time they want a connection to the network. Another benefit of having a "dedicated connection" is the fact that busy signals and dropped connections will never again be an issue with the Internet service. With iNOW's SDSL (Symmetric DSL) Service, a corporate LAN will have bandwidth of up to 1.530 Mbps to the Internet for both uploads and downloads. This is not the case with ADSL (Asymmetric DSL), which is limited to 384 kbps for uploads. At the click of an icon, iNOW DSL Service gives a dedicated connection to destination without having to wait for the call to be set up or get annoying busy signals. The main difference between ADSL and SDSL is that ADSL upload and download speeds are different. You can download much faster than you can upload. SDSL offers the same speed in both directions.

     Imagine Digital Productions, Inc. ("IDP") is a multimedia production studio and publishing company established in 1997. IDP's prime business is the development of proprietary CD-ROM products and Internet multimedia Web sites on a contract basis for resort area advertisers. IDP distinguishes itself from competitors in the field by focusing on high quality user interface design.
This includes the use of the latest Internet technologies, including virtual panoramas, streaming multimedia, and real-time databases. The completion of this merger significantly extended the reach of our patented core technology. IDP's software can be joined with our patented TDPP technology, extending the business into advertiser supported destination resort guides, enhancing the WorldCities 2000 series of real-time interactive travel planners. It will also enable us to feature resort destination sites through expanded Internet services.

Our Technology

     The core software technology invented by our founders, TDPP, is protected by a U.S. patent. Our technology has two primary functions;

          .    authoring media intensive data objects; and
          .    playback of media intensive data objects.

     On the authoring side, our technology enables automated data collection and structuring, manually-guided collection and structuring, or a combination of automated and manual operations. Typically, our authoring processes are used to create finished knowledge or entertainment content, based on vast, scattered and/or noisy sources, such as the Internet or existing data warehouses. On the playback side, our technology enables distribution, access and manipulation of interactive high bandwidth content, such as streaming video. Unlike RealNetworks, or Broadcast.com, our technology is focused primarily on interactivity. Our interactivity goes beyond simple click-throughs. Real-time seamless branching of video, and simultaneous real-time seamless integration of Web data in video are fundamentally new features created by our technology.


     Our core technology, TDPP has three components:

     .    database analysis

     .    network synthesis
     .    real-time adaptive playback

     The source database for our analysis can be any data file or set of data files which may contain multiple classes of data, such as text, video or audio. In the case of WebZinger, the source database is the entire World Wide Web, where allowable data classes are images, movies, audio, text, HTML and Java applets. In the case of WorldCities 2000, the source database contains text, URLs, video, and audio files. During database analysis, filters based on selection criteria are used to screen out irrelevant data and accept desirable data. The organization of the data with respect to its position in the database is preserved.

     Our network synthesis is the process of creating a "playable" network consisting of data items and decision points. The synthetic network is hierarchical and tree-like in that it is the software equivalent of a "trunk", "branches" and "leaves". Decision nodes connect the "branches" to the "trunk" and the "leaves" to the "branches". The distance from the trunk at which a data item or "leaf" is placed out on a "branch" is usually determined by its quality of match to the database analysis criteria. The network synthesis process can be entirely automatic, or manually guided.

     Our real-time playback is the part of TDPP technology that most users see. The desired data items selected during database analysis are organized within a synthetic network and played in real time, sequentially and seamlessly. When the synthetic network contains solely digitized film clips, the resulting playback forms an interactive movie. If the network is populated with still images, such as Web pages, the network playback forms an interactive slideshow. Our network filled with text pages is a hypertext electronic book, magazine or newspaper. Our synthetic networks can be layered one on top of the other, with live cross-references. For example, in our WorldCities 2000 interactive travel planners, a network made of video clips references the Web, providing a whole new way of navigating data space visually.

Our Software Tools

     The embodiment of the patented TDPP technology is a set of 12 software tools. Each tool can be used as a stand-alone application when needed, plus each tool is designed to communicate and inter-operate with every other tool in the set. We package our tool set as a content management system. This tool set package is marketed as an enterprise solution for delivering learning on demand. To date no revenues have been recognized for this product. In the hands of webmasters and programmers, these tools are used to create new applications and content. New products created with our tools are characterized by seamless real-time access to video, audio, graphics, text, HTML and 3D objects from multiple remote or local databases. With our core technology secured by patent, we will license our tool set to businesses for building e-commerce, data mining, interactive entertainment and training applications. This technology is incorporated in its three major desktop-based product lines:

     .    the WebZinger Research Engine family,
     . WorldCities 2000 and Resorts 2000 Series of CD/Web interactive travel planners, and
     .    sellONstream e-commerce solutions.

     Our technology will be come Internet based with the opening of the IMON.com Internet portal.

     The following tools were created using our patented TDPP technology:

     Smart Buffer reads the compiled network of links and objects, then fetches data ahead of time, from disk or network, so Presenter, another of our software tools described below, never has to stop or pause during playback.

     User Profiler monitors the playback of data objects and decisions made by the user with respect to those objects. The user profile derived from this history can be used to automate playback as well as adapt playback to the user's preferences.

     Formatter normalizes data objects so that they can be displayed or played in real time. This process can be lossy or lossless, depending on user requirements.

     Live Linker manages a list of active Web addresses and the pointers to specific data objects in the playback stream, enabling the Browser tool to include live Web pages side by side with "canned" data objects, such as video recordings. Live Linker is used to create the hybrid of CD data plus Web pages, as in WorldCities 2000.

     Network Analyzer takes a text description of a complex network, such as the netlist of a drawing tree or a schematic diagram and determines the system requirements for real-time playback of the data elements, or objects.

     Network Builder constructs a synthetic network of data elements or objects that can be traversed in real time.

     Network Compiler takes the netlist created by Network Builder and data objects processed by Formatter and generates an output file that Presenter can use.

     Network Walker traverses a data network such as a LAN or the Internet and compiles a map that can be utilized by our other tools. Network Walker is guided by user-controlled parameters.

     Browser allows users to visit websites and hyperlink to other websites. It is similar in functionality to Microsoft Internet Explorer and Netscape Navigator, but does not have features like email and editing.

     Filter filters data sets or data objects to determine the degree of match to a set of user-defined parameters. The filtering process is based on the digital signal processing (DSP) model in which filters can be cascaded, tapped and fed back on each other in many configurations.

     Presenter displays, or plays back, data objects to the user in real time. Presenter allows the user to make real-time choices among data objects as they are played back.

     Search Driver contains a set of parameters and interfaces to commercially available search engines and database query engines. Input to Search Driver is plain English text. Search Driver's output is specific to every engine it supports.

     Our technology is useful in a wide range of business and scientific data processing applications, including electronic commerce, in-service training, research, education, as well as digital TV and home entertainment. The first step in making the technology practical was the creation of software tools. Then, applications were developed using those tools. The new applications, and services based on them, are now being integrated into a unique, high-bandwidth, high value added Internet portal, www.IMON.com, targeted at business, institutional, and high net worth individual users. IMON.com will be launched on October 26, 1999 at ISPCON, an industry convention, in San Jose, California.

     IMON.com

     IMON.com will showcase the high bandwidth capabilities of our patented technology in a wide variety of user applications, including advanced on-line research, interactive movies and gameplay, interactive travel planning, and video e-commerce. This high bandwidth, high value added Internet portal will be enabled by our patented TDPP technology. The goal of the new portal is to make the Internet easier and more productive for small businesses, educational institutions, and individuals. This new portal will integrate ImaginOn's WebZinger Research Engine, WorldCities 2000 Series of interactive travel planners, sellONstream video e-commerce solutions and Resorts 2000 virtual destinations. ImaginOn anticipates that revenues will be generated by ISP services, license agreements, memberships, advertising and commissions stemming from video e-commerce sales.

Memberships in the IMON portal community will be made available free of charge to businesses, schools, and individuals who connect to the Internet through our wholly-owned subsidiary, iNOW Internet Services. A feature that is likely to drive portal memberships in the short-run is the debut of the on-line version of the WebZinger Research Engine, which will feature support for Real Audio and Video, MP3 and quicker, more efficient audio and video retrieval.

     The IMON.com portal will have a guest "lounge" where any visitor with a connection speed of 384 kbps or higher will be able to preview all of the features of the portal in a 3 minute presentation. This presentation will be based entirely on our technology; clearly illustrating its key benefits. Guests will experience our unique real-time seamless branching video with integral Web data, plus a WebZinger research report on the same topic.

     For IMON.com members, the portal will permit online access to all of our products, applications, and a free downloadable ImaginAuthor tool for easily creating small ImaginOn format presentations. Brief summaries of our IMON.com Internet portal content are discussed below.

     WebZinger(R)

     WebZinger is a data mining "Research Engine" that not only searches the Web, but also downloads website highlights, then formats those into a graphic slideshow, complete with audio and video. A formatted printable and browsable research report is produced at the same time. WebZinger acts as a personal research assistant, substantially increasing the efficiency of Web and Intranet searches for both naive and sophisticated users. Four specifically-targeted versions of WebZinger are now available: WebZinger Personal Edition, School Edition, Enterprise Edition, and WebZinger for Kids. WebZinger was released for electronic distribution in March, 1998. To date, over 120,000 demo CDs have been distributed.

     WebZinger School Edition is a specific version of the product that is fine-tuned for the educational environment. Students primarily use the Web to find pictures and graphs for their reports and projects. Teachers mainly use the Web to find curriculum materials. To meet these needs, the school edition is configured so that teachers can password control the search and browsing parameters of the product. These protected parameters include anti-pornography filtering setup, picture size, slideshow length, search breadth/depth and duration of search. When configured in a client-server architecture, WebZinger School Edition can cue up hundreds of search requests for overnight processing. When students arrive the next morning, their slide shows are ready.

     WebZinger for Kids is intended for use by children at home. WebZinger for Kids' anti-porn filter is enabled at all times and can not be turned off. The user interface is simplified to the point that even pre-literate children can search and browse, using pictographic icons instead of typing words. Parents can add their own blocking words and phrases, to further limit their child's access to certain materials during searching and browsing. WebZinger for Kids provides parents with the peace of mind they need to leave their children alone with the Web, confident that the kids will not be seeing inappropriate images, visiting chat rooms, e-mailing, or searching "adult" topics.

     WebZinger Enterprise Edition is a version of WebZinger that we customize on a business by business basis to optimize its output for client-specific needs. For example, the first customer for this product uses WebZinger to locate and download resume of software engineers on the Internet. We modified WebZinger's filters to home in on resume of software programmers and engineers and at the same time reject websites that list job openings or positions available. This automated "headhunting" saved many hours of manual pick and click operations.

     WorldCities 2000(TM) and Resorts 2000(TM)

     WorldCities 2000 is a series of interactive travel planners for distribution on broadband Internet, CD and DVD. WorldCities 2000 travel planners are "virtual tourism" that is useful to both business and consumer travelers. On any PC or advanced digital cable TV, the user can navigate real cities as if they, themselves, were driving a car through the city. The camera's viewpoint is the driver's seat, looking through the windshield. At key intersections, the user can turn the car left or right, without stopping. Integrated Web access provides in-depth topical information about whatever is in front of the "driver".

     An on-screen button labeled "Go Online" instantly connects the user to the Web page most relevant to the view ahead. For example, in WorldCities 2000 San Francisco, when the user sees Pier 39's Underwater World, the Go Online button causes the browser to open a window and display Underwater World's website, live. Since the website is updated frequently by Underwater World, the information about show times and pricing is always current.

     For WorldCities 2000, our technology enables automated gathering of website addresses, live updating of website addresses, authoring of the content and seamless branching playback. Our high bandwidth Internet portal/interactive TV solution is scalable, has low feedback latency, supports just-in-time ad insertion and built-in I/O buffer-consolidation.

     World Cities 2000 San Francisco was released in January 1999 and WorldCities 2000 New York was released May 31, 1999. The filming of our third and fourth interactive titles, "WorldCities 2000 Paris" and "WorldCities 2000 London" is complete and is expected to be launched in the fourth quarter of 1999.

     Resorts 2000 is the extension of the WorldCities concept into destination resorts. Aspen, Colorado is available now, with Park City, Utah in production. All Resorts 2000 products are sponsored by advertising, which is sold prior to media production. Future Resorts 2000 and WorldCities 2000 destinations will be based on this same business model.

     sellONstream(TM)

     The same underlying software engine that powers WorldCities 2000 and Resorts 2000 also powers "sellONstream", our video e-commerce solution. Businesses that want to sell products via the Web, and at the same time use full-bandwidth video content to motivate buyers will distribute sellONstream CD ROMs as "stuff-ins" to catalogs, magazines and newspapers. Viewers will insert the CD into their PC and get a highly entertaining product-related pitch with one-click access to e-commerce websites. High bandwidth Internet users can access sellONstream presentations directly from IMON.com, or similar portals, without the CDs.

     The unique selling proposition of sellONstream is that it is the only way to deliver TV-quality interactive video fully integrated with the Internet to users with 28.8 or 56 kbps modem connections. Even low bandwidth users do not see any discontinuity between the video playback and Web pages. The single-focus branded window approach guarantees businesses that their message is the sole message the viewer will see when their presentation is on screen.

     We offer sellONstream video e-commerce solutions to businesses for increasing Internet sales. The sellONstream CDs combine broadcast quality video presentations of products and fully integrated web site linkage within a branded window. Any time viewers want to buy what they see in the video, or get more product information, a mouse click brings up the appropriate web page. The "Trashy Lingerie CD" is one example, enabling viewers to purchase any outfit shown just by clicking the mouse once to go shopping online.

     Initially, we will produce the sellONstream presentations for clients, converting their existing videotape. Eventually, clients will license our software tool, ImaginAuthor(TM) and produce the CDs or website-sourced interactive streaming video themselves.

     In addition to our license agreement with Trashy Lingerie, Inc. we have entered into a license agreement with Times Mirror Publishing. Times Mirror Publishing is the publisher of numerous magazines. Most specifically Times Mirror Publishing Publishes GOLF MAGAZINE and other golf related magazines. Our agreement with GOLF MAGAZINE and Senior Golfer magazine marks the first time our sellONstream e-commerce technology will be used in the publishing field. We will work with GOLF MAGAZINE and Senior Golfer Magazine to create specially themed CD-ROMs that contain television quality video footage of leading golf destinations, golf resorts and golf schools, with each video linked to each advertiser's Web site. As planned, users will simply insert the CD-ROM into their personal computer, sit back and watch the show and, at any time in the course of the playback, click on to the advertiser's Web site. Once they do so, they will be connected directly to the advertiser's site, where they can obtain more information, plan a golf vacation or meeting, or enroll in a golf school. The exclusive GOLF MAGAZINE and Senior Golf magazine branded CD-ROMs, which will be promoted inside the pages of each magazine with special ads, will be made available free to readers who pay only shipping and handling.

     American Hero

     The never-released interactive movie and PC videogame, American Hero, was developed by our founders while at Atari Corp before that company's demise, and our startup. The product is presently being ported to IMON.com, so portal users will be able to play this interactive movie on the Internet. In addition to being a novelty item for the portal, American Hero will also serve as an example of how interactive film can be released on the Web. The goal is to attract film producers, who will license our tools to create their own interactive movies.

     ImaginAuthor(TM)

     Our authoring tool for creating interactive video with integral Web data, ImaginAuthor, is a large CAD system-like environment that enables the creation of large, complex software products like WorldCities, sellONstream and American Hero, without programming. To increase awareness of our technology, and to generate "free" content for the IMON portal, a no-cost, limited, but fully functional version of ImaginAuthor, including the ImaginOn Player, will be downloadable from IMON.com. Content created with ImaginAuthor can then be played back on any suitable PC, mastered onto CD ROM, or interactively streamed from IMON.com.

Our Industry

     According to Connor Publishing's Microprocessor Reports, personal computers with MMX Technology, CD or DVD ROM disc drives and Internet World Wide Web access are now the standard configuration in the marketplace. Dataquest, a technology research firm, projects in its December 1998 report that the installed base of such machines will be over 100 million by the year 2000. The Software Publishers Association reports that over 50% of American homes now have a computer. One in five online users say that they have purchased software online at least once. E-commerce is expected to be a $20 billion business in 1999, and over $1 trillion by 2003. By many estimates, the total number of "subscribers" to the Web exceeds 30 million in the USA alone. Virtually every Fortune 1000 company has established Internet and Intranet electronic information and commerce systems. These new systems connect corporate staff to each other, suppliers to purchasers, and customers to vendors.

     Our software products take advantage of the PC-Internet infrastructure in both the business to business and consumer marketplaces. In the business marketplace, our enterprise software and e-commerce solutions provide significant competitive advantages to business users. For consumers, our software delivers faster, higher quality experiences for information, education and entertainment. For the emerging digital broadcast industry, we will offer a comprehensive solution for creating interactive TV content, server data management, ad insertion, user feedback and interactive advertising.

Our Market Segment

     We address Internet and Intranet users with services and applications. Initially, we are targeting business and institutional Internet users in two related markets:

     .    Internet connection services
     .    Internet-based value added software

     ImaginOn offers connectivity, hosting, website design services and software applications. Beginning October 26, 1999, we will operate a high-bandwidth Internet portal, IMON.com, that will offer all of the unique Web-based content and software developed by us, to date, including WorldCities 2000, Resorts 2000, WebZinger Online, sellONstream and American Hero.

     The Internet service provider industry is now over $20 billion per year, and growing rapidly. Presently, iNOW is a very small ISP, serving the San Francisco Bay area. By arrangement with Level 3, iNOW will gain transparent "presence" in all 15 of the major U.S. metropolitan markets served by Level 3 in the year 2000. As an ISP, iNOW is focused on the high end market, where clients require at least 128 kbps service, and most want 500 kbps, or higher data rates. These prospective clients can be served by iNOW with either DSL, T1 or frame relay service.

     Internet portals, such as Yahoo! and Excite, comprise an industry segment estimated to be over $4 billion per year and growing. Currently, this industry segment is made up of a relatively small number of brand-name portals. In the future, as the industry matures, and users become more discriminating, the industry may move towards more, smaller, specialized portals, such as IMON.com, that service particular niches. Initially IMON.com will target Internet users and advertisers who want the very best high bandwidth capability, content, and research reports, as opposed to low bandwidth modem support, rudimentary video quality and simple searches offered on today's portals.

     IMON.com addresses the business market with e-commerce software. E-commerce is a new and rapidly growing segment of the Internet, defined as transactions made online. According to Intel Developer Group for the calendar year 1998, e-commerce sales were estimated to be approximately $4 billion. Of this, $2.3 billion was during the holiday season alone, up from $1.1 billion in the same period during 1997. The top items purchased online are software, books, computers, travel, music, food/gifts and clothing. The software used by businesses to accomplish e-commerce include website hosting applications, credit transaction applications, website creation and editing applications, and database management applications. IMON.com adds a new category to this set, video e-commerce, with its sellONstream Internet sales promotion software.

     Additional markets where IMON.com's features will be useful include Interactive Education/Training and Interactive Advertising. The market for computer-based educational and training systems is already a $6 billion industry serviced by thousands of small vendors. Interactive advertising, advertising based on Internet banner ads, is just beginning to become an industry. In the near future, as digital HDTV is deployed, interactive advertising will enter the TV mainstream.

     IMON.com will offer a downloadable software tool, "ImaginAuthor", to corporate training departments and educational content developers for creating "Learning on Demand" applications. Learning on Demand, a term popularized by Stanford Research Institute, is a feature of training systems that have very rapid response and delivery capabilities. When any desired content is delivered at the time it is requested, or shortly thereafter, for immediate consumption, learning on demand is enabled. The learning may be about concepts, products, business results or any topic at all. The data itself may be in the form of digital video, text, audio, web pages, spreadsheets or any mix of those forms.

     As digital broadcast television emerges, and the Internet gains bandwidth, methods of advertising are adapting; taking advantage of these new environments to sell smarter and harder. The first new form of advertising to arrive in this space is the banner ad. On some websites today, these small graphical displays consume up to 20% of the display area on computer screens. Most banners are composed of a stationary graphic image or message, like a small ad on a magazine page. Some banners are animated, like simple TV cartoons, to improve their eye appeal. It is estimated that the annual business of banner ads will reach $700 million in 1999. By the year 2000, this business may exceed $1 billion, not counting ads within digital television.

     Today's banner ads are weakly interactive; limited to hyperlinking to the ad sponsor's website. When the ad is clicked, the user is transported by their browser to a new website. This abrupt change of venue is cited by many Web users as the primary reason they do not like banner ads. A more sensible, effective, and user-friendly approach is needed. IMON.com's sellONstream formatted ads are a more sensible, effective and user friendly solution because the IMON.com ads respond to user "mouse-clicks" with context-based sensitivity.

Our Competition

     In the Internet service provider industry segment, we compete with numerous companies, large and small, that offer similar services. Our competitive advantage in this area is derived from its relationship to IMON.com. In the Internet portal industry segment, IMON.com will compete with many larger, more well known portals. IMON.com's advantages will be based on its unique patented TDPP technology that implements interactive video and media-intensive data mining.

     In the high bandwidth interactive streaming video authoring and playback software business, we have no direct competitor, yet. Several companies offer components that can be used to implement portions of a networked system, but no other company offers a complete turnkey solution like ours. Among the competitors that provide parts that can be used to build a similar, lower performance system, are RealNetworks, Oracle and Macromedia.

     In the Content Management Systems business, we have no direct competitor. Several companies offer components that can be used to solve parts of the Content Management problem. No other company offers a complete turnkey Content Management System like ours. Among the competitors that provide part of the solution are Oracle and Macromedia.

     Oracle is a relational database management systems company whose products work within any single operating system, operating on data collected by some other system or process. Oracle's SQL database query system allows diverse data display systems to access formatted data. Oracle's position is that of "middleware"; processing data from one place and making it available to someplace else. This arrangement suffices for conventional transactional and customer information systems. However, when the data is of many types, spanning multiple operating systems in diverse locations, timely response is not guaranteed. Furthermore, when the requested data content is not in the system at all, Oracle must request another system to search, locate and fetch the data.

     On the display side, the fundamental design of Oracle's software dictates that the playback of data content be handled by a separate process that usually runs in a separate computer or playback device. This provides generality at the expense of performance. For media-rich sets of data such as digital video, audio and Web pages, the separation of processing systems from display systems results in delays and difficulty in providing real-time playback. The intermittent stop and start look of streaming video is partially caused by these delays.

     RealNetworks Realvideo and Microsoft's Mediaplayer are the main streaming-only video players in the market today. Neither systems' authoring tools or playback mechanism allows for real-time branching, or integrated Web browser data. To get from one video clip to the next, these systems stop. To show Web information, they require a separate browser window. Our authoring and playback systems remove both of these limitations, enabling true, TV image quality and videogame-like branching, with live Web pages inside the player.

     Our software tightly couples data acquisition, processing and display into a single solution, which can be distributed among processors in a network or be entirely located in a single PC. This architecture is the best guarantee that data will always be presented in real time. For applications such as broadband Internet, interactive TV, and hybrid CDs or DVDs, this is our main competitive advantage.

     Macromedia is another company that provides tools that can solve part of real-time multimedia network delivery problem. Their "Director" software can manage mixed data format objects within the context of creating a multimedia application. Macromedia dominates the market for multimedia authoring.
However, Director is not a general-purpose system, nor does it support real-time playback. To Director's further disadvantage, its content authoring system is based on a proprietary non-standard programming language called "Lingo".

     Our competitive advantage with respect to Macromedia is our software's customizability based on a programming-free assemblage of software tools, and its real-time playback capability. The steep and lengthy learning curve associated with Director's Lingo programming language is a major barrier to its widespread use for corporate training products. Director's sluggish almost-real-time playback is one of the reasons multimedia in general has earned such a poor reputation in the entertainment products marketplace.

     Within the Internet "search engine" marketplace, there are at least two dozen products aimed at Web users for the purpose of searching the Internet.
All of these search engines are primarily list generators; leaving the actual data evaluation and retrieval to the user. The few search engines that do offer media retrieval, do not provide much control or formatting of the output. Our product, WebZinger, is positioned as a "Research Engine", that actually does the data evaluation and retrieval of rich media assets from the Web.

Legal Proceedings

     We were named as a co-defendant in a lawsuit filed by Cord Investment Company and Frances Peppy. The action was filed March 12, 1999 in the District Court, City and County of Denver, Colorado alleging violations of state securities laws and other common law torts stemming from a private placement of securities. The complaint does not specify the amount of relief, however, we are vigorously defending against this lawsuit and believe this matter will be resolved in our favor.

     We were also named as a co-defendant in a lawsuit filed June 3, 1999 by Bertrand T. Ungar in the U. S District Court for the District of Colorado alleging among other things, conversion, civil theft and breach of fiduciary duties stemming from the transfer of pledged securities. Plaintiff seeks damages in the excess of $600,000. We are vigorously defending against this law suit and believe that the matter will be resolved in our favor.

     The company was named as a defendant in a lawsuit styled Timothy Wayne Wooten and Tammy Marie Wooten v. Amy Marie Abott and California Pro Sports, Inc. The action was filed on October 21, 1998 in the District Court of Midland, Texas, 238/th/ Judicial District alleging a product defect that resulted in a wrongful death. Plaintiffs seek damages in an amount not less than $10,000,000. The company referred the petition to its insurer, which thereafter provided a defense. The company intends to vigorously defend itself and believes the matter will be resolved in its favor.

                                Prior Business

     Prior to January 20, 1999, the company operated under the name California Pro Sports, Inc., and we imported and distributed products in three participant sport categories:

          .    in-line skates
          .    hockey equipment, and
          .    snowboard equipment

     In 1993, we acquired the California Pro(TM) in-line skate business from California Pro USA Corp. Playmaker Co., LTD ("Playmaker"), the in-line skate manufacturer and majority owner of the seller, granted to us, an exclusive, perpetual, non-royalty bearing license to the California Pro names and trademarks and entered into a five-year manufacturing agreement to supply substantially all of our in-line skate products. In another acquisition completed on August 1, 1994, the we purchased certain assets, including an exclusive, perpetual world-wide license to the Kemper(R) name and trademark, subject to a royalty. The company acquired its license directly from the registered owner of the Kemper(R) name and trademark, Front 500 Corporation ("Front 500"). In 1995, the company formed USA Skate Corporation, a Delaware corporation, ("Skate Corp."). Skate Corp. was a majority owned (approximately 62%) subsidiary of the company and its financial statements are consolidated with those of the company in this prospectus. Effective as of April 30, 1996, Skate Corp. acquired 100% of USA Skate Co., Inc. ("USA Skate"), a New York corporation, in a stock purchase transaction. USA Skate owned, directly or indirectly, all of the capital stock of Les Equipments Sportifs Davtec, Inc. ("Davtec"), a Canadian corporation.

     The company's in-line skate products were sold in the United States, Canada, the Caribbean and U.S. military bases world wide. Its snowboards and related accessories were sold primarily in the United States and European countries. Through September 1997, the company sold its hockey-related products through independent sales representatives and independent distributors in the United States, Canada and various other countries.

     The company had continual operating losses and in 1996 and 1997, management decided to restructure the company and reduce its debt. The components of the restructuring plan included management's decision to

          .    cease operating its California Pro and Kemper licenses,
          .    begin to concentrate on sub-licensing its trademark rights
          .    eliminate most of the operating and overhead expenses, and
          .    look for a merger candidate in a new line of business.

Management's Plan of Restructure

     As a result of continuing operating losses, the Board of Directors, early in 1997, decided to restructure and deleverage the company. Accordingly, in September 1997, the company and Skate Corp. sold assets of the ice hockey related business (including the trademark rights to VIC(R), VICTORIAVILLE(TM) and McMartin(TM)) to Rawlings for $14.5 million plus the assumption of $1million of debt. The proceeds of the sale were substantially utilized to pay secured revolving lines of credit, purchase the remainder of the trademarks from the previous owner, and partially reduce notes payable of Skate Corp. to unaffiliated note holders.

     As a result of the sale to Rawlings, and other restructuring and deleveraging activities, including the assumption and assignment of certain notes and trade payables to third parties in exchange for common and/or preferred stock of the company, the company reduced its liabilities from approximately $18,988,000 at January 1, 1997 to approximately $1,500,000 at December 31, 1998.

     As part of the restructuring plan, the company eliminated most of the overhead expenses associated with its sporting goods business and entered into two sub license agreements regarding the use of the Kemper name. Effective May 1, 1997, the company entered into an agreement through April 30, 2000 with United Merchandising Corp., a California corporation ("UMC"). The company granted UMC a non-exclusive, non-transferrable license to manufacture and/or purchase and sell various snowboarding apparel bearing the name and/or logo of "Kemper", in its retail stores in the United States. The royalty rate was 7.5% of the cost to UMC with a minimum of $30,000 per annum. UMC has an option to renew for one or two additional years. From May 1, 1997 through April 30, 1998 the company received royalties of approximately $34,300.

     Effective in February 1998 the company entered into a two year exclusive Licensing Agreement with Jaysport International, Inc, ("Jaysport"). Subject to the prior sub-license granted to UMC, the company sub-licensed to Jaysport the exclusive worldwide right to use the Kemper name and trademark on snowboards, related equipment, clothing and accessories (the "Products"). Jaysport had the option to renew the agreement for additional two year periods thereafter. The agreement included a royalty payment of 3% of net sales on all products with a minimum royalty of $25,000 per annum.

     Accordingly, in the second quarter of 1997, the company began liquidating remaining inventories and commenced a search for sub-licensees and a merger candidate. As a result of its search, on October 2, 1997, the company signed a letter of intent to merge with ImaginOn. Thereafter, the company signed an agreement and plan of merger as of January 30, 1998 under which there was an exchange of 100% of the outstanding shares of ImaginOn for approximately 60% of the outstanding post merger common stock of the company. The transaction was completed on January 20, 1999.

                      Management Discussion and Analysis
                      of Financial Condition and Results


Overview

     You should note that the business of the company materially changed after December 31, 1998. We are no longer a participant in the in-line skate business, hockey business or snowboard business. We are an information technology company. Except as otherwise described in this prospectus, the financial information in this prospectus is given through June 30, 1999. The information in this prospectus is mainly historical.

Recent Developments

     On March 8, 1999, Network Specialists, Inc., an Internet service provider, was merged into iNOW, our subsidiary. iNOW is an Internet service provider that offers dial up modem services; dial up dedicated; ISDN dial-up; ISDN for LAN; Frame Relay; Full and Fractional Leased T1services and DSL services. Additional services include World Wide Web server central office locations and space rental, secure transaction servers, World Wide Web page authoring, domain name service, networking hardware sales, and consulting services such as needs/cost analysis. iNOW currently covers all of the San Francisco Bay Area and plans to serve the 15 largest metropolitan cities within the United States by the end of 2000. iNOW's prime target markets are the thousands of home offices and small and medium-sized businesses in Northern California. iNOW offers DSL, or Digital Subscriber Line, a group of technologies that deliver high-speed connections over existing telephone copper wiring. The two-wire copper phone line from a telephone company's central office to a customer's premise is often referred to as "the last mile". This "last mile" of copper wiring has long been the bottleneck to providing fast data services to homes and businesses. DSL utilizes a new line-coding scheme that allows very high-speed, affordable connections over this last mile for the first time. DSL connections are "always on" or "always connected". This means that users don't need to dial up each time they want a connection to the network. Another benefit of having a "dedicated connection" is the fact that busy signals and dropped connections will never again be an issue with the Internet service. With iNOW's SDSL (Symmetric DSL) Service, a corporate LAN will have bandwidth of up to 1.530 Mbps to the Internet for both uploads and downloads. This is not the case with ADSL (Asymmetric
DSL), which is limited to 384 kbps for uploads. At the click of an icon, iNOW DSL Service gives a dedicated connection to destination without having to wait for the call to be set up or get annoying busy signals. The main difference between ADSL and SDSL is that ADSL upload and download speeds are different. You can download much faster than you can upload. While SDSL offers the same speed in both directions.

     As of July 1, 1999, we acquired Imagine Digital Productions, Inc. ("IDP"). IDP was a multimedia production studio and publishing company established in 1997. IDP's prime business is the development of proprietary CD-ROM products and Internet multimedia Web sites on a contract basis for resort area advertisers. IDP distinguishes itself from competitors by focusing on high quality user interface design. This includes the use of the latest Internet technologies, including virtual panoramas, streaming multimedia, and real-time databases. The completion of this merger significantly extended the reach of ImaginOn's core technology. IDP's software can be joined with our patented TDPP technology, extending the business into advertiser supported destination resort guides, enhancing the WorldCities 2000 series of real-time interactive travel planners. It will also enable us to feature resort destination sites through expanded Internet services.

     World Cities 2000 San Francisco was released in January 1999 and WorldCities 2000 New York was released on May 31, 1999. The filming of our third and fourth interactive titles, "WorldCities 2000 Paris" and "WorldCities 2000 London" is complete and is expected to be launched in the fourth quarter of 1999.

     We have granted sellONstream video e-commerce technology licenses to Trashy Lingerie, Inc. and Times Mirror Publishing.

     During the second quarter of 1999, we announced the redemption of our publicly traded warrants. Out of the 1,870,000 public warrants outstanding, 1,784,900 exercised at $1.50 per warrant after we served warrant holders with a notice of redemption. As a result of these exercises, we received proceeds of approximately $2,677,300. The shares of common stock underlying the warrants were included on a registration statement filed by us and declared effective by the Securities and Exchange Commission. At the close of the redemption period, we automatically redeemed all remaining outstanding public warrants for $.05 each. All warrants not exercised by the warrant holders from and after June7, 1999 are of no further force and effect, and represent only the right to receive the redemption price of $.05 per warrant for 85,100 warrants. The money derived from the exercised warrants was used to help fund the beginning of our first national consumer advertising program for the WebZinger product line. The advertising launch began in late August, 1999. Additionally, the money was used to support funding of advertising and product marketing for the WorldCities 2000 product line and sellONstream.

     February 11, 1998, we entered into a co-marketing arrangement with AT&T whereby the WebZinger CD includes the built-in option of using AT&T WorldNet as an Internet service provider. WebZinger can also be purchased through Ed Tech, Education Technology, Inc. Holcomb's Education Resource, School Vision, and is currently listed in Education Resources, Fas-Track, and Learning Services reseller catalogs. Additionally, co-marketing arrangements are under negotiation with other leading software providers.

Discontinued Business

     Effective December 31, 1998, the company, operating under the name of California Pro Sports, Inc., materially changed it business operations from the in-line skate, snowboard and hockey business to information technology. The information in this section is mainly historical and does not reflect our current operating business.

     Until December 31, 1998, we operated under the name of California Pro Sports, Inc. (hereinafter referred to as the "company"), and imported and distributed products in three participant sports categories.

          .    in-line skates
          .    hockey
          .    snowboards

     In-line skates and related accessory products were marketed under the brand names California Pro(R) and Rolling Thunder(TM); since August 1, 1994, snowboards and snowboard accessory products were marketed under the Kemper(R) brand; and ice and street/roller hockey skates, sticks, related gear and accessories, as well as figure skates were marketed under the VICTORIAVILLE(TM), VIC(R), Hespeler(TM) and McMartin(R) brands. The company purchased most of its in-line skate and snowboard products from manufacturers in Taiwan, mainland China, Austria and Canada. Some of the company's accessory products were purchased from domestic suppliers. Approximately 70% of all hockey products sold were manufactured by Davtec, a subsidiary of the company, and skates and related gear were purchased from foreign suppliers.

     The company sold its in-line skate products principally to major retail sporting goods chains in North America and to U.S. military exchanges worldwide, through independent sales representative groups, under an exclusive royalty free perpetual license. Snowboard products were sold to regional sporting goods chains and specialty shops through independent sales agencies in the U.S. and Canada and directly by the company to its foreign distributors. Hockey products were sold in North America through a network of independent sales representative groups to major retail sporting goods chains as well as smaller, specialized independent sporting goods shops. Internationally, hockey products were sold to and distributed by independent distributors located in Germany, Switzerland, Italy, Austria, Czech Republic, Sweden, France, Finland and Brazil. In 1996 and 1997, due to continuing operating losses, management decided to restructure and reduce its debt. Accordingly, in September 1997, the company completed the sale of substantially all of its hockey business assets of Skate Corp.'s direct and indirect operating subsidiaries, USA Skate and Davtec, to Rawlings Sporting Goods company, Inc. and Rawlings Canada, Inc. Consideration to Skate Corp. consisted of $14.5 million cash, including $1 million retained in escrow for purchase price adjustments and proven claims by the purchasers, and assumption of trade payables and accrued liabilities related to the assets purchased.

     An additional component of the restructuring plan included management's decision to cease operating its California Pro and Kemper licenses, eliminate most of the operating and overhead expenses associated with its sporting goods business and begin to concentrate on sub-licensing its trademark rights. Accordingly, in the second quarter of 1997, the company began liquidating remaining inventories and commenced a search for sub-licensees and a merger candidate. In 1998, the company had no operating revenues, but did realize income from sub-licensing agreements.

The Merger Transaction

     October 2, 1997 the company signed a Letter of Intent with ImaginOn.com to merge a wholly owned subsidiary corporation with ImaginOn.com, whereby there would be an exchange of 100% of the outstanding ImaginOn.com for an amount equal to 60% of the outstanding post merger common stock of the company, subject to certain adjustments.

     At a special meeting of its stockholders, held December 10, 1998, the stockholders approved the proposed merger and also approved changing the name of the company from California Pro Sports, Inc. to ImaginOn, Inc. On January 20, 1999, ImaginOn through ImaginOn Acquisition Corp., completed the merger with ImaginOn.com. The shareholders of ImaginOn.com became stockholders of ImaginOn, Inc. and were issued 20,206,115 shares of ImaginOn common stock.

Six Months Ended June 30, 1999 Compared to the Six Months Ended June 30, 1998

     The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the condensed consolidated financial statements and notes. The following table sets forth our operating data for the periods as indicated below.

                                         Three Months Ended                  Six Months Ended
                                         -------------------                 ----------------
                                  June 30, 1999      June 30, 1998     June 30, 1999   June 30, 1998
                                 --------------      -------------     -------------   -------------
          Net Revenues              $    77,361        $       (19)     $    91,062    $          26
          Gross Profit                   27,888                (19)          30,357               26
          Research & Development        308,787            354,788          611,675          531,483
          Sales & Marketing             536,776             81,000        1,356,464          267,199
          General Administrative        750,994             34,932        1,288,445          112,383
          Net Loss                   (1,499,746)          (484,061)      (3,221,069)        (930,754)
          Net loss applicable to
           common shareholder        (1,748,705)          (484,061)      (4,303,334)        (930,754)

Net Revenues

     Our consolidated net revenues for the three and six months ended June 30, 1999 were increased by $77,380 and $91,036 respectively. Approximately 93% of this revenue was from iNOW, the Internet service provider. For the three and six months ended June 30, 1998, we were in the developmental stage and thus revenues were minimal.

Gross Profit

     Gross profit for the three and six months ended June 30, 1999 and 1998 increased from $0 in 1998 to $27,888 in 1999 and from $26 to $30,357 respectively.

Research and Development Expenses

     Research and development expense for the three months ended June 30, 1999 decreased by $46,001 compared to June 30, 1998. Nearly 71% of the costs in the three months ended in June 30, 1998 were for the development of WorldCities 2000 San Francisco and New York. Nearly 50% of the costs in the three months ended in June 30, 1999 were for WorldCities 2000 Paris and London. An additional 36% of the costs for the World 2000 Paris and London projects were paid in the first quarter of 1999. Research and Development for the six months ended June 30, 1999 were $ 611,675 compared to $531,483 for the six months ended June 30, 1998. For the six months ended June 30, 1999, costs increased by $80,192 compared to the six months ended June 30, 1998. This increase mainly pertained to new personnel in the software and video production departments.

Sales and Marketing Expenses

     Sales and marketing expense for the three months ended June 30, 1999, increased by $455,776 compared to the three months ended June 30, 1998. Nearly 52% of this increase was attributed to advertising and marketing of WorldCities 2000, WebZinger, and sellONstream products. Another 35% of this increase is from employee payroll and outside sales and consulting fees. In addition, iNOW sales consulting and marketing comprised 9% of this $455,766 increase. The remaining 4% is for general travel and office related expenses. For the six months ended June 30, 1999, expenses increased by $1,089,265 compared to the six months ended June 30, 1998. This increase is due to expenses pertaining to the same areas as mentioned above in the 2nd quarter 1999. Other increases for the cumulative six months were $454,688 that was a one time expense related to a stock signing bonus given to a newly hired employee, as well as an increase of $155,625 for additional staff, $45,000 for additional consulting, an increase of $11,953 for public relations due to becoming a public company and an increase of $11,223 due to five trade shows and conferences attended.

General and Administrative Expenses

     For the three months ended June 30, 1999, expenses increased by $716,062 compared to the three months ended June 30, 1998. Nearly 8% of this increase is from iNOW. About 56 % of this increase is from legal and accounting and audit services mainly pertaining to acquisitions. About 19% of this increase is from additional personnel hired. The remaining 17% is due to ImaginOn's growth that included general expenses such as office supplies, furniture, computer equipment, insurance, travel, communications and rent. For the six months ended June 30, 1999, expenses increased by $1,176,062 compared to the six months ended June 30, 1998. This is due to primarily to the same areas mentioned above for the cumulative six months.

Other Expenses (Income)

     For the three months ended June 30, 1999, we had other income of $68,901 compared to other expenses of $13,322 for the three months ended June 30, 1998. The change was attributable to reduction of interest expense of $13,332 as we no longer had the notes payable that existed in the three month period ended June 30, 1998. Additionally, we recognized interest income from cash on hand of $28,018 and royalty and other income of $25,874.

     For the six months ended June 30, 1999, we had other income of $5,158 compared to other expenses of $19,715 for the six months ended June 30, 1998.
In the 1999 period, we had $66,500 of expense/interest which represented a penalty in connection with the redeemed Series B and C Preferred Stock which was offset by $42,960 of interest income and $28,698 of royalty and other income.

Liquidity and Capital Resources

     On June 30, 1999 we had working capital of approximately $4,500,000 compared to approximately $800,000 at December 31, 1998. The increase in working capital is attributed to the exercise of public and privately held warrants which raised approximately $3,879,000 at exercise prices from $.05 to $2.10, and the sale of 4,000 shares of Series F 12% Convertible Preferred Stock at $1,000 per share for net proceeds of approximately $3,650,000. Approximately $3,042,000 of the proceeds were utilized to redeem the remaining 2,510 shares of Series D & E Preferred Stock as well as support our operating expenses.

Year Ended December 31, 1998 Compared to Year Ended December 31, 1997

Effective December 31, 1998 the company, operating under the name of California Pro Sports, Inc. materially changed its operations and no longer operated in the in-line skate, snowboard and hockey business. We are now an information technology company as of January 20, 1999. The information in this section is mainly historical and does not reflect our current operating business.

      Net Sales. Net sales for the year ended December 31, 1997 were $9,087,767; comprised of $7,777,000 for the 1997 period of hockey related products (January 1 through August 31) and sales for the company's in-line skate and snowboard products $1,311,000 in the 1997 period. In 1997 the company sold substantially all of the assets of Skate Corp.'s direct and indirect operating subsidiaries and also ceased operating its California Pro and Kemper licenses, and began to seek sub-licenses for these brands. In 1998, the company recognized $103,643 of royalty and other income compared to $1,642,423 in the 1997 period.

      Gross Profit. Gross profit was $1,642,423 for the year ended December 31, 1997. As a percent of sales, gross profit was 18% in 1997.

      General Administrative and Selling Expenses. General and administrative expenses decreased to $2,060,000 for the year ended December 31, 1998, compared to $5,270,153 for the year ended December 31, 1997. This represents a decrease of $3,210,152. The primary reason for the decrease is attributable to the company selling substantially all of the assets of the operating subsidiaries of Skate Corp. in September 1997. Included in the 1997 expenses were approximately $989,000 of selling expenses and $1,561,000 of general and administrative expenses. Additionally, sales and marketing expenses related to in-line skates and snowboards decreased by approximately $279,000 in 1998 compared to 1997 as the company no longer directly marketed those product lines and relied instead on its sub-licensees to market the brands.

      Consulting Fees, Related Party. Consulting fees, related party decreased to $180,000 for the year ended December 31, 1998 from $210,000 for the year ended December 31, 1997. The company paid an officer/ stockholder $10,000 per month for services primarily related to long-term strategic planning, financing and acquisitions and paid an additional $30,000 from USA Skate during 1998. Another officer/stockholder also received $30,000 from USA Skate during 1998. In 1997 $5,000 was paid per month from USA Skate each to two officers/directors prior to the time the company sold substantially all of the operating assets of USA Skate's operating subsidiaries.

      Impairment Charges. For the year ended December 31, 1998, the company had impairment charges of $489,825. These charges related to management's re-evaluation of certain trademarks and licenses ($327,273), other intangibles ($81,825) and goodwill ($80,723). In 1997 the company had impairment charges of $237,452 related to its write-off of goodwill, which resulted from the sale of the company's hockey assets.

      Loss from Operations. For the year ended December 31, 1998 the company had a loss from operations of $2,729,826 compared to $4,075,182 for the year ended December 31, 1997. The decrease in the loss of $1,345,356 was a result of lower operating expenses of $2,987,779 in 1998 compared to in 1997, which were partially offset by the gross profit of $1,642,423 that was recognized in 1997.

      Other Income/Expenses. Other expenses for the year ended December 31, 1998 were $709,509 compared to $2,011,339 for the year ended December 31, 1997. The decrease of $1,301,830 was primarily attributable to the 1997 loss on the sale of USA Skate assets (see Note 4 to the consolidated financial statements) of $751,522 and interest expense related to the operations of USA Skate. Additionally, interest expense on USA Skate notes was approximately $265,000 in 1997, compared to $105,000 in 1998.

      Income Tax Benefit. For the year ended December 31, 1997, the company had an income tax benefit of $166,404.

      Liquidity and Capital Resources. Through September 1, 1997, the company funded its operations principally through a $5.5 million revolving credit facility with a bank, and, to a lesser degree, loans from private investors and trade credit. Concurrent with the sale of the USA Skate assets, the revolving line of credit facility was repaid in full and other indebtedness of the company was significantly reduced.

      On September 12, 1997, the company sold substantially all of the assets of its hockey business for $14,500,000 inclusive of $1,000,000 retained in escrow for purchase price adjustments and proven claims by the purchasers, and assumption of trade payables and accrued liabilities of approximately $1,600,000 related to the asset purchased. The proceeds were utilized as follows:

      Secured revolving lines of credit       $ 7,984,000
      Convertible note holders                    949,000
      Secured debt                                519,000
      Other notes                                 100,000
      Stockholder notes                           505,000
      Payment to previous USA Skate owners      2,678,000
      Interest payments                            85,000
      Cash to escrow account                    1,000,000
      Cash in bank                                680,000
                                              -----------
                                              $14,500,000

      In February 1998, Rawlings and the company agreed to a purchase price reduction of $395,108 due to a final valuation by Rawlings of the fair value of the net assets purchased.

      During 1998, the company issued 167,754 shares of Series A preferred stock in a private placement in which the company received $166,653. On July 15, 1998 the company issued 525,262 shares of its common stock in exchange for the 167,754 Series A preferred stock shares. Also in 1998 the company issued 2,080 shares of Series B and C convertible preferred stock (further described in note 7 to the consolidated financial statements) for $1,660,026 net of offering costs.

      Finally, during 1998 the company received $440,000 for the sale of 580,000 shares of restricted common stock.

      At December 31, 1998, the company had working capital of approximately $807,733 compared to a deficit of $400,625 at December 31, 1997. The increase in working capital was primarily related to the company realizing net proceeds of approximately $2,267,000 from various private placements as described above, and the company converting approximately $684,000 of debt to equity.

      On October 2, 1997, the company signed a letter of intent to merge with ImaginOn. Subsequently, the company signed an agreement and plan of merger as of January 30, 1998 whereby there was an exchange of 100% of the outstanding shares of ImaginOn for an amount equal to 60% of the outstanding post merger common stock of the company. ImaginOn is a developmental stage company engaged in the business of designing, manufacturing and selling consumer software products for the rapidly growing "edutainment" CD/DVD ROM market as well as an

Internet utility and an authoring tool. ImaginOn's proprietary technology, TDPP, enables the creation of new business and consumer products that provide user-friendly and entertaining access to multimedia and mixed-format databases distributed across local disk storage and networks.

      For payments to foreign suppliers, the company utilized trade acceptances, which generally were paid upon receipt of documentation by the company's bank, but no later than time of delivery, utilizing available cash under the company's revolving line of credit. For 1997 the company negotiated with its suppliers to be paid 50% upon shipment and 50% on 90 day terms.

      Seasonality. The company's in-line skate and hockey related sales were strongest in the second and third quarters of each calendar year. Snowboard product sales were strongest during the third and fourth quarters of each calendar year.

      Foreign Exchange. Through September 1997, the company's products were principally purchased from suppliers located in Taiwan, mainland China, Korea, Austria and Canada. The company purchased its in-line skate products for set prices negotiated annually in U.S. dollars at exchange rates reset annually. The company purchased its snowboards in Deutsche Marks. The company sold its snowboard and hockey products both domestically and internationally. The company did not engage in hedging activities.

      Legal Proceedings. The company was named as a defendant in a lawsuit styled Timothy Wayne Wooten and Tammy Marie Wooten v. Amy Marie Abott and California Pro Sports, Inc. The action was filed on October 21, 1998 in the District Court of Midland, Texas, 238/th/ Judicial District alleging a product defect that resulted in a wrongful death. Plaintiffs seek damages in an amount not less than $10,000,000. The company referred the petition to its insurer, which thereafter provided a defense. The company intends to vigorously defend itself and believes the matter will be resolved in its favor.

Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

      Net Sales. Net sales for the year ended December 31, 1997 decreased to $9,087,767 from $16,952,904 or by $7,865,137 represented an approximate decrease of 46%. This decrease was primarily caused by a reduction of sales of the company's hockey products from $11,005,000 in the 1996 period (May 1 through December 31) to $7,777,000 for the 1997 period (January 1 through August 31). The reason for the decline in sales of the company's hockey products was primarily due to the timing of the company's majority ownership position. The 1996 (May through December) period included the months when sales activity was the highest while the 1997 time of majority ownership (January through August) excluded some of the historically higher sales months. Additionally, sales for the company's in-line skate and snowboard products decreased from $5,948,000 in the 1996 period to $1,311,000 in the 1997 period. The cause of this decrease included new competitors entering both the in-line skate and snowboard markets with new product features that took away market share from the company. This significant decrease was a major factor in management's decision to cease operating its California Pro and Kemper licenses and concentrated on sub-licensing its trademark rights.

      Gross Profit. Gross profit decreased to $1,642,423 for the year ended December 31, 1997 compared to $2,891,870 for the year ended December 31, 1996. As a percent of sales, gross profit increased to 18.2% in 1997 from 17.1% in 1996. The primary reason for the increase in gross profit percentage was the inventory markdowns and adjustments of $1,059,750 incurred by the company in 1996 attributable to remaining in-line skate and snowboard inventory. The company believed the write downs and adjustments, which accounted for an approximate 6.3% decline in its gross profit, were necessary to reflect the then current market value of its inventory.

      Sales and Marketing Expenses. Sales and marketing expenses decreased to $1,253,670 for the year ended December 31, 1997, compared to $2,434,255 for the year ended December 31, 1996. This represents a decrease of $1,180,585 or 48.4%. Of this decrease, sales and marketing expenses related to the company's in-line skate and snowboard business decreased by $1,059,319 to $263,829 in 1997 compared to $1,359,148 in 1996. This decrease was due to management's decision to cease acting distribution of its California Pro and Kemper licensed products.

      General and Administrative Expenses. General and administrative expenses increased to $3,387,882 for the year ended December 31, 1997, compared to $3,037,751 for the year ended December 31, 1996. This represented an increase of $350,131. The primary reason for the increase was attributable to increases in the following 1997 general and administrative expenses related to USA Skate; professional fees ($209,250), consulting ($147,375) and bad debt expense ($293,672). Additionally in 1996, USA Skate reduced its accounts receivable reserve by $208,000. These 1997 increases were partially offset by a reduction in the company's general and administrative expenses related to in-line skates and snowboards due to management's decision to cease active distribution of its California Pro and Kemper licensed products.

      Depreciation and Amortization. Depreciation and amortization decreased to $628,601 for the year ended December 31, 1997 from $681,717 for the year ended December 31, 1996. The decrease of $53,116 was mainly attributable to decreased depreciation and amortization of intangible assets as a result of the USA Skate sale on September 12, 1997.

      Consulting Fees, Related Party. Consulting fees, related party increased to $210,000 for the year ended December 31, 1997 from $200,000 for the year ended December 31, 1996. The company paid an officer/stockholder $10,000 per month for services primarily related to long-term strategic planning, financing and acquisitions and an additional $5,000 from USA Skate during the time of the company's majority ownership position. Another officer/stockholder received $5,000 per month from USA Skate during the time of the company's majority ownership position.

      Restructuring Charges. For the year ended December 31, 1997 the company recorded a restructuring charge of $237,452 related to the write down of the company's investment in Skate Corp. For the year ended December 31, 1996, the company had restructuring charges of $1,229,000. These charges related to management's plan for restructuring operations, whereby, the company wrote off $411,700 related to certain equipment (molds) for certain of its in-line skate and snowboard product lines. Additionally, the company re-evaluated certain trademarks and licenses and other intangibles and recorded expenses of $368,000 and $205,700, respectively. The company has signed a distribution agreement with Skate Corp. to distribute California Pro and Kemper branded products, resulting in the closure of the previous distribution facility and termination of warehouse employees at an expense of $76,500 and $22,100, respectively. Finally, the company wrote off previously deferred expenses related to a potential acquisition that the company elected not to pursue to completion.

      Loss From Operations. For the year ended December 31, 1997, the company had a loss from operations of $4,075,182 compared to $4,690,853 for the year ended December 31, 1996. The decrease in loss of $615,671 was a result of a decrease in gross profit of $1,249,447 and an increase in operating expenses of $1,865,118 offset by decreases in sales and marketing expenses of $1,180,855, as described above. Additionally, the restructure charge of $1,229,000 negatively affected the 1996 results of operations.

      Other Income/expenses. Other expenses for the year ended December 31, 1997 were $2,011,339 compared to $935,848 for the year ended December 31, 1996. The increase of $1,055,491 was primarily attributable to the loss on the sale of USA Skate assets of $751,522 and other finance fees for the refinancing of the USA Skate notes of $440,643. These increases were offset by decreases in interest expense/other of $414,134 and a gain recorded in 1996 of $479,100 on the book value of Skate Corp. stock held by California Pro. The 1996 gain was offset by a loss on marketable securities of $144,457 that the company had received in settlement of certain obligations.

      Income Tax Benefit. For the year ended December 31, 1997, the company had an income tax benefit of $166,404 compared to $244,500 for the year ended December 31, 1996.

      Liquidity and Capital Resources. During 1996 and through September 1, 1997, the company funded its operations principally through a revolving credit facility with a bank, and, to a lesser degree, loans from private investors and trade credit. Concurrent with the sale of the USA Skate assets, the revolving line of credit facility was repaid in full and other indebtedness of the company was significantly reduced.

      On September 12, 1997, the company sold substantially all of the assets of its hockey business for $14,500,000 inclusive of $1,000,000 retained in escrow for purchase price adjustments and proven claims by the purchasers, and assumption of trade payables and accrued liabilities of approximately $1,600,000 related to the assets purchased. The proceeds were utilized as follows:

          Secured revolving lines of credit       $ 7,984,000
          Convertible noteholders                     949,000
          Secured debt                                519,000
          Other notes                                 100,000
          Stockholder notes                           505,000
          Payment to previous USA Skate owners      2,678,000
          Interest payments                            85,000
          Cash to escrow agent                      1,000,000
          Cash in bank                                680,000
                                                  -----------
                                                  $14,500,000
                                                  ===========

      In February 1998, Rawlings and the company agreed to a purchase price reduction of $395,108 due to a final valuation by Rawlings of the fair value of the net assets purchased. At December 31, 1997, the company had a working capital deficit of approximately $400,625 compared to $5,264,000 at December 31, 1996. The reduction in the working capital deficit is primarily related to the sale of USA Skate as well as converting debt to equity and negotiating settlements at less than the recorded liability.

      In addition, the company announced that the exercise price of its publicly traded common stock purchase warrants were reduced from $6.00 to $1.50 per share and the expiration date was extended from January 18, 1998 to December 31, 1998.

      For payments to foreign suppliers, the company utilized trade acceptances, which generally are payable upon receipt of documentation by the company's bank, but no later than time of delivery, utilizing available cash under the company's revolving line of credit.

      Seasonality. The company's in-line skate and hockey related sales were strongest in the second and third quarters of each calendar year. Snowboard product sales were strongest during the third and fourth quarters of each calendar year.

      Foreign Exchange. The company's products were principally purchased from suppliers located in Taiwan, mainland China, Korea, Austria and Canada. The company purchased its in-line skate products for set prices negotiated annually in U.S. dollars at exchange rates reset annually. The company purchased its snowboards in Deutsche Marks. The company sold its snowboard and hockey products both domestically and internationally. As a result, extreme exchange rate fluctuations could have had a significant effect on its sales, costs of goods sold and the company's gross margins.


Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

      The company commenced operations on April 1, 1993, when it acquired the in-line skate business from SCYL, the predecessor company. The assets acquired from the predecessor have been recorded at their carrying value to the predecessor. Except for the amortization of the purchased intangibles, the accounting bases used by the company are the same as used by the predecessor.

      On August 1, 1994 the company acquired certain assets, including an exclusive, perpetual worldwide license to the Kemper(R) name and trademark, subject to a royalty, and approximately $3.5 million of existing purchase orders for Kemper(R) snowboard products.

      Effective April 30, 1996, the company, through its subsidiary, USA Skate Corp., began selling hockey related products under an exclusive worldwide license to the VIC(R), VICTORIAVILLE(TM) and McMartin(R) brand names.

      Net Sales. Net sales for the year ended December 31, 1996 decreased to $16,952,904 from $17,128,711 or by $175,807, representing an approximate decrease of 1.0%. This decrease was primarily attributable to the decrease in revenues of $6,126,000 and $5,055,000 of the company's California Pro in-line skates and Kemper(R) snowboard products, respectively. This decrease was offset by including $10,949,000 of the company's ice and street/roller hockey equipment sales due to the acquisition of USA Skate effective April 30, 1996. The company believed the decline in sales was caused by high inventory levels of in-line skate and snowboard products at some of the company's major retail accounts as well as more competitors entering the snowboard business, some with greater financial and other resources than the company.

      Gross Profit. Gross profit decreased to $2,891,870 for the year ended December 31, 1996 compared to $4,973,168 for the year ended December 31, 1995. As a percent of sales, gross profit decreased to 17.1% in 1996 from 29% in 1995. The primary reasons for the decline in gross profit were sales at reduced margins for the company's in-line skate and snowboard products. Additionally, the company incurred inventory markdowns and adjustments of $1,059,750 in 1996 attributable to remaining in-line skate and snowboard inventory. The company believes these write downs and adjustments, which accounted for an approximate 6.3% decline in its gross profit, were necessary to reflect the then current market value of its inventory.

      Sales and Marketing Expenses. Sales and marketing expenses increased to $2,434,255 for the year ended December 31, 1996, compared to $1,758,221 for the year ended December 31, 1995. This represented an increase of $676,034 or 38.4%. Sales and marketing expenses related to the company's in-line skate and snowboard business were $1,359,148 in 1996 compared to $1,758,221 in 1995, which represented a decrease of $399,073. This decrease was offset by the additional sales and marketing expenses of $1,075,107 related to the revenues of the company's hockey business which it acquired effective April 30, 1996.

      General and Administrative Expenses. General and administrative expenses increased to $3,037,751 for the year ended December 31, 1996, compared to $2,121,855 for the year ended December 31, 1995. This represented an increase of $892,564. The primary reason for the increase was attributable to $746,887 of general and administrative expenses incurred within the company's acquired (effective April 30, 1996) hockey business.

      Depreciation and Amortization. Depreciation and amortization increased to $681,717 for the year ended December 31, 1996 from $544,245 for the year ended December 31, 1995. The increase of $137,472 was mainly attributable to depreciation and amortization of $301,437 related to the company's acquisition of USA Skate effective April 30, 1996.

      Consulting Fees, Related Party. Consulting fees, related party were $200,000 for the years ended December 31, 1996 an increase from $120,000 in 1995. The company paid an officer/shareholder $10,000 per month for services primarily related to long-term strategic planning, financing and acquisitions.

      Restructuring Charges. For the year ended December 31, 1996, the company had restructuring charges of $1,229,000. These charges related to Management's plan for restructuring operations. As a result of the restructuring plan, the company wrote off $411,700 related to certain equipment (molds) for certain of its in-line skate and snowboard product lines. Additionally, the company re-evaluated certain trademarks and licenses and other intangibles and recorded expenses of $368,000 and $205,700, respectively. The company signed a distribution agreement with Skate Corp. to distribute California Pro and Kemper branded products, which resulted in the closure of the previous distribution facility and terminating warehouse employees at an expense of $76,500 and $22,100. Lastly, the company wrote off previously deferred expenses related to a potential acquisition that the company elected not to pursue to completion.

      Income (Loss) from Operations. For the year ended December 31, 1996, the company had a loss from operations of $4,690,853 compared to income from operations of $428,847 for the year ended December 31, 1995. The decrease of $5,119,700 was a result of a decrease in gross profit of $2,081,298 and increases in sales and marketing and general and administrative of $676,034 and $892,564, respectively as described above. Additionally, the restructure charge of $1,229,000 negatively affected the results of operations.

      Other Income/Expenses. Other expenses for the year ended December 31, 1996 were $935,848 compared to $280,491 for the year ended December 31, 1995. The increase of $655,351 was primarily attributable to interest and other expenses relating to the acquisition and operation of USA Skate of $1,047,308. This was partially offset by a decrease of $391,951 within California Pro. This decrease was a direct result of a gain recorded of $479,100 on the book value of Skate Corp. stock held by California Pro as well as a gain recognized on debt conversion of $111,366 which were offset by a loss on marketable securities of $144,457 that the company received in settlement of certain obligations.

      Income Tax Expense (Benefit). For the year ended December 31, 1996, the company had an income tax benefit of $244,500 compared to an income tax expense of $112,900 for the year ended December 31, 1995.

      Liquidity and Capital Resources. During 1996, the company funded its in-line skate and snowboard operations principally through a $5.5 million revolving credit facility with a bank, and, to a lesser degree, loans from private investors and trade credit. During the first quarter of 1995, the company competed its IPO, realized net proceeds of approximately $4.2 million after payment of offering expenses.

      Under the bank credit facility related to the company's in-line skate and snowboard businesses, the amount the company could have borrowed was limited by the level of its eligible accounts receivable and inventory. As of December 31, 1996, based upon the agreed to formulas, the bank was under collateralized by $808,000. Accordingly, there were no further advances under the in-line skate and snowboard line of credit. The U.S. and Canadian bank credit facilities related to the company's hockey business were structured the same. Borrowing was limited to 50% of eligible inventory, plus 75% of accounts receivable, and was collateralized by the accounts receivable and inventory. Loans under the agreements beared interest at one percent above the bank's prime rate and were due on demand. The loan agreement also required the respective operating subsidiaries to maintain a certain tangible net worth and restricted its ability to (i) incur additional obligations or debt; (ii) pay dividends on its capital stock; (iii) enter into any transaction of merger, consolidation, acquisition or sale of assets other than in the ordinary course of business, and (iv) pay annual aggregate compensation of its officers and directors in excess of a specified amount, unless the bank consented to such actions and waived or amended the applicable restrictions in the loan agreement. At December 31, 1996, based on the limitations described above, under the in-line skate/snowboard line of credit the company was eligible to borrow $1,933,000 and the outstanding balance was approximately $2,742,000. Under the hockey products lines of credit, the company was eligible to borrow $4,893,000 and the outstanding balance was approximately $5,308,000.

      At December 31, 1996, the company had a working capital deficit of approximately $5,264,000 compared to working capital of approximately $2,399,000 at December 31, 1995. The decrease in working capital was primarily related to operating losses as well as debt issued and assumed in the acquisition of USA Skate. In addition, as described in the foregoing paragraph, the company was in default on substantially all three of its bank loan agreements.

      In May 1996, the company, through USA, completed the acquisition of the outstanding capital stock of USA Skate. Consideration for the purchase was $10,500,000 which consisted of $3,650,000 of cash (including approximately $98,000 of cash acquired), a $1,050,000 8% installment note payable, 250,000 shares of Skate Corp. common stock valued at $300,000, and assumption of approximately $5,500,000 of debt. The cash portion of the purchase price was paid with funds raised by Skate Corp., including the private placement of 884,667 shares of Skate Corp. common stock for $961,000, the issuance of $1,080,000 of 9% notes payable to certain officers/shareholders, and the issuance of $2,515,000 of 9% convertible promissory notes due January 1997 (which have been extended to July 1, 1997 with interest adjusted to 12% during the extension period, and were convertible into Skate Corp. common stock under certain conditions). The debt assumption was financed in part by a bank loan to USA Skate. Additionally, the former controlling shareholder of USA Skate signed consulting and noncompete agreements in consideration for the issuance of 400,000 shares of the company's common stock valued at $900,000, and USA Skate also entered into a worldwide exclusive license agreement for use of certain trademarks owned by the former controlling shareholder of USA Skate in exchange for minimum royalty payments due on or before December 2001, with an imputed (9.5%) present value of $2,213,235.

      Seasonality. The company's in-line skate and hockey related sales were strongest in the second and third quarters of each calendar year. Snowboard product sales are strongest during the third and fourth quarters of each calendar year.

Recently Adopted Accounting Standards

      In 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION, and in February 1998, the FASB issued SFAS No. 132, EMPLOYER'S DISCLOSURE ABOUT PENSIONS AND OTHER POST RETIREMENT BENEFITS. Both of these statements require disclosure only and therefore will not impact the company's financial statements.

      On January 1, 1998, the company adopted SFAS No. 130, REPORTING COMPREHENSIVE INCOME. This standard establishes requirements for disclosure of comprehensive income which includes certain items previously not included in the statements of operations, including minimum pension liability adjustments and foreign currency translation adjustments, among others. During the year ended December 31, 1998, the company had no items of comprehensive income. The financial statements for the year ended December 31, 1997 have been reclassified to disclose items of comprehensive income. There were no significant tax effects related to these items.

      In June 1998, the FASB issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. This statement is effective for fiscal years beginning after June 15, 2000. Currently, the company does not have any derivative financial instruments and does not participate in hedging activities. Therefore, SFAS No. 133 will not have an impact on the financial statements.

                                  Management

Directors and Executive Officers.

      Our officers and directors are listed below. Our directors are elected to hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualified. Officers are elected by the Board of Directors and hold office until their successors are elected.

      The chart below identifies persons who currently serve as officers and/or directors.

Name                       Age       Positions
----                       ---       ---------
David M. Schwartz           51       Chairman, Chief Executive Officer, Chief
                                     Financial Officer/Treasurer,
                                     President and Director
Leonard W. Kain             38       Executive Vice President, Secretary and Director
Mary E. Finn                40       Director
Dennis Allison              57       Director
Jim Polizotto               63       Director


     David M. Schwartz has been Chairman, Chief Executive Officer, Chief Financial Officer,/Treasurer, President and Director of ImaginOn since January 20, 1999. Mr. Schwartz has been principally employed as an officer and director of ImaginOn.com Inc., our wholly-owned subsidiary, since its formation in 1996. From 1992 until 1996, Mr. Schwartz served as Vice President of New Media Systems and Technology at Atari Corporation, where he invented GameFilm technology for video game applications, and served as a principal designer of the Atari Jaguar CD peripheral. From 1990 to 1992, Mr. Schwartz was a senior member of the technical staff at Tandy Electronics Research Labs in San Jose, California, where he headed the software team developing the first erasable CD ROM. In 1983 Mr. Schwartz started and led CompuSonics Corporation which went public in 1984. CompuSonics ceased operations in 1989. In 1985, CompuSonics introduced the CompuSonics DSP1000, the first consumer audio recorder for floppy or optical disks. The CompuSonics Video PC Movie-Maker, introduced in 1986, inaugurated real-time digital video recording and editing on desktop PCS. Mr. Schwartz earned a Bachelor of Arts in Architecture from Carnegie-Mellon University, after completing a multidisciplinary program in Architecture, Engineering and Computer Science in 1972. Mr. Schwartz is married to Mary E. Finn, another director of the company.

     Leonard W. Kain has been Executive Vice President, Secretary and a Director of ImaginOn since January 20, 1999. Mr. Kain was principally employed as an officer and director of ImaginOn.com, our wholly-owned subsidiary, since its formation in 1996. From 1991 until July 1996, Mr. Kain served as the real-time systems manager at Compression Labs, Inc., where he supervised all aspects of multimedia and video communications, including networking, communications framing, audio-video compression, real-time system design and user interface design. From 1988 until 1991, Mr. Kain was software manager at Telebit Corporation where he managed development of domestic and international high speed modems and network products. From 1986 until 1988, Mr. Kain served with Mr. Schwartz as director of software development at CompuSonics Corporation.
Mr. Kain earned a Bachelor's Degree in Engineering from Stevens Institute of Technology in New Jersey in 1983, and a Masters Degree in Electrical Engineering from Stanford University in 1985. In 1998, Mr. Kain earned a Masters of Business Administration from the University of Phoenix.

     Mary E. Finn has been a Director of ImaginOn since January 20, 1999. She has more than 15 years experience in various media fields, utilizing her skills in writing, editing, broadcasting, teaching and management. From 1994 to 1997, Ms. Finn served as publicity director for the local chapter of FEMALE, a national mother's support group. From 1988 to 1991, Ms. Finn served as a talk show producer and engineer at KNBR in San Francisco, California. From 1982 to 1986, Ms. Finn taught radio production at Phillips Academy in Andover,

Massachusetts. Ms. Finn earned a Bachelor of Arts degree in Communication from the University of Michigan in 1981, and a Master's degree in Media Management from Emerson College in Boston in 1987. Ms. Finn is married to David Schwartz, Chairman, Chief Executive Officer and Director of the Company.

     Dennis Allison, has been a Director of ImaginOn since March 4, 1999. He is a Stanford University Computer Systems Laboratory Lecturer. Mr. Allison is also an independent consultant and an editorial advisor on computer science and electrical engineering to Addison-Wesley-Longham. A former Series Advisor on the Prentice-Hall Series on Innovative Technology, Mr. Allison also served on the editorial board of Microprocessor Report. He was also the co-founder of HaL Computer Systems and of the People's Computer ImaginOn, a non-profit organization that played a pivotal role in the development of the personal computer. He is also a past IEEE CS Governing Board Member and a past member of the editorial boards of IEEE Computer and IEEE Software.

     Jim Polizotto has been a Director of ImaginOn since March 4, 1999. Mr. Polizotto has served an Engineering Director of VTEL Corporation, Sunnyvale, California, since 1994, where he is responsible for the Sunnyvale Validation organization. He also has corporate responsibility to ensure interoperability with other vendors' systems. VTEL Corporation is a world leader in Digital Visual Communications. Prior to 1994, Polizotto helped to create a multimedia development laboratory for IBM in Silicon Valley and was responsible for the development of many IBM multimedia breakthroughs, including the 1993 launch of IBM's Internet-based multimedia video streaming server. Mr. Polizotto also serves on the board of the International Multimedia Teleconferencing Consortium, Inc., a non-profit corporation comprised of more than 150 companies from around the world.

Compensation of the Board of Directors

     Our directors are not paid any fees for their services. However, directors are reimbursed their expenses incurred in attending Board of Directors meetings.

     In 1998, former directors Messrs. Simpson and Yang each received 10,000 shares of common stock in connection with their services as directors. Additionally, Mr. Yang exercised 15,000 previously granted options. In 1998, 10,000 incentive stock options were granted to Messrs. Yang and Simpson each at an exercise price of $1.42.

     August 31, 1999, the Compensation Committee approved a $50,000 bonus to each David Schwartz and Leonard Kain for recognition of their services to ImaginOn and to reflect current compensation of executives at other information technology companies.

Audit Committee

     We have an Audit Committee that:

     .    monitors our financial reporting and our internal and external audits;
     .    reviews and approves material accounting policy changes;
     .    monitors internal accounting controls;
     .    recommends the engagement of independent auditors
     .    reviews transactions between ImaginOn and its officers or Directors;
          and
     .    performs other duties when requested by the Board of Directors.

     Directors, Allison, Polizotto and Finn are members of the Audit Committee.

Compensation Committee

     We also have a Compensation Committee that reviews and approves the compensation and benefits paid to our executive officers, and administers our employee stock option plan. Messrs. Allison and Polizotto are members of the Compensation Committee.

1994 Stock Option Plan

     Our stockholders adopted the 1994 Stock Option Plan (the "1994 Option Plan") which provides for the issuance of options to purchase up to 200,000 shares of common stock to employees, officers, directors of, and consultants to ImaginOn. The purposes of the 1994 Option Plan are to encourage stock ownership by our employees, consultants and directors so that they may acquire or increase their proprietary interest in us, to reward employees, directors and consultants for past services to us and to encourage such persons to become employed by or remain in the employ of or otherwise continue their association. All options under the 1994 Plan have been granted.

1997 Stock Option Plan

     Our stockholders adopted the 1997 Stock Option Plan (the "1997 Option Plan") which provide for the reservation of up to 2,710,000 shares of our common stock. The purpose of the 1997 Option Plan is to provide additional incentive to our employees and consultants. Unless sooner terminated, the 1997 Option Plan will expire in 2007.


     The following table provides summary information about our stock option plans as of September 30, 1999:

             Shares Authorized     Options Outstanding    Options Exercisable
             ------------------   ---------------------  ---------------------
1994 Plan               200,000                     -0-                    -0-
1997 Plan             2,710,000                 847,302                390,050
             ------------------   ---------------------  ---------------------
Total                 2,910,000                 847,302                390,050
             ==================   =====================  =====================


     Our stock option plans are administered by our Compensation Committee. They determine additional conditions of the options granted, including the exercise price and the number of shares to grant.

     Options may be granted as incentive stock options ("Incentive Options") intended to qualify for special treatment under the Internal Revenue Code of 1986, as amended (the "Code"), or as non-statutory stock options ("Non-statutory Options") which are not intended to so qualify. Only employees of ImaginOn or its subsidiary are eligible to receive Incentive Options. The period during which options may be exercised may not exceed ten years. The exercise price for Incentive Options may not be less than 100% of the fair market value of the common stock on the date of grant; except that the exercise price for Incentive Options granted to persons owning more than 10% of the total combined voting power of the common stock may not be less than 110% of the fair market value of the common stock on the date of grant and may not be exercisable for more than five years. The exercise price for Non-statutory Options may not be less than 80% of the fair market value of the common stock on the date of grant.

     The Option Plans contain provisions for proportionate adjustment of the number of shares issuable upon the exercise of outstanding options and the exercise price per share in the event of stock dividends, recapitalization resulting in stock splits or combinations or exchanges of shares.

     In the event of the dissolution or liquidation of ImaginOn, a corporate separation or division or the merger or consolidation of ImaginOn, the Board may adopt resolutions which provide that all outstanding options under the Option Plan may be exercised on such terms as it may have been exercised immediately prior to, or will expire by a fixed date on or prior to, the date of such dissolution, liquidation, corporate separation, division, merger or consolidation. The Option Plan also provides for the acceleration of the vesting of all outstanding options in the event of any merger or consolidation in which ImaginOn is not the surviving corporation, or any sale or transfer by ImaginOn of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group or all or a majority of the then outstanding voting securities of ImaginOn.

Compliance with Section 16(a) of the Exchange Act.

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our officers and directors and persons who own more than ten percent of a registered class of our securities (collectively, "reporting persons"), to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the Securities and Exchange Commission ("SEC").

     Based solely upon a review of the copies of such forms it has received and representations from the Reporting Persons, we believe all reporting persons have complied with the applicable filing requirements.

                            Executive Compensation

     Executives, David Schwartz and Leonard Kain each receive an annual salary of $120,000 for the year ending December 31, 1999.

Summary Compensation Table

     The following table sets forth information regarding compensation paid to
(i) our Chief Executive Officer and (ii) each of our other executive officers whose total annual compensation exceeded $100,000 for the years ended December 31, 1996, 1997 and 1998. None of our executive officers received awards or payments of any long-term compensation during the period covered. The executives listed below resigned and are no longer ImaginOn employees.

                                             Annual                            Long Term         All Other
                                          Compensation                        Compensation     Compensation
                                     ----------------------------           --------------    ---------------
                                                                              Securities
                                                                              Underlying
Name and Position                    Year  Salary        Bonus       Other    Options /SARs
-----------------                    ----  ------        -----       -----    -------------
Henry Fong,                          1998  150,000(1)      -0-         -0-         -0-               -0-
President, former Chief Executive    1997  165,000(1)      -0-         -0-         -0-               -0-
Officer and Chairman of the Board    1996  160,000(1)      -0-         -0-         -0-           $300,000(2)
Resigned January 20, 1999

Barry S. Hollander,                  1998  155,000      76,313(3)      -0-         -0-               -0-
Treasurer and                        1997  117,738         -0-         -0-         -0-               -0-
Chief Financial Officer              1996  125,000         -0-         -0-         -0-               -0-
Resigned January 27, 1999

Michael S. Casazza, President        1998      -0-         -0-         -0-         -0-               -0-
Chief Operating Officer and Director 1997  157,500      413,00(4)                  -0-
Resigned September 1997              1996  190,000         -0-         -0-         -0-           300,000(2)

__________

(1) Mr. Fong was not an employee of the company and received fees of $10,000 per month for consulting services rendered to the company and received an additional $30,000 fee primarily related to long-term strategic planning, financing and acquisitions in connection with the Company's prior business.
(2) Represents guaranty fees accrued in connection with the USA Skate acquisition. These fees were paid at December 31, 1996 in shares of common stock based on a price of $1.375 per share, the December 31, 1996 market price.
(3) In January 1998, the company issued 18,500 shares of Series A preferred stock to Mr. Hollander. The shares were valued based upon the trading price of the company's common stock, adjusted for the one for three conversion feature of the preferred stock, and accordingly, the company recognized an expense of $76,313.
(4) Represents a bonus of 236,000 shares of common stock of the company, for among other things, the forgiveness of the remaining amount of $149,000 of the $400,000 promissory note, making other loans to the company and/or its subsidiaries in order for the company to meet immediately due obligations, and his effort in negotiating and moving the USA Skate asset sale forward to completion.

                    Option/SAR Grants in Last Fiscal Year.


     -----------------------------------------------------------------------

                               Individual Grants
     -----------------------------------------------------------------------
                    Number Of      Percent Of
                   Securities    Total Options/
                   Underlying     SARs Granted    Exercise Of
                  Options/SARs    To Employees     Base Price     Expiration
           Name    Granted (#)   in Fiscal Year      ($/sh)          Date
           (a)        (b)            (c)(1)           (d)            (e)
     -----------------------------------------------------------------------
      Henry Fong     133,200                         1.42          2003
                     148,000                         1.70          2003
                      74,000                         1.98          2003
                      74,000                         2.27          2003
                      74,000                         2.55          2003
                      74,000                         2.83          2003
                      74,000                         3.54          2003
                      74,000                         4.25          2003
                                    -------
                                      66%
     -----------------------------------------------------------------------
      Barry Hollander 46,800                         1.42          2003
                      52,000                         1.70          2003
                      26,000                         1.98          2003
                      26,000                         2.27          2003
                      26,000                         2.55          2003
                      26,000                         2.83          2003
                      26,000                         3.54          2003
                      26,000                         4.25          2003
                                    -------
                                      23%
     -----------------------------------------------------------------------

(1) For the year ended December 31, 1998, 1,100,000 options were granted. The percentage in this column is based on the total number of options granted to Henry Fong (725,200) and Barry Hollander (254,800)by California Pro Sports, Inc.

     Aggregated Option/SAR Exercises and Year-End 1998 Option/SAR Values.

------------------------------------------------------------------------------------------

                                                                            Value Of
                                              Number Of Securities         Unexercised
                                            Underlying Unexercised        In-The-Money
                                                 Options/SARs             Options/SARs
                                              At December 31, 1998    At December 31, 1998
                      Shares       Value              (#)                      ($)
                   Acquired On   Realized         Exercisable/            Exercisable/
   Name            Exercise (#)     ($)          Unexercisable            Unexercisable
    (a)               (b)           (c)               (d)                      (e)
------------------------------------------------------------------------------------------
Henry Fong             863,100     TBD               0/725,200                 $83,025/0
------------------------------------------------------------------------------------------
Barry Hollander        405,500     TBD               0/254,800                 $     0/0
------------------------------------------------------------------------------------------

        Security Ownership of Certain Beneficial Owners and Management

          Set forth below is certain information as of October 4, 1999, with respect to ownership of our common and preferred stock held of record or beneficially by (i) our executive officers named in the summary compensation table, (ii) our directors, (iii) each person who owns beneficially more than five percent of our outstanding common and preferred stock; (iv) all directors and executive officers as a group and (v) the selling shareholder:

                                                      Number of Common        Percentage Owned of
     Name and Address of Beneficial Owner               Shares Owned             Common Shares
     ------------------------------------               ------------             -------------
     David Schwartz                                      5,431,743                   13.26%
     (Officer and Director)
     1313 Laurel Street, Suite 1
     San Carlos, CA 94070

     Henry Fong                                          3,039,315(1)                 9.19%
     2401 PGA Blvd., Suite 190
     Palm Beach Gardens, FL 33410

     Leonard Kain                                        2,680,000                    6.54%
     (Director)
     1313 Laurel Street, Suite 1
     San Carlos, CA 94070

     Mary E. Finn                                              -0-(2)                  -0-
     (Director)
     1313 Laurel Street, Suite 1
     San Carlos, CA 94070

     Dennis Allison                                            -0-                     -0-
     (Director)
     1313 Laurel Street, Suite 1
     San Carlos, CA 94070

     Jim Polizotto                                             -0-                     -0-
     (Director)
     1313 Laurel Street, Suite 1
     San Carlos, CA 94070

     Wayne W. Mills                                      2,035,000                    5.63%
     c/o R. J. Steichen & Co.
     5500 Wayzata Blvd., Suite 290
     Golden Valley, MN 55402

     Gage LLC                                            2,013,823(4)                 4.58%
     Attn: Sabrina Hew
     c/o Citco Trustees Cayman Limited
     Commercial Centre
     P.O. Box 31106SmB
     Grand Cayman, Cayman Islands
     British West Indies

     All Directors and executive officers as a       8,111,743     19.80%
     group (5 persons)

_____________________
(1)   These shares have been transferred to Gulfstream Irrevocable 1998 Trust.
(2) Does not include 5,431,743 shares owned by her spouse, David M. Schwartz, as to which she disclaims beneficial ownership.
(3) The percentage is based on 43,930,179 shares of common stock after 2,959,458 shares of common stock have been registered pursuant to this registration statement/prospectus.

                Certain Relationships and Related Transactions

      On January 8, 1998, the company lowered the exercise of all the warrants held by Messrs. Fong and Casazza to $1.00 per share. In January 1999, Mr. Casazza sold his 201,400 warrants.

      In September 1997, Mr. Fong agreed to convert $181,000 owed to him by the company, for a note payable of the company, assumed by Mr. Fong, at the September 30, 1997 market price of $2.00 per share. In December 1997, Mr. Fong agreed to convert the common shares issued September 30, 1997 to Series A Preferred Shares of the company. Upon stockholder approval of a recapitalization measure in July 1998, Mr. Fong received 90,500 shares of the company's common stock in exchange for the Series A Preferred Stock.

      In January 1998, so as to infuse the company with short-term working capital, Mr. Hollander agreed to exercise 85,000 options to purchase shares of common stock granted pursuant to an Incentive Stock Option Agreement dated April 23, 1997. In exchange for this exercise, the company awarded Mr. Hollander 29,500 non-statutory stock options and 18,500 shares of Series A Preferred Stock. On July 15, 1998, the Series A Preferred Shares were converted to 55,500 shares of common stock.

      In January 1998, the company authorized the issuance of 50,000 shares of common stock to Mr. Casazza in exchange for consulting services for the period September 12, 1997 through January 12, 1998, at the January 5, 1998 market price of $1.375.

      In May 1998, at the request of the company, Barry Hollander exercised 49,500 options so as to infuse the Company with short-term working capital.

      In June of 1998, at the request of the company, Henry Fong exercised a total of 77,200 options so as to infuse the Company with short-term working capital.

      Transactions between the company and its officers, directors, employees and affiliates were on terms no less favorable to the company than would have been available from unaffiliated parties. Any such transactions were subject to the approval of a majority of the disinterested members of the Board of Directors.

                           Description of Securities


Common Stock

      We are authorized to issue up to 50,000,000 shares of common stock, $.01 par value per share. As of October 4, 1999 40,970,721 shares are outstanding. All outstanding shares of common stock are fully paid and non-assessable, and all shares of common stock offered in the offering, when issued, will be fully paid and non-assessable. The holders of ImaginOn common stock:

      . have equal ratable dividends from funds legally available, when and if declared by our Board of Directors;

      . are entitled to share ratably in all our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of ImaginOn;

      . do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto; and

      . are entitled to one vote per share on all matters on which stockholders may vote at all meetings of stockholders.

      The holders of our common stock do not have cumulative voting rights, which means that the holders of a majority of the outstanding shares represented at any stockholder meeting at which a quorum is present, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in such event the holders of the remaining shares will not be able to elect any of the directors.

Preferred Stock

      We are authorized to issue up to 5,000,000 shares of preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidations, conversion, voting or other rights that adversely affect the voting powers or other rights of ImaginOn's Common Stockholders. Currently there are 4,000 shares of Series F 12% Convertible Preferred Stock (the "Series F Preferred Stock") issued and outstanding.

      On May 4, 1999 we issued 4,000 shares of Series F Preferred Stock and the Group F Warrant to purchase 122,553 shares of our common stock. The holders of the Series F Preferred Stock are entitled to receive dividends out of legally available funds, subject to declaration by the Board of Directors. Such dividends are cumulative and shall be paid prior to and in preference to any dividend on the common stock at an annual rate of 12% of the $1,000 stated value. Such dividends begin to accrue from the date if issuance and are payable upon redemption or conversion. Dividends are payable, at the holders option in cash or unrestricted common stock. The Series F Preferred Stock shall rank prior to the common stock.

      Conversion of Preferred Stock into common stock can only occur by submitting a Notice of Conversion. After October 31, 1999 (180 days after date of issue date) the holders of Series F Preferred Stock may convert any whole number of the Series F Preferred Stock into common stock provided that:

      .   redemption notice has not been provided by us; or

      . holders of Series F Preferred do not currently or as a result of such conversion, own more that 4.9% of the then outstanding shares of common stock

      The number of our shares of common stock upon conversion of the Series F Preferred Stock is determined by dividing 1,000 by the conversion price. The conversion price will be the lowest of:

      . 125% of the average closing bid price of ImaginOn common stock on the 5 consecutive trading days ending on the trading day immediately preceding the issuance date; or

      . 94% of the average of the 5 lowest closing bid price of ImaginOn common stock during 22 trading days immediately preceding the conversion date.

      However, the number of shares of our common stock is subject to adjustment in each of the following cases:

      .   stock dividend

      . declaration of dividends payable in cash while offering a right to purchase more common stock at the dividend price

      .   stock split

      .   combination of  outstanding shares of common stock

      .   issue or reclassify common stock

      . consolidation, merger, sale or lease of substantially all of our assets

      .   capital reorganization or reclassification of common stock

      Redemption of Preferred Stock by us may occur at any time provided that there is one of the following:

      .   available full cash amount of the redemption price; or

      .   available credit facility to pay the cash redemption price; or

      . a combination or readily available cash and credit facility to pay the redemption price.

      The redemption price is subject to adjustment of the conversion price in the event of a stock split, stock dividend or combination of shares or similar event. The redemption price is determined by one of the following formulas:

      . 105% of the aggregate stated value of the Series F Preferred Stock plus all accrued and unpaid dividends if such redemption occurs before October 31, 1999 (180 days after the issue date; or

      . 110% of the aggregate stated value of the redeemed shares plus all accrued and unpaid interest if redeemed after October 31, 1999 (180 days after the issue date).

      As long as Series F Preferred Stock is outstanding, we are required to reserve and keep available out of our authorized but unissued common stock no less that 200% of the number of shares of common stock convertible from the Series F Preferred Stock. A two-thirds vote of the Series F Preferred Stockholders is required to amend our Certificate of Incorporation if such amendment does any of the following:

      .   create senior preferred stock

      . reduce payment to Holders of Series F Preferred Stock due to voluntary or involuntary liquidation or winding up

      .   cancel or modify conversion rights

      Additionally, we cannot establish a par value of any shares of stock receivable on conversion of Series F Preferred Stock or consolidate, merger or permit such unless such acquirer assumes in writing all the obligations of the Series F Preferred Stock.

Warrants and Options

      The Warrants. Prior to this offering, we redeemed all of our outstanding public warrants. As part of the Series F 12% Convertible Preferred Stock Purchase Agreement dated May 4, 1999 (the "Series F Agreement") the purchaser of the Series F Preferred Stock also negotiated for a warrant that expires on or prior to May 3, 2003 to purchase 122,553 shares of common stock (the "Group F Warrant"). The exercise price ("Group F Warrant Exercise Price") of the common stock will be the lower of the following:

      . 110% of the bid price on a trading day immediately preceding the date of the warrant; or

      . 100% of the bid price on the day all shares of Series F Preferred Stock are redeemed in full by us; or

      . 100% of the bid price on the first trading day immediately following the day demand and proper notice for registration of the common stock is received by us.

      The Group F Warrant Exercise Price is subject to adjustment in certain events including but not limited to the following:

      . amendment to our Certificate of Incorporation changing the designation of common stock or the rights, privileges, restrictions or conditions in respect of the common stock or division of common stock;

      . subdivision to our outstanding stock or declare a dividend or make any distribution to shareholders payable in common stock;

      . issue more than 100,000 share of common stock or options to purchase common stock or securities convertible into common stock with an exercise price less than the Group F Warrant Exercise Price either through a public or private placement but not including options granted pursuant to our Stock Option Plan or shares issued in an acquisition, or shares issuable pursuant to our convertible debentures;

      . merger, consolidation, reorganization or sale of substantially all our assets.

Registration Rights

      Pursuant to the Series F Agreement, the holder of the Series F Preferred Stock was granted demand registration rights for the number of shares of common stock convertible from the Series F Preferred Stock and the Group F Warrant. Under to the registration rights agreement, we are obligated to register 150% shares of common stock which may be redeemed upon conversion of the Series F Preferred Stock and the 122,553 shares of common stock exercisable under the Group F Warrant. We are fulfilling our obligations under the registration rights agreement with this registration statement and prospectus.

    Indemnification Provided in Connection with the Offering by the Selling
                                Securityholder

      The selling securityholder has agreed to indemnify ImaginOn, its directors, its officers and each person who controls ImaginOn against any liabilities and expenses arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in this registration statement and prospectus in reliance upon written information furnished by the selling securityholder to ImaginOn for use in either of these documents.

                             Plan of Distribution

      We are registering the shares offered by the selling securityholder and no underwriters are participating in this offering.

      We will pay all costs and expenses in connection with the preparation of this prospectus and the registration of the shares. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling securityholder. Selling securityholder may sell their shares from time to time in one or more types of transactions, which may include block transactions, on the Nasdaq SmallCap Market. The types of transactions include:

          .    negotiated transactions

          .    put or call option transactions;

          .    short sales; or

          . a combination of the above transaction at market prices at the time of sale or at negotiated prices.

      These transactions may or may not involve brokers or dealers. The selling securityholder have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling securityholder. Pursuant to the Certificate of Designation of the Series F 12% Convertible Preferred Stock, the securityholder cannot own more than 4.99% of the issued and outstanding common stock at any one time. This requirement does not interfere with the securityholder's right to convert the Series F Preferred Stock over time which in the aggregate would be greater than 4.99% provided that the securityholder does not own more than 4.99% of the common stock at anyone time. ImaginOn is registering 2,959,458 shares of common stock with this registration statement, but the securityholder, can only can convert Series F Preferred Stock up to 2,013,823 shares of common stock including 122,553 warrant shares.

      We have agreed to indemnify the selling securityholder and the officers, directors and each person who controls the selling securityholder against all losses, claims, damages, liabilities and expenses caused by:

          . any untrue or alleged untrue statement of material fact contained in the registration statement, this prospectus or any amendment or supplement to these documents; or

          . any omission or alleged omission to state a material fact in the registration statement, this prospectus or any amendment or supplement to these documents that is required to be stated or necessary to ensure that the documents are not misleading.

      The selling securityholder will not be indemnified if the claims relating to or arising from untrue statements or omissions if:

          . the statements or omissions are based on written information provided by the selling securityholder for use in the preparation of the registration statement, this prospectus or any amendments or supplements to these documents; or

          . the selling securityholder fails to deliver a copy of this prospectus to a buyer.

      The selling securityholder and any broker-dealers that act in connection with the sale of securities might be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by those broker-dealers and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

      Because the selling securityholder may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, the selling securityholder will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling securityholder that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to its sales in the market.

      The selling securityholder also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided it meets the criteria and conform to the requirements of that Rule.

                                 Legal Matters

      The legality of the securities being offered will be passed on for us by Friedlob Sanderson Raskin Paulson & Tourtillott, LLC, Denver, Colorado.

                                    Experts

      The audited consolidated financial statements of ImaginOn, Inc. and subsidiaries included in this Registration Statement have been audited by Gelfond Hochstadt Pangburn & Co., independent certified public accountants, for the periods and to the extent set forth in their report appearing in the Registration Statement. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

                      Where You Can Find More Information

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to you free of charge at the SEC's website at http://www.sec.gov.

      Our common stock is traded as "SmallCap Market Securities" on the Nasdaq National Market. Material filed by us can be inspected at the offices of te National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.


          .    Our Annual Report on Form 10-KSB for the year ended December 31,
               1998

          . Our Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999

          . Our Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999

          .    Our Current Reports on Form 8-K filed March 23, 1999 and July 8,
               1999

      You may request free copies of these filings by writing or telephoning us at our principal offices, which are located at the following address:

                         1313 Laurel Street, Suite 1
                         San Carlos, CA 94070
                         (650) 596-9300
                         Attn: Secretary

                                   Glossary

      The following glossary may be helpful in understanding the business and risk factors associated with ImaginOn, Inc. and its wholly-owned subsidiary
ImaginOn.com:

      "BROWSER" - Short for Web Browser; it's the tool (program) that allows a user to surf the web.

      "BUFFER" - A storage area for a finite amount of data in a computer system or digital transmission system.

      "CD-ROM" - Compact Disc - Read Only Memory. A CD-ROM is any compact disc which contains computer data. These discs can store large amounts of data. If there is a large amount of data on a CD-ROM, then it is usually impractical to copy the data to the hard disk, in this case, you must insert the disc whenever you want to use the data. The ROM simply means that you cannot save information onto these discs. CD-Rom may also refer to the drive used to read these discs.

      "COMPILER" - A software program that processes a structured set of data and creates another data set. If the data is a computer program written in a human-readable language, the output will usually be a set of instructions that can be executed by a computer to perform the tasks the programmer intended.

      "DVD"- Digital video disc or digital versatile disc. DVD Rom is similar to a large capacity CD Rom. DVD movies are DVD discs containing digitalized Hollywood movies. DVD Ram (Random Access Memory) is recordable DVD media, like CDR (CD Recordable) and CDRW (CD Read/Write discs.)

      "E-MAIL" - E-mail stands for electronic mail. Most networks support some form of e-mail. E-mail allows a user to send text (such as a letter) to another person on another computer.

      "ELECTRONIC-MAIL" - This tool is usually provided by an Internet service provider. It allows a user to send and receive mail (messages) over the Internet.

      "HTML" - Hypertext Mark-Up Language. HTML is not really a programming language, but a way to format text by placing marks around the text. For example, HTML allows a user to make a word bold or underline it. HTML is the foundation for most web pages.

      "HYPERLINK" - A data object, such as text or an image, that has a dual purpose. The first purpose is to convey information in the form of text or a picture. The second purpose is to connect the user to another data object, that may be somewhere else entirely separate from the text or image presented. For example, on an Internet Web page, the word "Poodle" within a text about dogs might serve to connect the user to another web page specifically about poodles, when the user clicks their mouse button while their cursor is on the word "Poodle."

      "HYPERTEXT" - Text on a web page that links the user to another web page. The hypertext, or links will usually be different color than the other text on the page and is usually underlined.

      "I/O" - Input/Output. The place where data enters or leaves a computer system or digital transmission system.

      "INTERNET" - Originally called ARPANET after the Advanced Research Projects Agency of the U.S. Department of Defense. This electronic network connects the hosts together so that a user may go from one Web Page to another efficiently. The electronic connection began as a government experiment in 1969 with four computers connected together over phone lines. By 1972, universities also had access to what was by then called the Internet.

      "JAVA APPLET" -mini-software programs written in the Java language, that run inside a Web browser window.

      "KEYWORD" - A word a user might use to search for a web site.

      "LATENCY" - The time it takes for a computer or transmission system to respond to the user's input.

      "LINK" - A link will transport a user from one Internet site to another with just a click of the mouse. Links can be text or graphic and are recognizable once the user knows what to look for. Text links usually will be underlined and often a different color than the rest of the text on the screen. A graphic link usually has a frame around it.

      "LOSSLESS" - A digital process that preserves information. For example, the process that digitizes financial data for transmission over computer networks is lossless, so the numbers do not change between sender and receiver.

      "LOSSY" - A digital process that loses information. For example, the process that digitizes voice for long distance telephone calls is lossy, so the quality of the audio is less than perfect.

      "NET" - Short for Internet.

      "NETWORK" - A multi-dimensional set of items and the connections between them.

      "NODE" - The point within a network where an item resides, or a connection is made to an item in the network.

      "OBJECT" - A self-contained item of information that has predefined attributes and behaviors. Objects are used by computer programs to store data and represent data. Examples of objects are digital images, a text page, a display window.

      "ONLINE" - Having accesses to the Internet.

      "REAL-TIME" - To view or hear something in real-time means to see or hear it immediately and without any slowdowns. Real-time audio on the Internet, for example, means the user does not have to wait an entire audio file to download, but can (almost) immediately start listening to the audio as it is coming to them.

      "SITE" - A place on the Internet. Every web page has a location where it resides which is called its site. Every site has an address usually beginning with "http://."

      "STREAM" - Digital data that is transmitted or delivered as a continuous flow of information within a channel. The stream may or may not have a fixed duration. Examples of streams are digitized audio and digitized video.

      "SURFING" - The process of "looking around" the Internet.

      "URL" - Uniform Resource Locator.  The address of an Internet site.

      "WWW" - An acronym for the World Wide Web.

      "WEB" - Short for the World Wide Web.

      "WEB BROWSER" - The tool (program) that allows one to surf the World Wide Web.

      "WEB PAGE" - Every time a user is on the Internet, they are looking at a web page.

      "WORLD WIDE WEB" - A full-color, multimedia database of information on the Internet. Like the name implies the World Wide Web is a universal mass of web pages connected together through links. Theoretically, if a user clicks on every link on every web page you would eventually visit every corner of the world without ever leaving their computer chair.

                        IMAGINON, INC. AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996

                         INDEX TO FINANCIAL STATEMENTS


                                                                            Page
                                                                            ----

Independent auditors' report                                                 F-2

Consolidated financial statements:

     Balance sheets                                                          F-3

     Statements of operations and comprehensive loss                         F-4

     Statements of shareholders' equity                              F-5  -  F-8

     Statements of cash flows                                        F-9  - F-10

     Notes to financial statements                                  F-11  - F-34

Unaudited June 30, 1999 Financial Statements:                               F-35

     Balance sheet                                                          F-36

     Statement of operations and comprehensive losses                       F-37

     Statement of shareholders' equity                               F-38 - F-40

     Statement of cash flows                                         F-41 - F-42

     Notes of financial statements                                   F-43 - F-47

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
ImaginOn, Inc.

We have audited the accompanying consolidated balance sheets of ImaginOn, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations and comprehensive loss, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ImaginOn, Inc. and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles.


GELFOND HOCHSTADT PANGBURN & CO.


Denver, Colorado
March 22, 1999

                        IMAGINON, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                                      Assets
                                                                      ------

                                                                      Unaudited         December 31,       December 31,
                                                                      Pro forma          1998               1997
                                                                     ------------       ------------       ------------
                                                                       (Note 7)
Current assets:
 Cash                                                                $  2,714,103       $     74,103       $     13,969
 Notes and accounts receivable, less allowance
     for doubtful accounts of $216,000 in 1997:
    Trade                                                                                                        10,000
    Related parties (Note 10)                                           1,477,217          1,477,217            131,270
    Other                                                                 104,226            104,226             90,000
 Prepaid expenses and other                                                25,000             25,000             28,141
 Assets of subsidiary held for sale (Note 4)                                                 624,284          1,104,527
                                                                     ------------       ------------       ------------
      Total current assets                                              4,320,546          2,304,830          1,377,907
                                                                     ------------       ------------       ------------
Furniture and equipment, net of accumulated
 depreciation ($469,379,1998; $319,866,1997)                                2,674              2,674            153,387
                                                                     ------------       ------------       ------------

Other assets, net of accumulated amortization
  ($16,666, 1998; $66,137, 1997):
    Deferred merger costs                                                 167,777            167,777
    Goodwill                                                                                                    191,121
    Trademark license costs and other                                      83,334             83,334            546,212
                                                                     ------------       ------------       ------------
                                                                          251,111            251,111            737,333
                                                                     ------------       ------------       ------------
                                                                     $  4,574,331       $  2,558,615       $  2,268,627
                                                                     ============       ============       ============

                                               Liabilities and Shareholders' Equity
                                               ------------------------------------

Current liabilities:
   Accounts payable and accrued expenses                             $    278,333       $    233,532       $     64,393
   Liabilities of subsidiary held for sale (Note 4)                                        1,263,565          1,714,139
                                                                     ------------       ------------       ------------
      Total liabilities (all current)                                     278,333          1,497,097          1,778,532
                                                                     ------------       ------------       ------------
Minority interest                                                                             56,320            385,149
                                                                     ------------       ------------       ------------
Commitments and contingencies (Notes 4, 5, and 10)
Shareholders' equity (Note 7):
  Preferred stock, $0.01 par value; authorized
      5,000,000 shares:
      Series A, issued and outstanding
       1,099,685 shares                                                                                          10,997
      Series B/C, issued and
       outstanding 1,630 shares                                         1,300,902          1,300,902
     Series D/E, issued and
       outstanding 3,000 shares                                           935,000
   Common stock, $0.01 par value; authorized
    50,000,000  shares; issued 13,434,731 shares                          134,347            134,347             67,344
   Warrants                                                               394,200            394,200            394,200
   Capital in excess of par                                            15,583,849         13,968,849         11,080,758
   Accumulated deficit                                                (14,052,300)       (14,052,300)       (10,554,713)
   Treasury stock held by subsidiary, at cost,
      1,204,950  shares of common stock, 1998;
      360,000 shares of common stock and
      750,471 shares of preferred stock, 1997                                               (740,800)          (893,640)
                                                                     ------------       ------------       ------------
       Total shareholders' equity                                       4,295,998          1,005,198            104,946
                                                                     ------------       ------------       ------------
                                                                     $  4,574,331       $  2,558,615       $  2,268,627
                                                                     ============       ============       ============

                See notes to consolidated financial statements.

                        IMAGINON, INC. AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996

                                                                       1998              1997              1996
                                                                  ---------------   --------------     ----------------
Net sales                                                         $                 $    9,087,767     $     16,952,904
                                                                  ---------------   --------------     ----------------
Cost of sales:
       Substantially from a related party (Note 1)                                                            3,148,423
       Others                                                                            7,445,344            9,852,861
       Inventory markdowns and adjustments                                                                    1,059,750
                                                                  ---------------   --------------     ----------------
                                                                                         7,445,344           14,061,034
                                                                  ---------------   --------------     ----------------
         Gross profit                                                                    1,642,423            2,891,870
                                                                  ---------------   --------------     ----------------

Operating expenses:
  General, administrative and selling expenses                          2,060,001        5,270,153            6,153,723
  Consulting fees, related party (Note 5)                                 180,000          210,000              200,000
  Restructuring and Impairment
        charges (Note 11)                                                 489,825          237,452            1,229,000
                                                                  ---------------   --------------     ----------------
Total operating expenses                                                2,729,826        5,717,605            7,582,723
                                                                  ---------------   --------------     ----------------

Loss from operations                                                   (2,729,826)      (4,075,182)          (4,690,853)
                                                                  ---------------   --------------     ----------------

Other expenses (income):
  Interest income, related party (Note 10)                                (43,948)
  Interest expense:
      Related parties                                                                      297,338              305,947
      Other                                                               141,040          669,140            1,083,274
  Foreign currency gains                                                                   (59,791)              44,012
  Royalty and other income                                               (103,643)         (62,312)             (51,376)
  Loss on marketable securities (Note 3)                                                    62,392              144,457
  Gain on sale of investment in subsidiary (Note 4)                                        (87,593)            (111,366)
  Gain from issuance of common stock by
   subsidiary (Note 4)                                                                                         (479,100)
  Finance fees (Notes 4 and 7)                                            591,060          440,643
  Loss on sale of USA Skate assets (Note 4)                               125,000          751,522
                                                                  ---------------   --------------     ----------------
                                                                          709,509        2,011,339              935,848
                                                                  ---------------   --------------     ----------------

Loss before income taxes and minority interest                         (3,439,335)      (6,086,521)          (5,626,701)
Income tax benefit (Note 6)                                                               (166,404)            (244,500)
                                                                  ---------------   --------------     ----------------

Loss before minority interest                                          (3,439,335)      (5,920,117)          (5,382,201)
Minority interest                                                          58,252         (727,197)             193,681
                                                                  ---------------   --------------     ----------------

Loss before extraordinary item                                         (3,497,587)      (5,192,920)          (5,575,882)
Extraordinary item (Note 8)                                                                383,705
                                                                  ---------------   --------------     ----------------

Net loss                                                               (3,497,587)      (4,809,215)          (5,575,882)
Other comprehensive income (loss):
  Foreign currency translation adjustments                                                   7,774               (7,774)
                                                                  ---------------   --------------     ----------------

Comprehensive loss                                                $    (3,497,587)  $   (4,801,441)    $     (5,583,656)
                                                                  ===============   ==============     ================

Net loss                                                          $    (3,497,587)  $   (4,809,215)    $     (5,575,882)
Amortization of discount on preferred stock                            (1,120,000)
                                                                  ---------------   --------------     ----------------

Net loss applicable to common shareholders                        $    (4,617,587)  $   (4,809,215)    $     (5,575,882)
                                                                  ===============   ==============     ================

Basic and diluted loss per share:
  Before extraordinary item                                       $         (0.48)  $        (0.94)    $          (1.37)
  Extraordinary item                                                                          0.07
                                                                  ---------------   --------------     ----------------

Basic and diluted loss per common share                           $         (0.48)  $        (0.87)    $          (1.37)
                                                                  ===============   ==============     ================

Weighted average number of shares outstanding                           9,549,353        5,544,833            4,078,864
                                                                  ===============   ==============     ================

                See notes to consolidated financial statements.

                       IMAGINON, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                 YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                         Series A            Series B and C
                                 Common Stock         Preferred Stock        Preferred Stock
                             --------------------  ---------------------   --------------------

                               Shares     Amount     Shares      Amount     Shares     Amounts    Warrants
                             ----------  --------  ----------   --------   ---------  ---------  -----------
Balances, January 1, 1996     3,783,511  $ 37,835                                                   $394,200

Issuance of 400,000 shares
 of common stock (Note 7)       400,000     4,000

Issuance of 36,000 shares
 of common stock in
 settlement of an account
 payable (Note 7)                36,000       360

Issuance of 480,000 shares
 of common stock in
 settlement of payables to
 officers/shareholders
  (Note 7)                      480,000     4,800

Net loss for 1996

Cumulative foreign
 currency translation
 adjustment
                             ----------  --------  ----------   --------   ---------  ---------  -----------
Balances, December 31, 1996   4,699,511  $ 46,995                                                   $394,200

Issuance of 371,493 shares
of common stock in
exchange for 480,417
shares of the Company's
subsidiary stock (Note 4)       371,493     3,715

Issuance of 75,000 shares
of common stock in
satisfaction of 300,000
options to purchase
common stock (Note 5)            75,000       750

Issuance of 75,000 shares
of common stock for
consulting and financial
services (Note 5)                75,000       750

Issuance of 865,225 shares
of common stock in
satisfaction of
$1,171,656 of liabilities
(Note 7)                        865,225     8,652

Issuance of 235,701 shares
of common stock for
extending maturity date
on certain notes (Note 4)       235,701     2,357

                                                                   Foreign
                                                                   currency
                                Capital in                        translation      Treasury
                               excess of par        Deficit       adjustment        stock        Total
                             -----------------   -------------   -------------   -----------   -----------
Balances, January 1, 1996          $ 4,727,492   $   (169,616)                                 $ 4,989,911

Issuance of 400,000 shares
of common stock (Note 7)               896,000                                                     909,000

Issuance of 36,000 shares
of common stock in
settlement of an account
payable (Note 7)                       107,640                                                     103,000

Issuance of 480,000 shares
of common stock in
settlement of payables to
officers/shareholders
(Note 7)                               655,200                                                     660,000

Net loss for 1996                                  (5,575,882)                                  (5,575,882)

Cumulative foreign
currency translation
adjustment                                                            $ (7,774)                     (7,774)
                             -----------------   -------------   -------------   -----------   -----------

Balances, December 31, 1996        $ 6,386,332   $ (5,745,498)        $ (7,774)                $ 1,074,255

Issuance of 371,493 shares
of common stock in
exchange for 480,417
shares of the Company's
subsidiary stock (Note 4)              407,677                                                     411,392

Issuance of 75,000 shares
of common stock in
satisfaction of 300,000
options to purchase
common stock (Note 5)                   69,563                                                      70,313

Issuance of 75,000 shares
of common stock for
consulting and financial
services (Note 5)                       74,250                                                      75,000

Issuance of 865,225 shares
of common stock in
satisfaction of
$1,171,656 of liabilities
(Note 7)                             1,163,004                                                   1,171,656

Issuance of 235,701 shares
of common stock for
extending maturity date
on certain notes (Note 4)              438,284                                                     440,641

                                  (Continued)

                        IMAGINON, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (CONTINUED)
                 YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                         Series A           Series B and C
                                 Common Stock         Preferred Stock       Preferred Stock
                             ------------------   ----------------------  -------------------
                                                                                                                 Capital in
                               Shares   Amount     Shares      Amount      Shares   Amounts       Warrants      excess of par
                             --------- --------   -------    -----------  -------  ----------   -----------   ---------------
Issuance of 52,500 shares
of common stock upon the
exercise of options (Note 7)    52,500     525                                                                     94,475

Issuance of 349,214 Class
A Series Preferred Stock
(Note 7)                                            349,214   $  3,492                                          1,554,638

Issuance of stock to
subsidiary in satisfaction
of $893,640 liabilities
(Note 7)                       360,000   3,600      750,471      7,505                                            882,535

Net loss for 1997

Foreign currency
translation adjustment
                             ---------  ------     --------   --------   ---------  ----------      --------  -----------
Balances, December 31, 1997
                             6,734,430 $67,344    1,099,685   $ 10,997                              $394,200  $11,080,758

Issuance of 437,593 shares
of common stock in
consideration for
extending the date on
certain notes (Note 5)         437,593   4,376                                                                    538,426

Issuance of 50,000 shares
of common stock for
consulting services (Note 5)    50,000     500                                                                     68,250

Issuance of 534,200 shares
of common stock upon
exercise of options (Note 5)   534,200   5,342                                                                    574,068

Issuance of 18,500 shares
of Series A preferred
stock (Note 5)                                       18,500        185                                             76,128

Issuance of 167,754 shares
of Series A preferred
stock in a private
placement (Note 4)                                  167,754      1,678                                            164,975

Issuance of 41,667 shares
of Series A preferred
stock in satisfaction of
$150,000 of liabilities                              41,667        417                                            149,583

Issuance of 3,982,818
shares of common stock in
exchange for 1,327,606
shares of Series A
preferred stock (Note 5)     3,982,818  39,828   (1,327,606)   (13,277)                                           (26,551)

                                                          Foreign
                                                          currency
                                                         transition
                                                         adjustment
                                                                          Treasury
                                         Deficit                            stock                Total
                                      -----------      -------------    ------------          -----------
Issuance of 52,500 shares
of common stock upon the
exercise of options (Note 7)                                                                     95,030

Issuance of 349,214 Class
A Series Preferred Stock
(Note 7)                                                                                      1,568,130

Issuance of stock to
subsidiary in satisfaction
of $893,640 liabilities
(Note 7)                                                                     $ (893,640)

Net loss for 1997                       (4,809,215)                                          (4,809,215)

Foreign currency
translation adjustment                                      7,774                                 7,774
                                      -------------   -----------            ----------       ---------

Balances, December 31, 1997           $(10,554,713)                          $ (893,640)       $101,946


Issuance of 437,593 shares
of common stock in
consideration for
extending the date on
certain notes (Note 5)                                                                          542,832

Issuance of 50,000 shares
of common stock for
consulting services (Note 5)                                                                     68,750

Issuance of 534,200 shares
of common stock upon
exercise of options (Note 5)                                                                    579,410

Issuance of 18,500 shares
of Series A preferred
stock (Note 5)                                                                                   76,313

Issuance of 167,754 shares
of Series A preferred
stock in a private
placement (Note 4)                                                                              166,653

Issuance of 41,667 shares
of Series A preferred
stock in satisfaction of
$150,000 of liabilities                                                                         150,000

Issuance of 3,982,818
shares of common stock in
exchange for 1,327,606
shares of Series A
preferred stock (Note 5)

                                  (Continued)

                                                                      Series A                  Series B and C
                                      Common Stock                 Preferred Stock              Preferred Stock
                                   -------------------         -----------------------      -----------------------
                                    Shares     Amount           Shares         Amount        Shares        Amounts      Warrants
                                   --------   --------         --------       --------      --------      ---------    ----------
Issuance of 245,520 shares of
common stock owned by Skate
Corp. in satisfaction of
$245,520 of liabilities

Issuance of 316,256 shares of
common stock in satisfaction of
$288,826 of liabilities            316,256       3,163


Issuance of 2,080 shares of
Series B and C preferred stock
in connection with private
placement, net of costs (Note 4)                                                               2,080      $  540,026

Issuance of 1,327,000 shares of
common stock owned by Skate
Corp. In exchange for 884,667
shares of Skate Corp (Note 5)

Issuance of 80,000 shares of
common stock in a private
placement                           80,000         800


Issuance of 500,000 shares of
common stock for $400,000
(Note 7)                           500,000       5,000


Issuance of 36,790 shares of
common stock for penalty on
Series B/C preferred stock
(Note 7)                            36,790         368


Issuance of 742,644 shares of
common stock in exchange for
450 shares of Series B & C
preferred stock (Note 7)           742,644       7,426                                          (450)       (359,124)


Issuance of 20,000 shares to
outside members of the Board
of Directors                        20,000         200


Sale of 84,212 shares of
treasury owned by
subsidiary

Amortization of Class B/C
Series preferred stock                                                                                     1,120,000
                                                                          Foreign
                                                                          currency
                                      Capital in                         translation        Treasury
                                     excess of par        Deficit        adjustment          stock         Total
                                   ----------------   --------------  ----------------  -------------- ------------
Issuance of 245,520 shares
of common stock owned by Skate
Corp. in satisfaction of
$245,520 of liabilities                    161,503                                            80,017      245,520

Issuance of 316,256 shares of
common stock in satisfaction
of $288,826 of liabilities                 285,663                                                        288,826

Issuance of 2,080 shares of
Series B and C preferred stock
in connection with private
placement, net of costs (Note 4)         1,120,000                                                      1,660,026


Issuance of 1,327,000 shares of
common stock owned by Skate
Corp. In exchange for 884,667
shares of Skate Corp (Note 5)             (107,797)                                          454,099      346,302


Issuance of 80,000 shares of
common stock in a private
placement                                   39,200                                                         40,000


Issuance of 500,000 shares of
common stock for $400,000
(Note 7)                                   395,000                                                        400,000


Issuance of 36,790 shares of
common stock for penalty on
Series B/C preferred stock
(Note 7)                                    47,890                                                         48,258


Issuance of 742,644 shares of
common stock in exchange for
450 shares of Series B & C
preferred stock (Note 7)                   351,698


Issuance of 20,000 shares to
outside members of the Board
of Directors                                19,800                                                         20,000


Sale of 84,212 shares of
treasury owned by subsidiary               150,255                                            28,724      178,979


Amortization of Class B/C
Series preferred stock                  (1,120,000)


(Continued)

                        IMAGINON, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (CONTINUED)
                 YEARS ENDED  DECEMBER 31, 1998, 1997 AND 1996

                                                            Series A               Series B and C
                                   Common Stock          Preferred Stock           Preferred Stock
                              ----------------------   --------------------     --------------------
                                                                                                                     Capital in
                                Shares      Amount       Shares     Amount       Shares     Amounts     Warrants    excess of par
                              ----------   ---------   ---------  ---------     --------  ----------   ----------   -------------
Receipt  by subsidiary of
250,000 shares of common
stock from third party in
settlement of an amount
due to subsidiary from
third party (Note 4)

Net loss for the year
 ended December 31, 1998
                              ----------   ---------   ---------   --------     --------  ----------   ----------   -------------
                              13,434,731   $ 134,347                               1,630  $1,300,902     $394,200     $13,968,849
                              ==========   =========   =========   ========     ========  ==========   ==========   =============

                                                      Foreign
                                                     currency
                                                    translation
                                                     adjustment       Treasury
                                      Deficit                          stock           Total
                                   -------------    ------------    -----------     ------------
Receipt  by subsidiary of
250,000 shares of common
stock from third party in
settlement of an amount
due to subsidiary from
third party (Note 4)                                                  (414,000)        (414,000)

Net loss for the year
 ended December 31, 1998             (3,497,587)                                     (3,497,587)
                                   -------------    ------------    -----------     ------------
                                   $(14,052,300)                     $(740,800)     $ 1,005,198
                                   =============    ============    ===========     ============

                        IMAGINON,INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996


                                                             1998             1997              1996
                                                       --------------    --------------    --------------
Cash flows from operating activities:
     Net loss                                          $   (3,497,587)   $   (4,809,215)   $   (5,575,882)
                                                       --------------    --------------    --------------
     Adjustments to reconcile net loss to
     net cash used in operating activities:
       Extraordinary gain                                                      (383,705)
       Inventory markdowns and adjustments                                                      1,059,750
       Net unrealized holding loss                                               62,392           144,457
       Gain on sale of investment in subsidiary                                 (87,593)         (111,366)
       Gain from issuance of common stock by
         subsidiary                                                                              (479,100)
       Loss on sale of USA Skate assets                       125,000           751,522
       Expense incurred upon issuance of
         common stock and options                             756,122           724,223
       Depreciation and amortization                          230,821           628,601           681,717
       Amortization of license fee payable
         and other                                                               88,867           214,688
       Provision for losses on accounts receivable            272,086           250,836           228,000
       Foreign currency gains (loss)                                            (59,791)           44,012
       Minority interest                                       58,252          (727,197)          193,681
       Restructuring and impairment charges                   489,825           237,452         1,229,000
     Decrease (increase) in assets:
       Accounts receivable                                                     (135,947)        2,432,580
       Income taxes receivable                                                  221,624          (221,624)
       Due from related parties                            (1,345,947)         (310,369)           22,866
       Inventories                                                            1,806,578         2,578,805
       Prepaid expenses and other                             (82,898)          436,111          (236,638)
       Assets of subsidiary held for sale                    (205,843)
     Increase (decrease) in liabilities:
       Accounts payable and accrued expenses                  853,585          (394,606)       (1,210,188)
       Payables to officers/shareholders and other
         related parties                                                        (36,804)          136,250
       Income taxes payable                                                                      (208,304)
       Liabilities of subsidiary held for sale               (450,574)       (1,340,648)
                                                       --------------    --------------    --------------
                     Total adjustments                        700,429         1,731,546         6,498,586
                                                       --------------    --------------    --------------

Net cash provided by (used in) operating activities        (2,797,158        (3,077,669)          922,704
                                                       --------------    --------------    --------------

Cash flows from investing activities:
     Payment from sale of USA Skate Co., Inc.                                14,500,000
     Payment or purchase of subsidiary, net
       of cash acquired                                                                        (3,551,760)
     Payment for intangible assets                                                               (436,600)
     Capital expenditures                                                       (95,141)         (237,545)
     Proceeds from sale of marketable securities                                166,260
     Acquisition, offering and financing costs                                                   (421,770)
     Deferred merger costs                                   (167,777)
                                                       --------------    --------------    --------------
 Net cash provided by (used in) investing activities         (167,777        14,571,119        (4,647,675)
                                                       --------------    --------------     -------------

                        IMAGINON, INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                 YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996


                                                                       1998             1997              1996
                                                                 ---------------   ---------------   --------------
Cash flows from financing activities:
     Proceeds from notes payable and long-term debt                                        174,545        4,543,522
     Repayments of notes payable, license fees
       and long-term debt                                                              (11,713,124)      (1,587,263)
     Proceeds from sale of treasury stock                                178,980
     Net proceeds from issuance of
      common stock and warrants                                        2,846,089                            819,600
                                                                 ---------------   ---------------   --------------
Net cash provided by (used in) financing activities                    3,025,069       (11,538,579)       3,775,859
                                                                 ---------------   ---------------   --------------

Net increase (decrease) in cash                                           60,134           (45,129)          50,888

Cash, beginning                                                           13,969            59,098            8,210
                                                                 ---------------   ---------------   --------------

Cash, ending                                                     $        74,103   $        13,969   $       59,098
                                                                 ===============   ===============   ==============

Supplemental disclosure of cash flow information:
     Cash paid for interest                                      $       152,000   $       826,000   $    1,041,900
                                                                 ===============   ===============   ==============

     Cash paid for income taxes                                                                      $       89,300
                                                                                                     ==============


Supplemental disclosure of noncash
  investing and financing activities:
     Purchase (disposition) of USA Skate Co., Inc.
       net of cash acquired:
         Fair value (cost) of assets acquired (disposed of)                        $   (16,937,947)  $   11,334,200
         Intangible assets                                                                                2,777,774
         Liabilities (assumed) disposed of                                               1,899,533       (9,210,214)
         Fair value of assets exchanged                                                                  (1,350,000)
         Loss on disposition                                                               538,414
                                                                                   ---------------   --------------
Total cash paid (received), net of cash acquired                                   $   (14,500,000)  $    3,551,760
                                                                                   ===============   ==============

     Issuance of 400,000 shares of common stock in
       exchange for consulting and non-compete agreements                                            $      900,000
                                                                                                     ==============
     Issuance of 480,000 shares of common stock in
       settlement of payables to officers/shareholders                                               $      660,000
                                                                                                     ==============
     Minimum royalties payable in exchange
     for a license agreement                                                                         $    2,213,235
                                                                                                     ==============
     Issuance of 371,493 shares of common stock in
       exchange for 480,417 shares of Company's
       Subsidiary stock                                                            $       411,392
                                                                                   ===============
     Issuance of 316,256, 865,225, and 36,000 shares of
       common stock in 1998 and 1997 and 1996, respectively,
       in satisfaction of amounts due                            $       288,826   $     1,171,656   $      108,000
                                                                 ===============   ===============   ==============
     Issuance of 1,327,000 shares of common
       stock owned by subsidiary in exchange
       for 884,667 shares of Skate Corp.                         $       346,302
                                                                 ===============
     Issuance of 41,667 preferred shares
     in satisfaction of amounts due                              $       150,000
                                                                 ===============
     Receipt by subsidiary of 250,000
       shares of common stock from third
     party in settlement of an amount due
       from subsidiary to third party                            $       414,000
                                                                 ===============

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996

1.   Basis of presentation, business and plan of restructuring:

     Basis of presentation:

     The accompanying consolidated financial statements include the accounts of Imaginon, Inc. (formerly known as California Pro Sports, Inc.) (the "Company") and its subsidiaries, California Pro, Inc. ("CP"), USA Skate Corporation ("Skate Corp.") and Imaginon Acquisition Corp. Skate Corp. was formed in 1995 to acquire USA Skate Co., Inc. ("USA Skate") and its subsidiary, Les Equipments Sportifs Davtec, Inc., a Canadian corporation ("Davtec").

     Effective April 30, 1996, the Company, through Skate Corp.,completed the acquisition of all of the outstanding capital stock of USA Skate. The acquisition was accounted for as a purchase. Accordingly, the consolidated statements of operations include the results of operations of USA Skate and Davtec beginning May 1, 1996. In September 1997, Skate Corp. sold substantially all of the operating assets of USA Skate and Davtec.

     On December 31, 1998 and 1997, the Company owned 100% of the outstanding CP capital stock, and the Company owned 89.8% and 62.3% of the outstanding Skate Corp. capital stock, respectively. Minority interest represents Skate Corp.'s minority shareholders' 10.2% and 37.7% ownership interest in Skate Corp at December 31, 1998 and 1997, respectively. In addition, on December 31, 1998, the Company owned 100% of the ImaginOn Acquisition Corp. capital stock. Intercompany transactions have been eliminated in consolidation.

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996

1.   Basis of presentation, business and plan of restructuring (continued):

     Business and plan of restructuring:

     In 1997, due to continuing operating losses, management decided to restructure and deleverage the Company. In connection with these plans, the
     Company:

     a. Ceased operating the California Pro and Kemper licenses, eliminated most of the operating and overhead expenses associated with its sporting goods business and began to concentrate on sub-licensing the Company's trademark rights.

     b. Sold substantially all of its Skate Corp. sporting goods related assets in September 1997 (Note 4).

     c. Completed various private equity placements throughout 1998 and into 1999 (Note 7).

     d. Completed the  merger of the Company and IMON in January 1999 (Note 10).

     e. Completed the sale of Skate Corp. in January 1999 (Note 4).

     Prior to the second quarter of 1997, the Company sold in-line skates and accessories, under the brand names California Pro(R) and Rolling Thunder(TM), to retail sporting goods stores principally in North America, and sold snowboards and accessories under the Kemper(R) brand name to retail sporting goods stores in North America and distributors in Europe and Japan. In connection with its restructuring and deleverage plans, in the second quarter of 1997, the Company began liquidating remaining in-line skate, snowboard and accessories inventories. Prior to September 1997, the Company also manufactured, imported and marketed VICTORIAVILLE(TM), VIC(R), and McMartin(TM) ice and street/roller hockey skates, sticks and related protective gear and accessories for sale to retail sporting goods stores in the United States and Canada and independent distributors primarily located in Europe. In September 1997, Skate Corp., sold substantially all of the operating assets of USA Skate and Davtec. During 1998, the Company operated exclusively as a licensor of trade names and trademarks. The Company currently receives income from sub-licenses it has entered into regarding the use of the Kemper brand name. The Company has no other sporting goods related business.

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996

2.   Significant accounting policies:

     Use of accounting estimates in financial statement preparation:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     Inventories:

     Inventories are stated at the lower of cost (first-in first-out method) or market. At December 31, 1997, there are no remaining inventories

     Furniture, equipment, and depreciation:

     Furniture and equipment are stated at cost. Depreciation is provided by use of accelerated and straight-line methods over the estimated useful lives (5 to 10 years) of the related assets.

     Intangible assets:

     Intangible assets at December 31, 1998 and 1997 consist of trademark licence costs related to Kemper and California Pro perpetual license agreements. Goodwill at December 31, 1997, represents the cost of the Company's investments in Skate Corp. and its subsidiaries in excess of the net tangible assets acquired. Trademark license costs are amortized on the straight-line method over 5 to 12 years. Goodwill is amortized on the straight-line method over 15 to 25 years.

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996


2.   Significant accounting policies:

     Intangible assets (continued):

     Management assesses the carrying value of intangible and other long-lived assets for impairment when circumstances warrant such a review, primarily by comparing current and projected sales, operating income and annual cash flows on an undiscounted basis, with the related annual amortization expenses. The Company has not been successful in concluding any arrangements with regard to sub-licensing of the California Pro brand and currently is not in any discussions with third parties. Therefore, in 1998, the Company wrote-off the remaining balance of $409,102 related to the California Pro trademark. In 1998, the Company also wrote-off the remaining balance of $80,723 related to goodwill that arose on the 1996 acquisition of USA Skate.

     In 1997, goodwill related to Skate Corp. with a carrying value of $428,573 was written down to $191,121 (Note 4). In 1996, intangible assets with a carrying value of $9,192,506 were written down to $8,473,806 (Note 11).

     The resulting expense of $489,825, $237,452, and $718,700 for 1998, 1997, and 1996, respectively, were included in restructuring and impairment charges.

     Deferred merger costs:

     Costs incurred through December 31, 1998 related to the merger of the Company and IMON (Note 11) have been deferred. The merger was completed in January 1999 and at that time the Company charged the costs, as well as additional amounts incurred in January 1999, directly to equity.

     Revenue recognition:

     The Company's revenue recognition policy is to record sales as product is shipped and recognize royalty and other income when sub-licenses report royalties and the Company receives payment.

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996

2.   Significant accounting policies (continued):

     Foreign currency transactions:

     In 1997, CP primarily purchased and sold its in-line skate products in US dollars. CP primarily purchased its snowboard products in German Deutsche Marks ("DM") and sold to its customers in either DM or US dollars. USA Skate primarily purchased and sold its products in US dollars, and Davtec primarily purchased its goods in Canadian dollars and sold to customers in
     both US and Canadian dollars.   Gains and losses on foreign currency
     transactions are included in determining consolidated net loss.

     Convertible preferred stock:

     During 1998, the Company issued Series B and C convertible preferred stock for which the conversion feature was "in the money" at the date of issue (a "beneficial conversion feature"). The Company allocated a portion of the proceeds equal to the intrinsic value of beneficial conversion feature to capital in excess of par. This amount has been amortized to preferred stock from the date of issuance through the date the securities are first convertible.

     Net loss per share:

     Basic loss per share is computed by dividing loss applicable to common shareholders by the weighted-average number of common shares outstanding for the year. In arriving at loss applicable to common shareholders, amortization of the beneficial conversion feature related to the Series B and C preferred stock has been deducted from net loss. Diluted loss per share reflects the potential dilution that could occur if dilutive securities and other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company, unless the effect is to reduce a loss or increase earnings per share. The Company had no potential common stock instruments which would result in diluted loss per share in 1998, 1997, and 1996.

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996

2.   Significant accounting policies (continued):

     Fair value of financial instruments:

     The carrying value of the Skate Corp. convertible promissory notes payable, included in liabilities of subsidiary held for sale on the consolidated balance sheet (Note 4), is not practicable to estimate because management believes that due to the financial condition of the Company, similar instruments with similar terms could not be obtained elsewhere. The fair values of the Company's receivables to related parties are not practicable to estimate, due to the related party nature of the underlying transactions and indefinite payment terms. The carrying amounts of the Company's other financial instruments approximates their fair values because of the short maturities of these instruments.

     Subsidiary equity transactions:

     In 1996, the Company adopted an accounting policy to recognize in its consolidated financial statements, gains and losses resulting from the sales of previously unissued stock by its subsidiaries, which have the effect of reducing the parent's percentage equity holding. There were no gains or losses in 1998 or 1997. The Company recorded a gain of $479,100 in 1996 (Note 4).

     Stock-based compensation:

     Statement of Financial Accounting Standard ("SFAS") No. 123, Accounting for Stock-Based Compensation, defines a fair-value-based method of accounting for stock-based employee compensation plans and transactions in which an entity issues its equity instruments to acquire goods or service from non-employees, and encourages but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25") and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996

2.   Significant accounting policies (continued):

     Recently issued accounting standards:

     On January 1, 1998, the Company adopted SFAS No. 130, Reporting Comprehensive Income. This standard establishes requirements for disclosure of comprehensive income which includes certain items previously not included in the statements of operations, including minimum pension liability adjustments and foreign currency translation adjustments, among others. During the year ended December 31, 1998, the Company had no items of comprehensive income. The financial statements for the year ended December 31, 1997 have been reclassified to disclose items of comprehensive income. There are no significant tax effects related to these items.

     In 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, and in February 1998, the FASB issued SFAS No. 132, Employer's Disclosure about Pensions and Other Post Retirement Benefits. Both of these statements require disclosure only and therefore will not impact the Company's financial statements.

     In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement is effective for fiscal years beginning after June 15, 1999. Currently, the Company does not have any derivative financial instruments and does not participate in hedging activities. Therefore, management believes that SFAS No. 133 will not have an impact on its financial statements.

     Reclassifications:

     Certain amounts reported in the 1997 and 1996 financial statements have been reclassified to conform to the 1998 presentation.

3.   Marketable securities:

     In 1996, the Company received marketable securities from an affiliate in payment of an amount owed to the Company by a related party, which the Company classified as trading securities under SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities. In 1997, the Company sold these securities and recognized a loss of $62,392. This amount is included in loss on marketable securities in the consolidated statements of operation and comprehensive loss.

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996


4.   Skate Corp. transactions:

     Gain from issuance of common stock by subsidiary:

     During 1996, Skate Corp. sold 884,667 shares of its common stock at $1.20 per share in a private placement for $1,061,600 and issued 250,000 shares of common stock at $1.20 per share valued at $300,000 in connection with the acquisition of USA Skate. Before these transactions, the Company owned 100% of Skate Corp. These transactions resulted in a gain from the issuance of stock by the subsidiary of $479,100.

     Gain on sale of investment in subsidiary:

     In June 1996, the Company satisfied $260,000 of amounts payable to officers/shareholders by transferring to the officers/shareholders 216,667 shares of Skate Corp. common stock from the Company's original investment in 2,000,000 Skate Corp. shares. The recorded cost of the Skate Corp. shares transferred was $148,634, and the fair value of those shares was $260,000 (based on sales of the Skate Corp. shares to third parties), resulting in a gain of $111,366.

     In March 1997, the Company satisfied payables in the amount of $106,500 by exchanging 88,750 shares of Skate Corp. common stock held by the Company in satisfaction of the liability. The carrying value of the Skate Corp. shares was $61,237 and the estimated fair value of those shares was $106,500. The Company also sold 83,000 shares of Skate Corp. common stock held by the Company to a third party. The carrying value of the Skate Corp. shares was $57,270 and the sales price was $99,600. These transactions resulted in total gains of $87,593.

     Purchase of subsidiary common stock:

     In May and September 1997, the Company acquired 230,417 shares of Skate Corp. common stock from two shareholders (one of which was an officer) in exchange for 238,160 shares of common stock of the Company. In 1997, the Company also issued 133,333 shares of common stock to acquire 250,000 shares of Skate Corp. common stock, that otherwise the Company would have been obligated to redeem. The Company accounted for these transactions under the purchase method of accounting based upon the market value of the common stock issued by the Company.

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996


4.   Skate Corp. transactions (continued):

     Sale of USA Skate assets:

     On September 12, 1997, the Company sold substantially all of the operating assets of USA Skate for $14,500,000, with $1,000,000 to be held in escrow for potential purchase price adjustments and other claims. The proceeds of the sale were used to repay the Company's outstanding lines of credit and other liabilities. Subsequent to September, purchase price and other adjustments have reduced the principle amount of the escrow account by approximately $423,000 and approximately $180,000 of the escrow account was disbursed and used to partially repay a trade liability. The Company recognized a loss in 1997 of approximately $752,000 on the sale of the USA Skate assets, and due to the post closing adjustments an additional loss of $125,000 in 1998.

     The remaining account balances of Skate Corp. have been classified as assets and liabilities held for sale in the accompanying consolidated balance sheets and consist of the following at December 31, 1998 and 1997:

                                                  1998             1997
                                               ----------       -----------
Assets held for sale:
  Cash                                         $   39,782
  Cash held in escrow                             397,002       $  472,002
  Accounts receivable:
    Trade                                                           47,525
    Related parties                               187,500          585,000
                                               ----------       ----------

                                               $  624,284       $1,104,527
                                               ==========       ==========

Liabilities held for sale:
  Accounts payable and accrued expenses        $  545,451       $  589,239
  Note payable, related party                                       50,000
  Convertible promissory notes payable            718,114        1,074,900
                                               ----------       ----------

                                               $1,263,565       $1,714,139
                                               ==========       ==========

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996


4.   Skate Corp. transactions (continued):

     Sale of USA Skate assets (continued):

     The accounts receivable, related parties are non-interest bearing and are due January 1999 through 2000. The convertible promissory notes were originally due in January 1997 with interest at 9%. In January 1997, the due date of the notes was extended to July 1997 and the interest rate was adjusted to 12%. Beginning July 1997, substantially all of the note holders agreed to extend the notes for 30 day intervals in exchange for the Company issuing the note holders common stock of the Company at each extension date. During, 1997, the Company had issued 235,701 shares of common stock and recognized financing fees of approximately $440,641. During 1998, the Company issued 437,593 shares of common stock, and recognized financing fees of $542,802 for the note extensions. The notes were paid in full in January 1999.

     In December 1998, Skate Corp. negotiated and received 250,000 shares of common stock of the Company in settlement of accounts receivable of $580,000. The market price on the day of settlement was $1.656 and accordingly Skate Corp. realized a loss of $166,000 which is included in the consolidated operating expenses in the financial statements. The 250,000 shares are included in treasury stock.

     Subsequent sale of the Company's investment in Skate Corp.:

     In April 1998, the Company received commitments from a group of accredited investors to purchase for $1,400,000 the shares of common stock of Skate Corp. owned by the Company along with an option to acquire shares of the Company in exchange for the purchased shares of Skate Corp. The options allowed the investors to exchange each common share of Skate Corp. for 1.5 shares of the Company's common stock. In April and May 1998, the Company received gross proceeds of $255,000 (net proceeds of $166,653) from investors acquiring 335,507 shares of Skate Corp. Each of the investors exercised their options to exchange those shares for 167,754 shares of the Company's Series A preferred stock, which automatically converted to 503,261 shares of the Company's common stock on July 15, 1998 upon the shareholders approving an increase in the authorized common shares of the Company from 10,000,000 to 20,000,000.

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996


4.   Skate Corp. transactions (continued):

     Subsequent sale of the Company's investment in Skate Corp. (continued):

     Subsequent to the receipt of the $255,000, this offering was closed to further investors. The offering was closed to further investors as the Company was able to obtain similar financing on terms more beneficial to the Company through the sale of preferred stock as discussed in Note 7. Upon the closing of the offering, two officers/shareholders of the Company agreed to purchase the shares of Skate Corp. from the Company for $90,000 with no conversion rights. The purchase price was based on the net book value of the Company's investment in Skate Corp. at the time of the agreement. The sale of Skate Corp. was completed, and the Company received the $90,000, in January 1999.

5.   Commitments and contingencies:

     Office lease:

     The Company is currently leasing office space in South Carolina on a month-to-month basis for $3,000 per month plus certain real estate and property taxes. Total rent expense for 1998, 1997, and 1996 was approximately $41,000, $227,000 and $277,000, respectively, and includes rent expense and lease termination fees in 1997 on the Company's prior operating warehouses and office space.

     In-line skate license agreements:

     The Company has various license agreements with Playmaker, Co. Ltd. ("Playmaker") under which the Company has the exclusive, royalty-free right to use the California Pro and Rolling Thunder names and trademarks on in-line skates, accessories and other products in the United States, Canada, certain areas of the Caribbean and U.S. military exchanges worldwide. The Company has also entered into an agreement with Playmaker whereby Playmaker will pay the Company a 5% royalty on all sales of any product made by Playmaker to any new customer of Playmaker generated by the Company. No royalties have been agreed to or paid to date under this agreement. The agreements are subject to cancellation if the Company does not meet certain sales and/or purchase requirements.

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996


5.   Commitments and contingencies (continued):

     In-line skate license agreements (continued):

     The Company has a patent license agreement related to one feature on several of the Company's in-line skate models. Under the license agreements, the Company pays royalty fees based on its sales of the related items. Playmaker reimburses the Company for a portion of the royalties paid. The royalties were not significant in 1998, 1997, or 1996.

     Kemper license agreements:

     The Company has a license agreement for the exclusive, perpetual use of the Kemper name on snowboards and accessories. The Company pays a royalty based on net sales of products sold under this license.

     In 1997, the Company entered into a three-year exclusive sub-license agreement with a third party which allows the third party to manufacture and sell certain Kemper products. The agreement provides for the Company to receive license fees based on manufacturing costs, or an annual minimum guaranteed payment.

     In February 1998, the Company entered into a two-year agreement with a third party snowboard manufacturer and marketer. The agreement, in effect, assigns all of the Company's license rights to the Kemper name (except for the sub-license described above) to the third party in exchange for the greater of a royalty fee based on sales, or an annual minimum guaranteed payment.

     Employment and consulting agreements:

     On a month to month basis, the Company accrues expense to an officer/ shareholder consulting fees of $10,000 per month. Skate Corp. paid consulting fees to two Company officers/shareholders that totaled $60,000 in 1998, and $90,000 in 1997 and 1996, respectively.

     Prior to 1997, the Company had issued warrants to purchase 300,000 shares of common stock to an unrelated financial advisory consultant. In 1997, in lieu of the warrants to purchase 300,000 shares of common stock, the Company issued the party 75,000 shares of common stock.

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996


5.   Commitments and contingencies (continued):

     Employment and consulting agreements (continued):

     In 1997, the Company entered into a financial advisory and consulting agreement with an unrelated third party. Under this agreement, the Company issued 75,000 shares of common stock and 33,333 shares of Series A preferred stock to the consultant (included in total Series A preferred stock issuances on the consolidated statement of shareholders' equity). In 1998, the Company began working with another financial consultant who was a former director and officer of the Company. Under the agreement, the Company issued 50,000 shares of common stock to the consultant. The Company recorded consulting expense for the shares issued based on the market value of the common stock.

     Litigation:

     The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material effect on the financial statements of the Company.

6.   Income taxes:

     The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

6.   Income taxes (continued):

     The provision (benefit) for income taxes for the years ended December 31, 1998, 1997, and 1996 consists of the following:

                                   1998             1997           1996
                                ----------       ----------     -----------
Current:
  Federal                                                       $  (174,000)
  State and local                                                    41,900
  Foreign                                        $ (166,404)        (29,300)
                                ------------     ----------     -----------

                                                   (166,404)       (161,400)
                                ------------     ----------     -----------
Deferred:
  Federal                       $ (1,089,000)    (1,345,000)     (1,393,000)
  State and local                   (108,000)      (219,000)       (230,600)
  Foreign                                          (120,000)         46,000
                                ------------     ----------     -----------

                                  (1,197,000)    (1,684,000)     (1,577,600)
                                ------------     ----------     -----------
Change in valuation allowance
 for deferred tax assets           1,197,000      1,684,000       1,494,500
                                ------------     ----------     -----------

 Income tax benefit             $                $ (166,404)    $  (244,500)
                                ============     ===========    ===========

     A reconciliation of the statutory federal income tax rate to the Company's effective income tax rate for the years ended December 31, 1998, 1997, and 1996 is as follows:

                                                 1998       1997       1996
                                               --------- ----------  --------
   Statutory income tax benefit                    (34%)      (34%)     (34%)
   State and local income taxes                                           1%
   Deferred income tax valuation
     allowance                                      35%        28%       24%
   Other                                            (1%)        3%        5%
                                               -------   --------    ------
                                                               (3%)      (4%)
                                               =======   ========    ======

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996


6.   Income taxes (continued):

     The following is a summary of the Company's deferred tax assets and liabilities at December 31, 1998, and 1997:

                                                           1998             1997
                                                        -----------      -----------
     Deferred tax assets:
       Net operating loss carryforward                  $ 4,012,000      $ 2,919,000
       Intangible assets                                    492,000          308,000
       Accounts receivable                                   94,000          174,000
                                                        -----------      -----------
       Inventories                                        4,598,000        3,401,000

     Valuation allowance for deferred
       tax assets                                        (4,598,000)      (3,401,000)
                                                        -----------      -----------
                                                        $                $
                                                        ===========      ===========

     Net operating loss carryforwards of approximately $10,700,000 are available to offset future taxable income, if any, through 2018. The net operating loss carryforwards may be subject to certain restrictions due to the sale of Skate Corp. assets, the IMON merger and other transactions. A valuation allowance has been provided to reduce the deferred tax assets, as realization of the assets is not assured.

7.   Shareholders' equity:

     Series A preferred stock:

     In 1997, the Company issued 349,214 shares of Series A preferred stock (including 30,167 to an officer/shareholder) in satisfaction of $1,568,130 of liabilities (including $181,000 due to the officer/shareholder). In 1997, the Company also issued 750,471 shares of Series A preferred stock and 360,000 shares of common stock to its subsidiary in satisfaction of intercompany liabilities, which resulted in an increase in treasury stock of $893,640. The shares were valued based upon the trading price of the Company's common stock, adjusted for the one for three conversion feature of the preferred stock.

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996


7.   Shareholders' equity (continued):

     Series A preferred stock (continued):

     During 1998, the Company issued 18,500 shares of Series A preferred stock to an officer of the Company. The shares were valued based upon the trading price of the Company's common stock, adjusted for the one for three conversion feature of the preferred stock, and accordingly, the Company recognized an expense of approximately $76,313. During 1998, the Company also issued 167,754 shares of Series A preferred stock in a private placement, in which the Company received $166,653, and the Company issued 41,667 shares of Series A preferred stock in satisfaction of $150,000 of liabilities.

     Each share of outstanding Series A Convertible Preferred Stock automatically converted to three shares of common stock in July 1998 upon shareholder approval of a recapitalization measure that increased the authorized number of common shares of the Company, from 10,000,000 to 20,000,000. Upon conversion of the Series A Preferred Stock into common stock, there were no Series A Preferred shares outstanding and accordingly all rights for Series A stockholders have been terminated.

     Series B/C preferred stock:

     During 1998, the Company issued 2,080 shares of Series B and C convertible preferred stock ("Series B/C") for $1,660,026 (net of offering costs) at a price of $1,000 per share. The Series B/C stock is convertible at the option of the holder at any time after 90 days from the closing date, into a number of shares of common stock equal to $1,000 divided by the lower of 65% of the average market price of the common stock for the five trading days immediately prior to the conversion date, or the market price on the day of first closing. During the fourth quarter of 1998, the Company issued 36,790 shares of common stock to the Series B/C shareholders as a penalty for not completing a registration statement within an agreed upon time period. The Company recorded financing fee expense of $48,258 based on the market value of the common shares issued. The registration statement was filed in the fourth quarter of 1998 and the holders of Series B and C convertible preferred stock converted 450 shares into 742,644 shares of common stock of the Company. At December 31, 1998, 1,630 shares of Series B/C remain outstanding.

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996


7.   Shareholders' equity (continued):

     Series D/E preferred stock:

     In January 1999, the Company with the assistance of its financial consultant completed private placements whereby the Company received net proceeds of $2,550,000 from accredited investors introduced to the Company by the consultant, for the purchase of 1,500 shares each of Series D and E Convertible Preferred Stock, par value $.01 ("Series D/E") at a price of $1,000 per share. The Series D/E stock is convertible at the option of the holder at any time after 90 days from the closing date into a number of shares of common stock equal to the lower of $1,000 divided by 75% of the average closing bid price of the common stock for the five trading days immediately prior to the conversion date, or 120% of the market price on the day of closing. In connection with the placement of the Series D/E, the Company issued warrants to purchase 300,000 shares of common stock to financial advisors that assisted with placements. One-half of the warrants are exercisable at $7.28063 per share (the market price of the common stock at the date of issuance). All warrants expire in January 2004.

     Unaudited pro forma balance sheet:

     The accompanying consolidated balance sheet includes an unaudited pro forma consolidated balance sheet as of December 31, 1998, that gives effect to the following transactions as if these transactions had been consummated on December 31, 1998:

     a. The receipt of $2,550,000 cash from investors who purchased 3,000 shares of Series D/E preferred stock from the Company as described above. The portion of the proceeds equal to the intrinsic value of the beneficial conversion feature ($1,615,000) has been allocated to capital in excess of par.

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996

7.   Shareholders' equity (continued):

     Unaudited pro forma balance sheet (continued):

     b. The receipt of $90,000 cash from two officers/shareholders of the Company to purchase all of the Company's shares of Skate Corp. common stock as described in Note 4, "Subsequent sale of the Company's investment in Skate Corp." Thus the unaudited pro forma balance sheet reflects the receipt of $90,000 of cash in exchange for the assets and liabilities held for sale, the elimination of the historical Skate Corp. minority interest, the decrease in treasury stock that had been recognized in the historical consolidation, and the recognition of $44,801 of intercompany accounts payable due to Skate Corp. that had been eliminated in the historical consolidation. The pro forma adjustment does not result in any gain or loss to the Company.

     The unaudited pro forma consolidated balance sheet should be read in conjunction with the historical financial statements of the Company. The unaudited pro forma consolidated balance sheet does not purport to be indicative of the financial position of the Company had the transactions occurred on December 31, 1998.

     Issuances of common stock:

     During the year ended December 31, 1998, the Company issued 437,593 shares of its common stock at prices from $.70 to $1.72 per share in exchange for the extensions of the maturity date on notes of Skate Corp. The Company recognized finance fee expense of $542,902 related to these services. Additionally, the Company issued 50,000 shares of its common stock at $1.375 per share (the market value of the stock on the effective date of issuance) to a consultant who was a former director and officer of the Company. The Company recognized $68,750 of consulting expenses related to this issuance. During the year ended December 31, 1998, 534,200 options and/or warrants were exercised at $1.00 to $1.15 per share, by officers (211,700), consultant (300,000), director (15,000) and an employee (7,500).

     In July 1998, the Company sold 80,000 shares of restricted common stock in a private placement to a third party for $40,000. During the year ended December 31, 1998, the Company received proceeds of $400,000 cash from investors who acquired 500,000 shares of restricted common stock from the Company.

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996


7.   Shareholders' equity (continued):

     Issuances of common stock (continued):

     In 1998, the Company issued 316,256 shares of common stock in satisfaction of $288,826 of liabilities. In 1997, the Company issued 865,225 shares of common stock (including 299,633 to officers/shareholders) in satisfaction of $1,171,656 of liabilities (including $493,995 due to the officers/shareholders). The shares were valued at the trading price of the Company's common stock.

     Issuance of stock to Skate Corp.:

     In 1997, the Company issued 750,471 shares of preferred stock and 360,000 shares of common stock to Skate Corp. in satisfaction of intercompany liabilities of $893,640. This transaction was accounted for as a treasury stock transaction in the consolidated financial statements.

     During the year ended December 31, 1998, the Company issued 245,520 treasury shares owned by Skate Corp. with a carrying value of $84,017 in satisfaction of $245,520 of Skate Corp. liabilities held for sale. As a result of this transaction, the treasure stock balance has been reduced by $84,017.

     During December 1998 Skate Corp. sold 84,212 treasury shares with a carrying value of $28,724 for cash of $178,979. As a result of this sale the carrying value of treasury stock has been reduced by $28,724 and capital in excess of par was increased by $150,255.

     The Company also issued 1,327,000 treasury shares owned by Skate Corp. with a carrying value of $454,099 in exchange for 884,667 shares of Skate Corp. As a result of this transaction, the treasury stock balance has been reduced by $454,099.

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996

7.   Shareholders' equity (continued):

     Issuances of common stock in 1996:

     During 1996, the Company issued 400,000 shares of the Company's common stock at an agreed value of $900,000, or $2.25 per share, as compensation under a consulting and non-compete agreement; and 36,000 shares of common stock at $3.00 per share (the trading price of the stock at the date the Board of Directors authorized the issuance) in satisfaction of a $108,000 account payable. The Company also issued 480,000 shares of the Company's common stock to officers/shareholders of the Company at $1.37 per share (the trading price of the stock at the date the Board of Directors authorized the issuance) in satisfaction of $660,000 of payables.

     Stock options:

     The Company has a stock option plan (the "1994 Stock Option Plan") which provides for the issuance to employees, officers, directors, and consultants of the Company options to purchase up to 200,000 shares of common stock. Options may be granted as incentive stock options or as non-statutory options. Only employees are eligible to receive incentive options. For options that are granted, the exercise period may not exceed ten years. The exercise price for incentive options may not be less than 100% of the fair market value of the Company's common stock on the date of grant, except for options issued to persons controlling more than 10% of the Company's common stock, for which the option price may not be less than 110% of the fair market value of the Company's common stock on the date of grant. The exercise price for non-statutory options may not be less than 80% of the fair market value of the Company's common stock on the date of grant.

     In 1997, the Company granted options to purchase 150,000 shares of common stock to non-employees for services provided to the Company. General and administrative expense were charged $42,500.

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996

7.   Shareholders' equity (continued):

     Stock options (continued):

     A summary of the status of the Company's stock options and weighted average exercise prices is as follows:

                                      1994 Plan            Other              Total
                                 -------------------------------------------------------
                                   Shares    Price    Shares    Price    Shares    Price
                                 -------------------------------------------------------
       Outstanding,
        January 1, 1996             36,500   $2.50                        36,500   $2,50
       Forfeited                   (16,500)  $2.50                       (16,500)  $2.50
                                  --------   -----  ---------   -----  ---------   -----
       Outstanding,
        December 31, 1996           20,000   $2.50                        20,000   $2.50

       Granted                     130,000   $1.00    150,000   $0.83    280,000   $0.95
       Exercised                   (22,500)  $1.00    (30,000)  $1.00    (52,500)  $1.00
                                  --------   -----  ---------   -----  ---------   -----
       Outstanding,
        December 31, 1997          127,500   $1.24    120,000   $0.89    247,500   $1.07

       Canceled                    (20,000)  $2.50   (100,000)  $0.88   (120,000)  $1.15
       Granted                      49,500   $1.00  1,100,000   $2.22  1,149,500   $2.17
       Exercised                  (157,000)  $1.00                      (157,000)  $1.00
                                  --------   -----  ---------   -----  ---------   -----
       Outstanding,
        December 31, 1998                           1,120,000   $2.20  1,120,000   $2.20
                                  ========   =====  =========   =====  =========   =====

     The 1994 Plan options expire from 1999 through 2003. The other options expire from 2000 through 2002.

     Had compensation cost for the 1994 options granted in 1997 been determined based on the fair value at the grant dates consistent with the provisions of SFAS No. 123, the Company's net loss and loss per share would not have been materially different from that reported.

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996


7.   Shareholders' equity (continued):

     Warrants:

     The Company has outstanding warrants to purchase 1,990,000 shares of common stock at $1.00 per share that expire in June 1999 (the "Warrants"). The Company also has outstanding warrants to purchase 120,000 Warrants at $0.30 per Warrant that expire in June 1999.

     In 1997, the exercise price of warrants to purchase 500,000 shares of the Company's common stock that had been granted to two officers/shareholders of the Company were reduced from $2.38 per share to $1.00 per share (which approximated fair value). These warrants expire from 2002 through 2003.

     The Company also has outstanding warrants to purchase 58,331 shares of common stock at $4.81 per share that expire in 2000.

8.   Extraordinary item:

     The Company recognized an extraordinary gain of $383,705 in 1997 (of which $149,000 related to debt due to officer/shareholder) from the extinguishment of debt for amounts less than the carrying value of the liabilities.

9.   Foreign operations and export sales:

     Information about the Company's operations in the United States and Canada for the years ended December 31, 1997 and 1996 are as follows:

          1997:
                                    United                                   Combined
                                    States        Canada     Eliminations      total
                                 ------------  ------------  -------------  ------------
          Sales to unaffiliated
            customers            $ 5,494,000    $ 3,594,000                  $ 9,088,000
          Intercompany sales                        740,000    $  (740,000)
                                 -----------    -----------    -----------
          Net sales              $ 5,494,000    $ 4,334,000    $  (740,000)  $ 9,088,000
                                 ===========    ===========    ===========   ===========

          Loss from operations   $(3,650,000)   $  (418,000)   $    (7,000)  $(4,075,000)
                                 ===========    ===========    ===========   ===========

          Identifiable assets    $ 2,269,000                                 $ 2,269,000
                                 ===========                                 ===========

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996


9.   Foreign operations and export sales (continued):

     1996:
                                       United                                          Combined
                                       States           Canada        Eliminations       total
                                       ------           ------        ------------       -----
       Sales to unaffiliated
         customers                    $ 11,877,000    $  5,076,000                   $ 16,953,000
       Intercompany sales                                 8410,000   $   (841,000)
                                      ------------    ------------   ------------    ------------

     Net sales                        $ 11,877,000    $  5,917,000   $   (841,000)   $ 16,953,000
                                      ============    ============   ============    ============

       Income (loss) from
        operations                    $ (5,366,000)   $   (590,000)  $     85,000    $ (4,691,000)
                                      ============    ============   ============    ============

During the years ended December 31, 1997, and 1996, sales by geographic regions were as follows:

                                         1997           1996
                                      -----------    -----------
     Europe and other                 $ 1,395,330    $ 3,225,000
       Canada                           3,185,923      4,949,000
     Japan                                101,595        312,000
                                      -----------    -----------
        Total exports                   4,682,848      8,486,000
        USA sales                       4,404,919      8,467,000
                                      -----------    -----------

        Total sales                   $ 9,087,767    $16,953,000
                                      ===========    ===========

10.  Merger agreement:

     On January 20, 1999, the Company, through ImaginOn Acquisition Corp., a newly formed, wholly owned subsidiary of the Company, completed a merger with ImaginOn.com, Inc. of San Carlos, California ("IMON"), a privately held company. IMON, formed in March 1996, designs, manufactures and sells consumer software products for Internet users. At closing, IMON's shareholders received approximately 60% of the post merger issued and outstanding common stock of the Company (21,248,665 shares) in exchange for their IMON common stock.

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996

10.  Merger agreement (continued):

     The Company filed a proxy statement relating to the transaction in November 1998 that includes financial statements of IMON, unaudited pro forma financial information reflecting the merger, and other information about IMON and the merger. The merger transaction was approved December 1998 by the boards of directors of both companies and was also approved by the Company's shareholders. The merger transaction was consummated on January 20, 1999. During 1998, the Company advanced ImaginOn $1,433,269 at 9% interest. This amount, plus interest receivable of $43,948, is classified as notes receivable, related party on the consolidated balance sheet.

     On March 8, 1999, the Company acquired Network Specialists, Inc., an internet service provider for $230,000 cash and approximately 260,000 shares of the Company's common stock.

11.  Restructuring and impairment charges:

     The Company initiated its restructuring plan in 1996, which included the implementation of product line changes and a cost reduction program beginning in the fourth quarter of 1996. The Company recorded restructuring an impairment charges with consists of the following:

                                       Non-cash asset       Other
                                        write downs         charges   Total
                                        -----------         -------   -----
     1996:
      Equipment                        $   411,700                    $   411,700
      Trademarks                           368,000                        368,000
      Organization costs and other
       Intangibles                         205,000                        205,500
      Consulting costs                     145,500                        145,500
      Severance                                               22,100       22,100
      Lease termination                                       76,500       76,500
                                       -----------        ----------  -----------
                                       $ 1,130,400        $   98,600  $ 1,229,000
                                       ===========        ==========  ===========
     1997:
      Goodwill                         $   237,452                    $   237,452
                                       ===========                    ===========

     1998:
                Goodwill               $   489,825                    $   489,825
                                       ===========                    ===========

                        IMAGINON, INC. AND SUBSIDIARIES
                     (A Company in the Development Stage)

                          CONSOLIDATED BALANCE SHEET

                                 JUNE 30, 1999
                                  (UNAUDITED)

                                    ASSETS
                                    ------

Current assets:
   Cash                                                         $  5,174,218
   Accounts receivable, less allowance for
    doubtful accounts of $6,000                                      107,720
   Inventory                                                          25,938
   Prepaid expenses and other                                        105,957
                                                                ------------

         Total current assets                                      5,413,833
                                                                ------------

Furniture and equipment, net of accumulated
 depreciation of $103,821                                            131,117
                                                                ------------

Other assets, net of accumulated
 amortization of $187,837:
   Goodwill                                                        1,436,945
   Trademark and license costs                                        79,168
   Other                                                             141,557
                                                                ------------
                                                                   1,657,670
                                                                ------------
                                                                $  7,202,620
                                                                ============

                     LIABILITIES AND SHAREHOLDERS' EQUITY
                     ------------------------------------
Current liabilities:
   Accounts payable                                             $    242,563
   Accrued expenses                                                  664,779
                                                                ------------
         Total liabilities (all current)                             907,342
                                                                ------------

Shareholders' equity (Note 5):
   Preferred stock, Series D/E/F, $0.01 par value;
    authorized 5,000,000 shares, issued 4,000                      3,556,951
   Common stock, $0.01 par value; authorized
    50,000,000 shares; issued 40,873,887                             408,740
   Warrants                                                           84,736
   Capital in excess of par                                        8,547,540
   Deficit accumulated during the development stage               (6,302,689)
                                                                ------------
         Total shareholders' equity                                6,295,278
                                                                ------------

                                                                $  7,202,620
                                                                ============

                        IMAGINON, INC. AND SUBSIDIARIES
                     (A Company in the Development Stage)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                   THREE MONTHS ENDED JUNE 30, 1999 AND 1998

                                                                   Three months ended
                                                                         June 30,

                                                                1999                 1998
                                                                ----                 ----
Revenues                                                   $     77,361         $        (19)

Cost of revenues                                                 49,473
                                                           ------------

Gross profit                                                     27,888                  (19)
                                                           ------------         ------------

Operating expenses:
   Research and development                                     308,787              354,788
   Selling expense                                              536,776               81,000
   General and administrative expense                           750,994               34,932
                                                           ------------         ------------
                                                              1,596,557              470,720
                                                           ------------         ------------

Loss from operations                                         (1,568,669)            (470,739)
                                                           ------------         ------------

Other expenses (income):
   Interest expense                                                                   13,322
   Interest income                                                 (664)
   Other income                                                 (68,237)
                                                           ------------
                                                                (68,901)              13,322
                                                           ------------         ------------

Net loss                                                     (1,499,768)            (484,061)

Amortization of discount on preferred stock                    (248,937)
                                                           ------------

Net loss applicable to common shareholders                 $ (1,748,705)        $   (484,061)
                                                           ============         ============

Loss per share                                             $       (.05)        $       (.02)
                                                           ============         ============

Weighted average number of shares outstanding                36,700,257           20,748,115
                                                           ============         ============

                        IMAGINON, INC. AND SUBSIDIARIES
                     (A Company in the Development Stage)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                  SIX MONTHS ENDED JUNE 30, 1999 AND 1998 AND
                CUMULATIVE PERIOD FROM MARCH 29, 1996 (DATE OF
                          INCEPTION) TO JUNE 30, 1999
                                  (UNAUDITED)

                                                                                         Cumulative
                                                                                         period from
                                                             Six months ended           March 29, 1996
                                                                 June 30,              (date of incep-
                                                                                       tion) to June
                                                           1999           1998            30, 1999
                                                           ----           ----            --------
Revenues                                               $    91,062     $        26        $    96,607

Cost of revenues                                            60,705                             61,769
                                                       -----------                        -----------

Gross profit                                                30,357              26             34,838
                                                       -----------     -----------        -----------

Operating expenses:
   Research and development                                611,675         531,483          2,414,965
   Selling expense                                       1,356,464         267,199          2,006,399
   General and administrative expense                    1,288,445         112,383          1,760,693
                                                       -----------     -----------        -----------
                                                         3,256,584         911,065          6,182,057
                                                       -----------     -----------        -----------

Loss from operations                                    (3,226,227)       (911,039)        (6,147,219)
                                                       -----------     -----------        -----------

Other expenses (income):
   Interest expense                                         66,500          19,715            236,190
   Interest income                                          (6,279)                            (6,589)
   Other income                                            (65,379)                           (74,131)
                                                       -----------                        -----------
                                                            (5,158)         19,715            155,470
                                                       -----------     -----------        -----------

Net loss                                                (3,221,069)       (930,754)        (6,302,689)

Amortization of discount on preferred stock             (1,082,270)                        (1,082,270)
                                                       -----------                        -----------

Net loss applicable to common shareholders             $(4,303,339)    $  (930,754)       $(7,384,959)
                                                       ===========     ===========        ===========

Loss per share                                         $      (.12)    $      (.05)       $      (.39)
                                                       ===========     ===========        ===========

Weighted average number of shares outstanding           36,053,963      20,585,369         18,780,386
                                                       ===========     ===========        ===========

                       IMAGINON, INC., AND SUBSIDIARIES
                     (A Company in the Development Stage)

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                     CUMULATIVE PERIOD FROM MARCH 29, 1996
                     (DATE OF INCEPTION) TO JUNE 30, 1999
                                  (UNAUDITED)

                                                                   Series D, E and F
                                                                      convertible                                         Deficit
                                            Common stock             preferred stock                                    Accumulated
                                       -----------------------   -----------------------
                                                                                                             Capital    during the
                                                                                                            in excess   development
                                         Shares       Amount       Shares       Amount       Warrants        of par       stage
                                       ----------   ----------   ----------   ----------   ------------   -----------  -----------
Issuance of common stock for            9,033,332       90,333                                               (87,000)
 services
Net loss                                                                                                                  (394,906)
                                       ----------   ----------   ----------   ----------   ------------   ----------   -----------
Balances, December 31, 1996             9,033,332       90,333                                               (87,000)     (394,906)
Issuance of common stock for cash,     10,073,067      100,731                                               601,833
 net of issuance costs of $49,686

Issuance of common stock to                67,750          678                                                 3,072
 employees in exchange for earned
 bonuses at $0.15 per share

Exercise of common stock warrants         121,950        1,220                                                 5,530
 for cash

Exercise of common stock warrants         154,574        1,546                                                 7,010
 in exchange for note payable

Issuance of warrants to purchase                                                             72,158
 shares of common stock, net

Net loss                                                                                                                  (946,512)
                                       ----------   ----------   ----------   ----------   ------------   ----------   -----------
Balances, December 31, 1997            19,450,673      194,508                               72,158          530,445    (1,341,418)

Issuance of common stock and            1,138,200       11,382                              313,353          165,180
 warrants for cash, net of
 issuance cost of $348,438

Issuance of common stock to               135,500        1,355                                                61,145
 employees in exchange for earned
 bonus

Issuance of common stock in                23,742          237                                                10,714
 exchange for accounts payable

                                           Total
                                        shareholders'
                                           equity
                                        -------------
Issuance of common stock for                    3,333
 services
Net loss                                     (394,906)
                                        -------------
Balances, December 31, 1996                  (391,573)
Issuance of common stock for cash,            702,564
 net of issuance costs of $49,686

Issuance of common stock to                     3,750
 employees in exchange for earned
 bonuses at $0.15 per share

Exercise of common stock warrants               6,750
 for cash

Exercise of common stock warrants               8,556
 in exchange for note payable

Issuance of warrants to purchase               72,158
 shares of common stock, net

Net loss                                     (946,512)
                                        -------------
Balances, December 31, 1997                  (544,307)

Issuance of common stock and                  489,915
 warrants for cash, net of
 issuance cost of $348,438

Issuance of common stock to                    62,500
 employees in exchange for earned
 bonus

Issuance of common stock in                    10,951
 exchange for accounts payable

                                   Continued

                       IMAGINON, INC., AND SUBSIDIARIES
                     (A Company in the Development Stage)

          CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (CONTINUED)

                     CUMULATIVE PERIOD FROM MARCH 29, 1996
                     (DATE OF INCEPTION) TO JUNE 30, 1999
                                  (UNAUDITED)

                                                                             Series D, E and F
                                                                                convertible
                                                     Common stock              preferred stock
                                                 -----------------------   ----------------------
                                                                                                                    Capital
                                                                                                                   in excess
                                                  Shares       Amount      Shares       Amount      Warrants         of par
                                                ----------    ---------   ---------   ----------   -----------    ----------
Repurchase of common stock                        (542,000)      (5,420)                                            (119,580)

Issuance of warrants to purchase shares of                                                              12,398
 common stock in connection with the
 issuance of a bridge financing

Issuance of options to a consultant                                                                                    1,987

Net loss
                                               -----------    ---------  ----------   ----------   -----------    ----------
Balances, December 31, 1998                     20,206,115      202,062                                397,909       649,891

Exercise of 4,075,065 warrants at exercise       4,075,065       40,751                               (757,177)    4,562,527
 prices between $.055 and $2.10

Shares issued in acquisition (Note 2)           16,000,602      160,006       3,000    1,570,000       394,200     2,574,915

Issuance of 123,200 shares to employees            123,200        1,232                                 65,577       611,012
Issuance of 260,000 shares of common stock         260,000        2,600                                            1,399,320
 in connection with acquisition (Note 3)

Issuance of 88,540 shares of common stock           88,540          885                                                 (885)
 in exchange for cashless conversion of
 119,060 warrants to purchase common stock

Amortization of Series D and E preferred                                               1,000,000                  (1,000,000)
 stock

                                                  Deficit
                                                Accumulated
                                                 during the           Total
                                                 development       shareholders'
                                                   stage              equity
                                               --------------    ---------------
Repurchase of common stock                                              (125,000)

Issuance of warrants to purchase shares of                                12,398
 common stock in connection with the
 issuance of a bridge financing

Issuance of options to a consultant                                        1,987

Net loss                                           (1,740,202)        (1,740,202)
                                               --------------    ---------------
Balances, December 31, 1998                        (3,081,620)        (1,831,758)

Exercise of 4,075,065 warrants at exercise                             3,846,101
 prices between $.055 and $2.10

Shares issued in acquisition (Note 2)                                  4,699,121

Issuance of 123,200 shares to employees                                  677,821

Issuance of 260,000 shares of common stock                             1,401,920
 in connection with acquisition (Note 3)

Issuance of 88,540 shares of common stock in exchange for cashless conversion of 119,060 warrants to purchase common stock

Amortization of Series D and E preferred stock


                See notes to consolidated financial statements.

                       IMAGINON, INC., AND SUBSIDIARIES
                     (A Company in the Development Stage)

          CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (CONTINUED)

                     CUMULATIVE PERIOD FROM MARCH 29, 1996
                     (DATE OF INCEPTION) TO JUNE 30, 1999
                                  (UNAUDITED)

                                                                Series D, E and F
                                              Common stock         convertible                            Deficit
                                                                 preferred stock                        Accumulated
                                          -----------------   -------------------
                                                                                              Capital    during the       Total
                                                                                             in excess  development   Shareholders'
                                           Shares    Amount   Shares       Amount Warrants     of par     stage           Equity
                                       ----------  --------   ------  ----------- -------- ----------  ------------   -------------
Issuance of 165,410 shares of common      165,410     1,654     (490)    (419,768)            418,114
 stock in exchange for 490 shares of
 Series E preferred stock

Issuance of 4,000 shares of Series F                           4,000    3,474,681             175,319                     3,650,000
 preferred stock

Amortization of Series F preferred                                         82,270             (82,270)
 stock

Redemption of Series D and E                                  (2,510)  (2,150,232)           (891,872)                   (3,042,104)
 preferred stock
Redemption of 74,823 public warrants                                               (15,773)    12,031                        (3,742)
 at $.05 each

Repurchase of 45,045 shares of            (45,045)     (450)                                  (49,550)                      (50,000)
 previously issued common stock

Proceeds received from Section 16c                                                            168,988                       168,988

Net loss for six months ended June 30,                                                                   (3,221,069)     (3,221,069)
 1999
                                       ----------  --------   ------  ----------- -------- ----------  ------------   -------------
Balances, June 30, 1999                40,873,887  $408,740    4,000  $ 3,556,951 $ 84,736 $8,547,540   $(6,302,689)    $ 6,295,278
                                       ==========  ========   ======  =========== ======== ==========  ============   =============

                        IMAGINON, INC. AND SUBSIDIARIES
                     (A Company in the Development Stage)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                  SIX MONTHS ENDED JUNE 30, 1999 AND 1998 AND
                CUMULATIVE PERIOD FROM MARCH 29, 1996 (DATE OF
                          INCEPTION) TO JUNE 30, 1999
                                  (UNAUDITED)

                                                                                            Cumulative
                                                                                           period from
                                                                                          March 29, 1996
                                                                 Six months ended         (date of incep-
                                                                     June 30,              tion) to June
                                                                     --------
                                                             1999               1998           30, 1999
                                                             ----               ----           --------
Cash flows from operating activities:
  Net loss                                              $ (3,221,069)        $ (930,754)     $ (6,302,689)
                                                        - ----------         - ---------     - -----------
  Adjustments to reconcile net loss to net
   cash provided by (used in) operating activities:
   Depreciation and amortization                             172,544             10,259           197,879
   Bad debt expense                                            6,000
   Interest expense for issuance of notes payable                                                  77,942
   Expense incurred upon issuance of common stock            677,821             62,500           760,342
   Changes in operating assets and liabilities, net
    of effects of business acquisition
     Accounts receivable                                    (107,480)                            (107,480)
     Inventories                                             (25,938)                             (25,938)
     Prepaid expenses and other                              (84,322)              (143)         (101,880)
     Accounts payable and accrued expenses                   448,360             97,307           829,592
                                                          ----------           --------       -----------

   Total adjustments                                       1,086,985            169,923         1,636,457
                                                          ----------           --------       -----------

Net cash used in operating activities                     (2,134,084)          (760,831)       (4,666,232)
                                                          ----------           --------       -----------

Cash flows from investing activities:
  Cash paid on business acquisition, net of
   cash acquired                                            (212,548)                            (212,548)
  Deferred merger costs                                     (125,000)                            (125,000)
  Capital expenditures                                       (33,817)            (6,336)          (70,963)
                                                          ----------           --------       -----------

Net cash used in investing activities                       (371,365)            (6,336)         (408,511)
                                                          ----------           --------       -----------

Cash flows from financing activities:
  Bank overdraft                                                                 (1,587)
  Proceeds from notes payable and advances                 3,099,550            466,480         4,627,304
  Payments on notes payable                                                    (184,980)         (153,429)
  Redemption of preferred stock and warrants              (3,095,846)                          (3,095,846)
  Proceeds from issuance of common stock,
   warrants, and other, net                                7,665,089            489,530         8,870,932
                                                          ----------           --------       -----------

Net cash provided by financing activities                  7,668,793            769,443        10,248,961
                                                          ----------           --------       -----------

                        IMAGINON, INC. AND SUBSIDIARIES
                     (A Company in the Development Stage)

               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                  SIX MONTHS ENDED JUNE 30, 1999 AND 1998 AND
                CUMULATIVE PERIOD FROM MARCH 29, 1996 (DATE OF
                          INCEPTION) TO JUNE 30, 1999
                                  (UNAUDITED)

                                                                                                 Cumulative
                                                                                                Period from
                                                                                               March 29, 1996
                                                                   Six months ended            (date of incep-
                                                                       June 30,                 tion) to June
                                                                       --------
                                                                 1999           1998              30, 1999
                                                                 ----           ----              --------
Net increase in cash                                           5,163,344           2,276           5,174,218
Cash, beginning                                                   10,874
                                                            ------------

Cash, ending                                                $  5,174,218    $      2,276        $  5,174,218
                                                            ============    ============        ============
Supplemental disclosure of cash flow information:
  Cash paid for interest                                    $               $                   $     18,351
                                                            ============    ============        ============

  Cash paid for taxes                                       $               $                   $      3,593
                                                            ============    ============        ============
Supplemental disclosure of non-cash investing and
 financing activities:

  Purchase of Network Specialists, Inc. net of cash
   acquired:
    Fair value of assets acquired                           $    115,000                        $    115,000
    Intangible assets                                          1,600,000                           1,600,000
    Liabilities assumed                                         (100,000)                           (100,000)
    Fair value of assets exchanged                            (1,402,000)                         (1,402,000)
                                                            ------------                        ------------

    Cash paid, net of cash acquired                         $    213,000                        $    213,000
                                                            ============                        ============

  Issuance of warrants to purchase common stock             $               $    313,353        $    397,909
                                                            ============    ============        ============
  Exercise of common stock warrants in exchange
   for note payable                                         $               $                   $      8,556
                                                            ============    ============        ============

  Conversion of warrants for shares of common stock         $       885     $                   $        885
                                                            ============    ============        ============
  Issuance of common stock in exchange for
   accounts payable                                         $               $     10,951        $     10,951
                                                            ============    ============        ============
  Common stock issued in connection with the merger
    between the Company and ImaginOn.com                    $  4,699,121    $                   $  4,699,121
                                                            ============    ============        ============

                        IMAGINON, INC. AND SUBSIDIARIES
                     (A Company in the Development Stage)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   SIX MONTHS ENDED JUNE 30, 1999 AND 1998
                                  (UNAUDITED)


1.   The interim financial statements:

     The interim financial statements have been prepared by ImaginOn, Inc. (the
       "Company", formerly known as California Pro Sports, Inc.), and in the opinion of management, reflect all material adjustments which are necessary to a fair statement of results for the interim periods presented, including normal recurring adjustments. Certain information and footnote disclosures made in the last annual report on Form 10-KSB have been condensed or omitted for the interim statements. The financial statements presented are those of the surviving entity from the merger (see Note 2). It is the Company's opinion that, when the interim statements are read in conjunction with the December 31, 1998 Annual Report on Form 10-KSB and the Company's proxy statement dated December 10, 1998, the disclosures are adequate to make the information presented not misleading. The results of operations for the three and six months ended June 30, 1999 and 1998, are not necessarily indicative of the operating results for the full year.

2.   Organization and merger:

     On January 20, 1999, the Company, through ImaginOn Acquisition Corp., a wholly owned subsidiary of the Company, completed a merger with ImaginOn.com, Inc. of San Carlos, California (formerly known as ImaginOn, Inc., "IMON") a privately held company. IMON, formed in March 1996, designs, manufactures and sells consumer software products for Internet users. At closing, IMON's shareholders received approximately 60% of the outstanding post-merger common stock of the Company (20,206,115 shares) in exchange for their IMON common stock. The transaction has been recorded as an acquisition of ImaginOn, Inc. by IMON and a recapitalization of IMON.

     The accompanying consolidated financial statements include the accounts of ImaginOn, Inc., and its subsidiaries, ImaginOn Acquisition Corp., IMON, and Network Specialists, Inc. (Note 3). The Company is in the development stage and since inception has devoted substantially all of its efforts to product research and development, raising capital and recruiting personnel.

3.   Business acquisition:

     On March 8, 1999, the Company acquired Network Specialists, Inc. ("INOW"), an internet service provider for $230,000 cash and 260,000 shares of the Company's common stock. The acquisition was accounted for as a purchase, and the results of operations of INOW are included in the Company's consolidated statement of operations from the date of acquisition. The total purchase price was allocated to the assets and liabilities acquired based on their estimated fair values, including goodwill of approximately $1,600,000 which is being amortized by the use of the straight-line method over three years.

     The following unaudited pro forma financial information for the six months ended June 31, 1999 and 1998 give effect to the acquisition as if it had occurred effective at the beginning of each respective period.

                        IMAGINON, INC. AND SUBSIDIARIES
                     (A Company in the Development Stage)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   SIX MONTHS ENDED JUNE 30, 1999 AND 1998
                                  (UNAUDITED)

                                                              Period ended June 30,
                                                              ---------------------
                                                            1999                1998
                                                            ----                ----
       Revenue                                         $     157,108       $     210,026
       Net loss                                        $  (3,329,563)      $  (1,618,768)
       Net loss applicable to common shareholders      $  (4,411,833)      $  (1,618,768)
       Loss per share                                  $        (.12)      $        (.08)
       Shares used in per share calculation               36,148,770          20,845,369

     The unaudited pro forma financial information above does not purport to represent the results which would actually have been obtained if the acquisition had been in effect during the period covered or any future results which may in fact be realized.

4.   Sale of the Company's investment in USA Skate Corporation:

     In 1998, two former officers/shareholders of the Company agreed to purchase all of the shares of USA Skate Corporation (a subsidiary of the Company through January 1999) that were owned by the Company for $90,000. The purchase price was based on the net book value of the Company's investment in Skate Corp. at the time of the agreement. The sale of Skate Corp. was completed and the Company received the $90,000 in January 1999. The transaction did not result in any gain or loss to the Company.

5.   Shareholders' equity:

     Issuance of common stock prior to the January 20, 1999 merger:

     At December 31, 1998, ImaginOn, Inc. had 13,434,731 shares of common stock outstanding and 1,630 shares of Series B and C ("Series B/C") convertible preferred stock outstanding. In January 1999, prior to the merger, these preferred shares were converted into 1,879,626 shares of common stock. In January 1999, an additional 39,845 shares of common stock were issued to the Series B/C shareholders as a penalty for not completing a registration statement within an agreed upon time period. The Company recorded an expense of $81,500 based upon the market value of the shares issued.

     In January 1999, the Company issued 125,000 shares of common stock to a consultant to the Company for introducing accredited investors to the Company who purchased $5,000,000 of Series B/C and D/E convertible preferred stock.

     The Company issued 521,400 shares of common stock in connection with the exercise of 521,400 options, and the Company received $521,400 in connection with the exercise at prices ranging from $.75 to $1.25 per share.

     As a result of these transactions, ImaginOn, Inc. had 16,000,602 shares of common stock outstanding at the date of the merger with IMON.

     Issuance of common stock subsequent to the January 20, 1999 merger:

                        IMAGINON, INC. AND SUBSIDIARIES
                     (A Company in the Development Stage)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   SIX MONTHS ENDED JUNE 30, 1999 AND 1998
                                  (UNAUDITED)



     In the period ended June 30, 1999 the Company issued 4,075,065 shares of common stock upon the exercise of 4,075,065 options at exercise prices from $.055 to $2.10 per share. The total net proceeds the Company received was $3,846,101.

     For the period ended June 30, 1999, the Company issued 123,200 shares of common stock as bonuses given to new employees. In connection with these issuances, the Company recognized $677,821 of expense.

                        IMAGINON, INC. AND SUBSIDIARIES
                     (A Company in the Development Stage)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   SIX MONTHS ENDED JUNE 30, 1999 AND 1998
                                  (UNAUDITED)


5.   Shareholders' equity (continued):

     Issuance of common stock subsequent to the January 20, 1999 merger
       (continued):

     In March 1999, the Company also issued 260,000 shares to the former shareholders of Network Specialists, Inc. in connection with the acquisition of Network Specialists, Inc.

     In March and April 1999, the Company also issued 88,540 shares of common stock in exchange for the exercise of 119,060 warrants. The warrant holders utilized a cashless exercise provision included in their agreement. In April 1999, the Company also issued 165,410 shares of common stock in exchange for 490 shares of its Series E convertible preferred stock.

     In June 1999, the Company repurchased 45,045 shares of previously issued common stock for $50,000.

     Series D/E preferred stock:

     In January 1999 prior to the merger, the Company, with the assistance of its financial consultant, completed private placements whereby the Company received net proceeds of $2,570,000 from accredited investors introduced to the Company by the consultant, for the purchase of 1,500 shares each of Series D and E convertible preferred stock par value $.01 ("Series D/E") at a price of $1,000 per share. The Series D/E stock is convertible at the option of the holder at any time after 90 days from the closing date into a number of shares of common stock equal to the lower of $1,000 divided by 75% of the average closing bid price of the common stock for the five trading days immediately prior to the conversion date, or 120% of the market price on the day of closing. In connection with the placement of the Series D/E, the Company issued warrants to purchase 300,000 shares of common stock to financial advisors that assisted with placements. The warrants are exercisable at $7.28063 per share (120% of the market price as defined in the agreement, of the common stock at the date of issuance). All warrants expire in January 2004.

                        IMAGINON, INC. AND SUBSIDIARIES
                     (A Company in the Development Stage)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   SIX MONTHS ENDED JUNE 30, 1999 AND 1998
                                  (UNAUDITED)


5.   Shareholders' equity (continued):

     Series D/E preferred stock (continued):

     The conversion feature was "in the money" at the date of issue (a
       "beneficial conversion feature"). The Company allocated $1,000,000 of the proceeds, equal to the intrinsic value of the beneficial conversion feature to capital in excess of par. At June 30, 1999, the entire amount has been amortized to preferred stock for the period beginning from the date of issuance.

     In April 1999, 490 shares of Series E preferred stock were converted into 165,410 shares of common stock. The remaining 250 shares of Series D/E were redeemed in May 1999 at 120% of face value plus unpaid dividends for a total redemption of approximately $3,042,000.

     Series F convertible preferred stock:

     In May 1999 the Company issued 4,000 shares of 12% Series F convertible preferred stock for $3,650,000 (net of offering costs) at a price of $1,000 per share. The Series F is convertible at the option of the holder at any time after 180 days from the closing date into a number of shares of common stock equal to the lower of 125% of the five day average closing bid price of the Company's common stock immediately preceding the closing date, or 94% of the low five-day average closing bid price of the Company's common stock for the 22 consecutive trading days prior to the trading day on which the notice of conversion is sent by the preferred shareholders. Additionally 122,553 warrants were issued to purchase common stock with an exercise price of the warrants equal to the lesser of 110% of the closing bid price of the common stock on the closing date, or 100% of the closing bid price of the common stock on the date the convertible preferred shares are redeemed, or 100% of the closing bid price of the common stock on the first trading day after the Company has filed a registration statement covering the shares of common stock underlying the warrants.

     The conversion feature was "in the money" at the date of issue (a
       "beneficial conversion feature"). The Company allocated $255,319 of the proceeds, equal to the intrinsic value of the beneficial conversion feature to capital in excess of par. At June 30, 1999, $82,270 has been amortized to preferred stock for the period beginning from the date of issuance.

6.   Subsequent event:

     Effective July 1, 1999, the Company, through ImaginOn Digital Productions,
       Inc., ("IDP") a newly formed, wholly-owned subsidiary of the Company, completed a merger with Imagine Digital Productions I, Inc. ("Imagine"), a Colorado corporation, which will be accounted for as a purchase. Imagine is a multimedia production studio and publishing company located in Aspen, Colorado. Imagine's primary business is the development of proprietary CD-ROM products and Internet multimedia Web sites on a contract basis for resort area advertisers.

     In the merger, holders of Imagine's common stock received $325,000 and 400,000 shares of the Company's common stock. Holder's of Imagine's common stock may receive up to 105,000 additional shares, the issuance of which is dependent upon Imagine meeting certain financial performance objectives. The merger consideration was determined as a result of arms' length negotiation between the Company and Imagine. Through June 30, 1999, the Company incurred approximately $125,000 of deferred merger costs, recorded as other assets.

                                IMAGINON, INC.

                               October___, 1999

                     ____________________________________

                                  PROSPECTUS
                     ____________________________________

--------------------------------------------------------------------------------
     No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this prospectus. Any information or representations not contained in this prospectus, if given or made, must not be relied upon as having been authorized by the company. This prospectus does not constitute an offer or solicitation in respect to these securities in any jurisdiction in which an offer or solicitation would be unlawful. The delivery of this prospectus shall not under any circumstances, create any implication that there has been no change in the affairs of ImaginOn or that the information contained in this prospectus is correct as of any time subsequent to the date of this prospectus. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.

--------------------------------------------------------------------------------

               PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the issuance and distribution of the securities being offered. All expenses are estimated except the registration and NASD filing fees.

     Registration and filing fee     $ 1,945
     Printing                          1,000
     Accounting fees and expenses      5,000
     Legal fees and expenses          25,000
     Blue sky fees and expenses          500
     Transfer Agent                    1,000
     Other                               555
                                     -------

          Total                      $35,000
                                     =======

ITEM 14 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

INDEMNIFICATION PROVIDED UNDER IMAGINON'S CERTIFICATE OF INCORPORATION

     Section 145 of the Delaware General Corporation Law and Article Ninth of the Registrant's Certificate of Incorporation provides for, under certain circumstances, the indemnification of the Registrant's officers, directors, employees and agents against liabilities which they may incur in such capacities. A summarization of the circumstances in which such indemnifications provided for is contained herein, but that description is qualified in its entirety by reference to Article Ninth of the Registrant's Certificate of Incorporation and the relevant Section of the Delaware General Corporation Law.

     In general, the statute provides that any director, officer, employee or agent of a corporation may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in a proceeding (including any civil, criminal, administrative or investigative proceeding) to which the individual was a party by reason of such status. Such indemnity may be provided if the indemnified person's actions resulting in the liabilities: (i) were taken in good faith; (ii) were reasonably believed to have been in or not opposed to the Registrant's best interest; and
(iii) with respect to any criminal action, such person had no reasonable cause to believe the actions were unlawful. Unless ordered by a court, indemnification generally may be awarded only after a determination of independent members of the Board of Directors or committee thereof, by independent legal counsel or by vote of the stockholders that the applicable standard of conduct was met by the individual to be indemnified.

     The statutory provisions further provide that to the extent a director, officer, employee or agent is wholly successful on the merits or otherwise in defense of any proceeding to which he was a party, he is entitled to receive indemnification against expenses, including attorneys' fees, actually and reasonably incurred in connection with the proceeding.

     Indemnification in connection with a proceeding by or in the right of ImaginOn in which the director, officer, employee or agent is successful is permitted only with respect to expenses, including attorneys' fees actually and reasonably incurred in connection with the defense. In such actions, the person to be indemnified must have acted in good faith, in a manner believed to have been in ImaginOn's best interest and must not have been adjudged liable to ImaginOn unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper. Indemnification is otherwise prohibited in connection with a proceeding brought on behalf of the Registrant in which a director is adjudged liable to the Registrant, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

     Delaware law authorizes the Registrant to reimburse or pay reasonable expenses incurred by a director, officer, employee or agent in connection with a proceeding in advance of a final disposition of the matter. Such advances of expenses are permitted if the person furnishes to the Registrant a written agreement to repay such advances if it is determined that he is not entitled to be indemnified by ImaginOn.

     The statutory section cited above further specifies that any provisions for indemnification of or advances for expenses does not exclude other rights under the Registrant's Certificate of Incorporation, Bylaws, resolutions of its stockholders or disinterested directors, or otherwise. These indemnification provisions continue for a person who has ceased to be a director, officer, employee or agent of ImaginOn and inure to the benefit of the heirs, executors and administrators of such persons.

     The statutory provision cited above also grants the power to the Registrant to purchase and maintain insurance policies which protect any director, officer, employee or agent against any liability asserted against or incurred by him in such capacity arising out of his status as such. Such policies may provide for indemnification whether or not ImaginOn would otherwise have the power to provide for it. No such policies providing protection against liabilities imposed under the securities laws have been obtained by the Registrant.

     Article VIII of the Registrant's Bylaws provides that the Registrant shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into agreements with its directors indemnifying them to the fullest extent permitted by the Delaware General Corporation Law.

ITEM 15 RECENT SALES OF UNREGISTERED SECURITIES

     On April 13, 1997, the Registrant issued warrants to purchase up to 150,000 shares of its common stock as payment for consulting services. Of these warrants, 50,000 are exercisable at $1.00 per share and 100,000 are exercisable at $.87 per share. The Registrant relied on the exemptions from registration provided by Sections 4(2) and/or 4(6) of the Securities Act of 1933 (the "Securities Act") related to the issuance of these warrants.

     On April 13, 1997, the Registrant granted stock options to purchase up to 45,000 shares of its common stock as compensation to its non-employee directors. These options are exercisable at $1.00 per share. The Registrant relied on the exemption from registration provided by Section 4(6) of the Securities Act related to the issuance of these options.

     On April 13, 1997, the Registrant issued 776 shares of its common stock as payment for a debt owed in the amount of $995. Payment was made based on $1.25 per share, representing the closing price of the common stock on April 11, 1997 as reported on the Nasdaq SmallCap Market. The Registrant relied on the exemption from registration provided by Section 4(6) of the Securities Act related to the issuance of these shares.

     On April 23, 1997, the Registrant issued 75,000 shares of common stock, valued at $1.00 per share, to a consultant for services rendered prior to April 1, 1997. The Registrant relied on the exemptions from registration provided by Sections 4(2) and/or 4(6) of the Securities Act because the recipient of these shares was a sophisticated and/or accredited investor.

     On April 23, 1997, the Registrant granted options to purchase 100,000 shares of common stock under its 1994 Stock Option Plan as additional compensation to one officer and four other employees of the Registrant. The exercise price for these options is $1.00 per share, representing the closing price of the common stock as reported by the Nasdaq SmallCap Market on the date of grant. The Registrant relied on the exemptions from registration provided by Sections 4(2) and/or 4(6) of the Securities Act related to the grant of these stock options.

     On May 6, 1997, the Registrant issued 75,000 shares of common stock in exchange for outstanding options to purchase 300,000 shares of common stock initially issued to a consultant for services. The services were valued at $75,000, or $1.00 per share. The Registrant relied on the exemption from registration provided by Section 4(6) and 4(2) of the Securities Act because the recipients of these shares were sophisticated and/or accredited investors.

     On May 31, 1997, the Registrant issued 214,416 shares of its common stock, valued at $1.00 per share representing the average of the closing bid and asked prices of the Registrant's common stock as quoted by Nasdaq for the ten consecutive trading days immediately preceding the date of the agreement of the parties to the transactions. Of these shares 170,000 were issued in exchange for 141,667 shares of common stock of USA Skate Corporation (the Registrant's majority owned subsidiary). In March 1996, one of the Registrant's officers made a loan of $170,000 to the Registrant and, in June 1996, the Registrant transferred 141,667 shares of USA Skate Corporation owned by the Registrant to this officer in repayment thereof based on a valuation of $1.20 per USA Skate common share. In the May 1997 transaction, the officer returned the 141,667 shares of USA Skate Corporation to the Registrant in exchange for 170,000 shares of common stock of the Registrant. The other 44,416 shares of common stock of the Registrant were issued to one holder to repay a debt owed by the Registrant for services performed and acknowledged. The Registrant relied on the exemption from registration provided by Section 4(6) of the Securities Act because the recipients of the 342,645 shares were accredited investors.

     On June 30, 1997, the Registrant issued 271,264 shares of common stock to an entity in exchange for assumption of certain trade payables of the Registrant totaling $450,000. The Registrant relied on the exemptions from registration provided by Sections 4(2) and/or 4(6) of the Securities Act because the recipient of these shares was an accredited investor.

     On August 1, 1997, the Registrant issued 138,923 shares of its common stock in exchange for the extension of the maturity date to September 15, 1997 on notes of USA (the Registrant's majority owned subsidiary). The amount owed was based upon 10% of the outstanding principal and payment was made based on $1.8125 per share of common stock, representing the average closing bid price for the 10 days immediately preceding the date of issuance. The Registrant relied on the exemption from registration provided by Section 4(6) of the Securities Act related to the issuance of these shares.

     In August 1997, 30,000 warrants were exercised, purchasing 30,000 shares of common stock.

     On September 11, 1997, the Registrant issued 258,857 shares of its common stock as payment for fees and forgiveness of debt to two officers/shareholders of the Registrant. Payment was made based on $1.75 per share. The Registrant relied on the exemption from registration provided by Section 4(6) of the Securities Act related to the issuance of these shares.

     On September 12, 1997, the Registrant issued 68,160 shares of its common stock to a third party, valued at $1.5625 per share representing the closing price on the date the agreement was reached. These shares were issued in exchange for 88,750 shares of common stock of USA. The Registrant transferred the 88,750 shares of USA owned by the Registrant in payment of rent and other related expenses based on a valuation of $1.20 per USA common share. The individual returned the 88,750 shares of USA in exchange for 68,160 shares of common stock of the Registrant.

     On September 15, 1997, the Registrant issued 36,490 shares of its common stock in exchange for the extensions of the maturity date to October 15, 1997 on notes of USA. The amount owed was based upon 5% of the outstanding principal balance, and payment was based on $1.725 per share.

     On September 30, 1997, the Registrant issued 114,979 shares of common stock to an entity in exchange for assumption of certain trade payables of the Registrant totaling $214,463. The Registrant relied on the exemptions from registration provided by Section 4(2) and/or 4(6) of the Securities Act because the recipient of these shares was an accredited investor.

     On September 30, 1997, the Registrant issued 100,000 shares of common stock to a consultant for services rendered during the three month period ended September 30, 1997. Payment was made based on $1.92 per share, representing the average close price of the common stock at the end of each calendar month during the quarter ended September 30, 1997. The Registrant relied on the exemption from registration provided by Section 4(b) of the Securities Act related to the issuance of these shares.

     On September 30, 1997, the Registrant issued 90,500 shares of its common stock to an officer/shareholder in exchange for assumption of certain note payables of the Registrant assumed by the officer/shareholder. The Registrant relied on the exemption from registration provided by Section 4(b) of the Securities Act related to the issuance of these shares.

     On January 5, 1998, the Registrant issued 37,467 shares of its common stock in exchange for the extensions of the maturity date to February 5, 1998 on notes of Skate Corp. The amount was owed based upon 5% of the outstanding principal balance, and payment was based on $1.43 per share. The Registrant relied on the exemption from registration provided by Section 4(6) of the Securities Act related to the issuance of these shares.

     On January 12, 1998, the Registrant issued 50,000 shares of its common stock to a consultant for services rendered. Payment was made based on $1.375 per share representing the market price of the common stock. The Registrant relied on the exemption from registration provided by Section 4(6) of the Securities Act related to the issuance of these shares.

     On January 16, 1998, the Registrant issued 85,000 shares to an officer of the Registrant upon the exercise of a previously granted option under the Registrant's 1994 Stock Option Plan. The Registrant relied on the exemption from registration provided by Section 4(6) of the Securities Act related to the issuance of these shares.

     On January 8, 1998, the Registrant issued 18,500 Series A Convertible Preferred Stock to an officer of the Registrant for among other things, his agreement to exercise 85,000 options so as to infuse the Registrant with short-term working capital. The Registrant relied on the exemption from registration provided by Section 4(6) of the Securities Act related to the issuance of these shares.

     On February 5, 1998, the Registrant issued 35,125 shares of its common stock in exchange for the extensions of the maturity date to March 5, 1998 on notes of Skate Corp. The amount was owed based upon 5% of the outstanding principal balance and payment was made based on $1.52 per share. The Registrant relied on the exemption from registration provided by Section 4(6) of the Securities Act related to the issuance of these shares.

     On March 5, 1998, the Registrant issued 39,222 shares of its common stock in exchange for the extensions of the maturity date to April 5, 1998 on notes of Skate Corp. The amount owed was based upon 5% of the outstanding principal balance and payment was made based on $1.35 per share. The Registrant relied on the exemption from registration provided by Section 4(6) of the Securities Act related to the issuance of these shares.

     On March 26, 1998, the Registrant issued 15,000 shares to a director of the Registrant upon the exercise of a previously granted option under the Registrant's 1994 Stock Option Plan.

     On March 31, 1998, the Registrant issued 7,500 shares of its common stock to an employee of the Registrant upon the exercise of a previously granted option under the Registrant's 1994 Stock Option Plan.

     On June 30, 1998, the Registrant issued 3,000 shares of Series B 4% Convertible Preferred Stock. The Registrant relied on the exemption from registration provided by Section 4(2) of the Securities Act related to the issuance of these securities.

     On August 3, 1998, the Registrant issued 1,030 shares of Series C 4% Convertible Preferred Stock. The Registrant relied on the exemption from registration provided by Section 4(2) of the Securities Act related to the issuance of these shares.

     On October 1, 1998, the Registrant issued 20,000 shares of its common stock to two directors of the Registrant for services rendered.

     On October 5, 1998, the Registrant issued 43,191 shares of its common stock in exchange for the extensions of the maturity date to November 5, 1998 on notes of Skate Corp. The amount owed was calculated at 5% of the outstanding principal balance and payment was made based on $.70 per share. The Registrant relied on the exemption from registration provided by Section 4(6) of the Securities Act related to the issuance of these shares.

     On November 5, 1998, the Registrant issued 56,477 shares of its common stock in exchange for the extensions of the maturity date to December 5, 1998 on notes of Skate Corp. The amount owed was calculated as 5% of the outstanding principal balance and payment was made based on $.71 per share. The Registrant relied on the exemption from registration provided by Section 4(6) of the Securities Act related to the issuance of these shares.

     On November 23, 1998, the Registrant issued 525,073 shares of its common stock in exchange for the conversion of 245 shares of Series B Convertible Preferred Stock.

     On November 27, 1998, the Registrant issued 122,675 shares of its common stock in exchange for the conversion of 95 shares of Series B Convertible Preferred Stock.

     On December 2, 1998, the Registrant issued 100,000 shares of its common stock to a consultant upon the exercise of a previously granted option.

     On December 5, 1998, the Registrant issued 21,922 shares of its common stock in exchange for the extensions of the maturity date to January 5, 1999 on notes of Skate Corp. The amount owed was calculated at 5% of the outstanding principal balance and payment was made based on $1.73 per share. The Registrant relied on the exemption from registration provided by Section 4(6) of the Securities Act related to the issuance of these shares.

     From December 24 through December 31, 1998, the Registrant issued 131,686 shares of its common stock stock in exchange for the conversion of 110 shares of Series C Convertible Preferred Stock.

     On December 31, 1998, the Registrant issued 232,256 shares of its common stock in exchange for assumption of certain liabilities of the Registrant totaling $239,326, the Registrant relied on the exemptions from registration provided by Section 4(2) and/or 4(6) of the Securities Act.

     On January 15 1999, the Registrant issued 1,500 shares of Series D preferred stock whereby the Registrant received net proceeds of $1.5 million. The Registrant relied on the exemptions from registration provided by Section 4(2) of the Securities Act.

     On April 6, 1999, the Registrant issued 1,500 of Series E preferred stock whereby the Registrant received net proceeds of approximately $1.5 million. The Registrant relied on exemptions from registration provided by Section 4(2) of the Securities Act.

     In addition, the Registrant announced that the exercise period of its publicly traded common stock purchase warrants exercisable at $1.50 per share has been extended from December 31, 1998 through June 30, 1999.

     On May 4, 1999 the Registrant issued 4,000 shares of Series F Preferred Stock to redeem the Series D & E Preferred Stock. The Registrant received approximately $4 million net proceeds. The Registrant relied on the exemptions from registration provided by Section 4(2)of the Securities Act.

ITEM 16 EXHIBITS

          The following is a complete list of exhibits filed as part of this registration statement:

     No.        Description

     3(i).1    Certificate of Incorporation of the Registrant. (PREVIOUSLY
               FILED)
     3(i).2    Certificate of Designations for Series F 12% Convertible
               Preferred Stock.
     3(i).3    Amendment to Certificate of Incorporation dated July 22, 1998.
               (PREVIOUSLY FILED)
     3(i).4    Amendment to Certificate of Incorporation dated December 17,
               1998. (PREVIOUSLY FILED)
     3(ii).1   Bylaws as currently in effect (PREVIOUSLY FILED)
     4.1       Specimen of common stock certificate (PREVIOUSLY FILED)
     4.2       Series F Preferred Stock Purchase Agreement dated May 4, 1999
     4.3       Series F Preferred Stock Registration Rights Agreement dated May
               4, 1999
     4.4       Common stock Warrant Numbered F-1
     5.1       Opinion of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC.
     10.1      1997 Stock Option Plan
     10.2      Agreement and Plan of Merger, dated January 30, 1998 (PREVIOUSLY
               FILED AS EXHIBIT 3 OF IMAGINON'S PROXY STATEMENT FILED NOVEMBER
               13, 1998.)
     10.3      Merger Agreement and Plan of Reorganization, dated February 9,
               1999 by and among Network Specialists, Inc., iNOW and ImaginOn,
               Inc. (PREVIOUSLY FILED AS EXHIBIT 2.1 TO IMAGINON'S FORM 8-K,
               FILED MARCH 1999)
     10.4      First Amendment to Merger Agreement and Plan of Reorganization
               dated as of March 8, 1999. (PREVIOUSLY FILED AS EXHIBIT 2.2 TO
               THE MARCH 1999 FORM 8-K.)
     10.5      Side Agreement to Merger Agreement and Plan of Reorganization
               dated March 8, 1999. (PREVIOUSLY FILED AS EXHIBIT 2.3 TO THE
               MARCH 1999 FORM 8- K.)
     21.1      Subsidiaries of Registrant
     23.1      Consent of Independent Certified Public Accountants
     23.2      Consent of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC
               (See Exhibit 5.1)
     27.1      Financial Data Schedule
     _________________

ITEM 17 - UNDERTAKINGS

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (f the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on October 8, 1999.

                                      IMAGINON, INC.


                                      By: /s/ David M. Schwartz
                                         ---------------------------------------
                                          David M. Schwartz,
                                          Chairman, Chief Executive Officer
                                          and President

     KNOWN ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Schwartz, his attorney-in-fact in any and all capacities, to sign any amendments to this registration statement and any related registration statement filed pursuant to 462(b) and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURES                    TITLE                    DATE
          ----------                    -----                    ----

                                Chief Executive Officer,
                                Chief Financial Officer,    October 8 , 1999
     /s/ David M. Schwartz                                         ---
     ----------------------
     David M. Schwartz        Chief Accounting Officer and
                                        Director


     /s/ Leonard W. Kain                Director            October 8 , 1999
     ----------------------                                        ---
     Leonard W. Kain

     /s/ Dennis Allison                 Director            October 8 , 1999
     ----------------------                                        ---
     Dennis Allison

     /s/ Jim Polizotto                  Director            October 8 , 1999
     ----------------------                                        ---
     Jim Polizotto

     /s/ Mary E. Finn                   Director            October 8 , 1999
     ----------------------                                        ---
     Mary E. Finn